         As filed with the Securities and Exchange Commission on January 9, 2002
                                                 Registration No.  333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                  G REIT, INC.
        (Exact name of registrant as specified in governing instruments)
                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)

                               Anthony W. Thompson
                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                                 (877) 888-7348
                     (Name and address of agent for service)

                                -----------------

                                 With a Copy to:
                            Louis J. Rogers, Esquire
                               Hirschler Fleischer
                        The Federal Reserve Bank Building
                         701 E. Byrd Street, 15th Floor
                            Richmond, Virginia 23219
                                 (804) 771-9567

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                 Proposed maximum       Proposed maximum
          Title of securities               Amount being           offering price       aggregate offering        Amount of
           being registered                registered (1)          per share (2)             price (2)         registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    10,000,000 shares            $10.00             $100,000,000.00         $23,900.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    1,000,000 shares             $9.05               $9,050,000.00          $2,162.95
==================================================================================================================================

(1) Includes 10,000,000 shares offered to the public, 500,000 shares offered to shareholders pursuant to a dividend reinvestment plan, 100,000 shares issuable pursuant to our independent director stock option plan and 400,000 shares issuable pursuant to our officer and employee stock option plan, all of which are being offered pursuant to the prospectus contained in this registration statement.
(2)  Estimated solely for the purpose of determining the registration fee.

--------------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, Dated January 9, 2002
                       INITIAL PUBLIC OFFERING PROSPECTUS

                                                                          [LOGO]

                                  G REIT, INC.
                                  Common Stock
                                 100,000 Shares
                        (minimum amount to break escrow)

     We are offering shares of common stock for $10.00 per share. We have not yet qualified as a REIT for federal income tax purposes but intend to do so for our first full taxable year.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the "Risk Factors" section beginning on page 5 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

     . there will be no market for our common stock and you may not be able to resell your common stock at the offering price;

     . we are totally reliant on our advisor, which is an affiliate of several of our officers and directors, to manage our business and assets;

     . our officers and directors will be subject to substantial conflicts of interest;

     . we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders; and

     . if we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment will fluctuate with the performance of specific properties.

 This Offering                                  Per Share   Total Minimum    Total Maximum
 -------------                                  ---------   -------------    -------------
 Public Price ................................   $10.00       $1,000,000     $ 100,000,000
 Selling Commissions .........................   $  .80       $   80,000     $   8,000,000
 Marketing and
 Due Diligence Expenses ......................   $  .15       $   15,000     $   1,500,000
                                                 ------       ----------     -------------
 Proceeds to G REIT, Inc. ....................   $ 9.05       $  905,000     $  90,500,000

     After payment of offering and acquisition expenses, we estimate that 87.5% of the offering proceeds will be available for investments.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representation to the contrary and prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

     The securities dealers in this offering must sell the minimum number of securities offered, 100,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, 10,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase.

     . We will sell shares until the earlier of ________ __, ____, or the date on which the maximum offering has been sold.

     . Your investment will be placed in an interest-bearing escrow account with Comerica Bank, as escrow agent, until we have received and accepted subscriptions for at least 100,000 shares.

     . If you are a resident of Pennsylvania, your investment will be placed in a separate interest-bearing escrow account with Comerica Bank or another escrow agent, until we have received and accepted subscriptions for at least 1,000,000 shares from non-Pennsylvania residents.

     . If we do not sell 100,000 shares before ________ __, ____, this offering will be terminated and we will promptly refund your investment with interest and without deduction for escrow expenses.

                The Date of this Prospectus is January ___, 2002

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
PROSPECTUS SUMMARY .........................................................................    1

  About Our Company ........................................................................    1
  About Our Business .......................................................................    1
  Our Advisor and the Dealer Manager .......................................................    1
  Summary Risk Factors .....................................................................    1
  This Offering ............................................................................    2
  Use of Proceeds ..........................................................................    3
  Distributions ............................................................................    3
  Summary Financial Information ............................................................    3
  Compensation to Our Advisor and the Dealer Manager .......................................    3

RISK FACTORS ...............................................................................    5

  No Properties Owned; No Properties Identified For Investment .............................    5
  No Market for Our Common Stock ...........................................................    6
  Total Reliance on Our Advisor ............................................................    6
  Conflicts of Interest ....................................................................    6
  Lack of Investment Diversification .......................................................    7
  Acquisition Risks ........................................................................    8
  Joint Venture Arrangements ...............................................................    8
  Insufficient Reserves ....................................................................    9
  Borrowings May Increase Our Business Risks ...............................................    9
  Our Ability to Change Policies Without a Shareholder Vote; No Limitation on Debt .........   10
  Limited Experience in Managing a REIT ....................................................   10
  Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares ..........   10
  Potential Anti-Takeover Effects ..........................................................   11
  Dilution .................................................................................   11
  Negative Characteristics of Certain Government Leases ....................................   12
  Negative Characteristics of Certain "Gross" Leases .......................................   12
  Seller Financing by Our Company May Delay Liquidation or Reinvestment ....................   12
  Negative Characteristics of Real Estate Investments ......................................   12
  Federal Income Tax Requirements ..........................................................   14
  Effects of ERISA Regulations .............................................................   15

INVESTOR SUITABILITY STANDARDS .............................................................   15

  Ensuring Our Suitability Standards Are Adhered To ........................................   16

ESTIMATED USE OF PROCEEDS OF THIS OFFERING .................................................   17

OUR COMPANY ................................................................................   17

INVESTMENT OBJECTIVES AND POLICIES .........................................................   18

  General ..................................................................................   18
  Investing in Government Oriented Property ................................................   18
  Types of Investments .....................................................................   19
  Our Acquisition Standards ................................................................   20
  Property Acquisition .....................................................................   21
  Joint Ventures ...........................................................................   21
  Description of Our Leases ................................................................   22
  Our Operating Partnership ................................................................   22
  Our Policies With Respect to Borrowing ...................................................   22
  Sale or Disposition of Properties ........................................................   23

REPURCHASE PLAN ............................................................................   24

  Our Long Term Investment Objective .......................................................   25

  Changes in Our Investment Objectives .....................................................   25
  Investment Limitations ...................................................................   25
  Making Loans and Investments in Mortgages ................................................   25
  Investment in Securities .................................................................   26
  Appraisals ...............................................................................   26
  Other Policies ...........................................................................   26
  Distribution Policy ......................................................................   27

MANAGEMENT OF OUR COMPANY ..................................................................   27

  General ..................................................................................   27
  The Directors and Executive Officers .....................................................   28
  Committees of Our Board of Directors .....................................................   29
  Officer and Director Compensation ........................................................   30
  Independent Director Stock Option Plan ...................................................   30
  Officer and Employee Stock Option Plan ...................................................   31
  Characteristics of Both Stock Option Plans ...............................................   31

OUR ADVISOR ................................................................................   32

  Management ...............................................................................   32
  The Advisory Agreement ...................................................................   35

COMPENSATION TABLE .........................................................................   36

OFFERING STAGE .............................................................................   38

ACQUISITION STAGE ..........................................................................   39

OPERATING STAGE ............................................................................   40

LIQUIDATION STAGE ..........................................................................   40

SUBORDINATED PAYMENTS ......................................................................   41

  Additional Payments for Additional Services...............................................   41
  Limitations on Reimbursements ............................................................   42
  Limitation on Acquisition-Related Compensation ...........................................   42
  Limitation on Operating Expenses .........................................................   42
  Additional Important Information on Compensation to Our Affiliates .......................   43

PRIOR PERFORMANCE SUMMARY ..................................................................   43

  Public Programs ..........................................................................   43
  T REIT, Inc. .............................................................................   43
  Private Programs .........................................................................   44
  Western Real Estate Investment Trust, Inc. ...............................................   45
  Other Private Placements .................................................................   45

CONFLICTS OF INTEREST ......................................................................   49

  Competition for the Time and Service of Our Advisor and Affiliates .......................   49
  Process for Resolution of Conflicting Opportunities ......................................   49
  Acquisitions From Our Advisor and Its Affiliates .........................................   50
  We May Purchase Properties From Persons With Whom Affiliates of Our Advisor
   Have Prior Business Relationships .......................................................   50
  Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company
   Acquires Properties with Our Advisor or Affiliates ......................................   50
  Property Management Services will be Rendered by Our Advisor .............................   50
  Receipt of Commissions, Fees and Other Compensation by Our Advisor .......................   50
  Non-Arm's-Length Agreements; Conflicts; Competition ......................................   50
  Legal Counsel for Our Company and Our Advisor is the Same Law Firm .......................   51
  NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares ...........   51

SUMMARY OF DIVIDEND REINVESTMENT PLAN ......................................................   51

  General ..................................................................................   51
  Investment of Dividends ..................................................................   51
  Participant Accounts, Fee, and Allocation of Shares ......................................   52
  Reports to Participants ..................................................................   52
  Election to Participate or Terminate Participation .......................................   52

  Federal Income Tax Considerations ........................................................   53
  Amendments and Termination ...............................................................   53

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......   54

PRINCIPAL SHAREHOLDERS .....................................................................   54

DESCRIPTION OF CAPITAL STOCK ...............................................................   54

  General ..................................................................................   54
  Common Stock .............................................................................   54
  Shareholder Voting .......................................................................   55
  Preferred Stock ..........................................................................   55
  Issuance of Additional Securities and Debt Instruments ...................................   56
  Restrictions on Ownership and Transfer ...................................................   56

IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS.   58

  Our Articles of Incorporation and Bylaws .................................................   58
  Shareholders' Meetings ...................................................................   58
  Our Board of Directors ...................................................................   58
  Limitation of Liability and Indemnification ..............................................   58
  Defenses Available .......................................................................   60
  Inspection of Books and Records ..........................................................   60
  Restrictions on Roll-Up Transactions .....................................................   60
  Anti-Takeover Provisions of the Virginia Stock Corporation Act ...........................   61
  Dissolution or Termination of Our Company ................................................   62
  Transactions with Affiliates .............................................................   62

SHARES AVAILABLE FOR FUTURE SALE ...........................................................   62

AGREEMENT OF LIMITED PARTNERSHIP ...........................................................   62

  Management ...............................................................................   62
  Transferability of Interests .............................................................   63
  Capital Contribution .....................................................................   63
  Redemption Rights ........................................................................   63
  Incentive Units ..........................................................................   64
  Operations ...............................................................................   64
  Distributions ............................................................................   65
  Allocations ..............................................................................   65
  Term .....................................................................................   67
  Tax Matters ..............................................................................   67

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT ....................................   67

  Taxation of Our Company ..................................................................   67
  Requirements for Qualification ...........................................................   68
  Income Tests .............................................................................   69
  Rents and Interest .......................................................................   69
  Hedging Transactions .....................................................................   70
  Failure to Satisfy Income Tests ..........................................................   71
  Prohibited Transaction Rules .............................................................   71
  Asset Tests ..............................................................................   71
  Distribution Requirements ................................................................   72
  Record Keeping Requirements ..............................................................   72
  Failure to Qualify .......................................................................   72
  Taxation of Taxable U.S. Shareholders ....................................................   73
  Taxation of U.S. Shareholders on the Disposition of the Common Stock .....................   73
  Capital Gains and Losses .................................................................   74
  Information Reporting Requirements and Backup Withholding ................................   74
  Taxation of Tax-Exempt Shareholders ......................................................   74
  Taxation of Non-U.S. Shareholders ........................................................   75
  Other Tax Consequences ...................................................................   76

ERISA CONSIDERATIONS .......................................................................   76

PLAN OF DISTRIBUTION .......................................................................   77

EXPERTS ....................................................................................   80

REPORTS TO SHAREHOLDERS ....................................................................   81

LEGAL MATTERS ..............................................................................   81

LEGAL PROCEEDINGS ..........................................................................   81

ADDITIONAL INFORMATION .....................................................................   81

FINANCIAL STATEMENT ........................................................................  F-1

EXHIBIT A       Prior Performance Tables
EXHIBIT B       Subscription Agreement
EXHIBIT C       Dividend Reinvestment Plan
EXHIBIT D       Repurchase Plan

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the "Risk Factors" section beginning on page 5.

About Our Company

     We are a recently formed Virginia corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year.

     We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own substantially all of the properties that we acquire. Our operating partnership will be G REIT, L.P., a recently formed Virginia limited partnership, and we will be its sole general partner. Initially, we will own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. References in this prospectus to "us," "we" or "our company" mean G REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

     Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

About Our Business

     As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We generally intend to acquire existing office, industrial, and service properties, a number of which will have a government orientation as a result of substantial space being leased to government tenants. For this purpose, government tenants include the United States federal government and governmental authorities, state, local and other governments and governmental authorities, quasi-governmental authorities, government contractors and service providers, parties who provide services to the public or others in connection with government programs, government licensees, and certain tax-exempt organizations.

     Under net leases, our tenants generally will be responsible for paying operating expenses, real estate taxes, special assessments, sales and use taxes, utilities, insurance and repairs and maintenance related to the properties. Under our gross leases, we will pay some or all of such operating expenses.

     We initially intend to acquire a number of our properties in California, Colorado, the District of Columbia, Florida, Illinois, Maryland, Nevada, Texas, Virginia and Washington, which we refer to as the focus states. Some of our properties will be located in state capitals. We intend that a majority of our properties will be at least 75% leased on the acquisition date.

Our Advisor and the Dealer Manager

     Triple Net Properties, LLC is our advisor and will generally manage our business and assets. The advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of the advisor and own interests in our advisor. Our advisor and its affiliated real estate brokerage and management company were formed in 1998 to serve as an asset and property manager for syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and similar real estate entities. As of September 30, 2001 in addition to our company, our advisor advised 29 other entities, including T REIT, Inc., that invest in various types of real estate with respect to the acquisition, management and disposition of their properties. These entities may compete with us for acquisition opportunities. Our advisor's principal offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

     An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. The President of our company and our advisor, Anthony W. Thompson, currently owns 100% of the outstanding capital stock of the dealer manager.

Summary Risk Factors

     An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under "Risk Factors" beginning on page 5 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

     . There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

     . As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a shareholder.

     . To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

     . We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

     . Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm's-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

     . Our affiliated advisor also serves as an advisor to T REIT, Inc., which is engaged in businesses substantially similar to ours. Our affiliated advisor does and will serve in similar capacities for a number of entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

     . Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

     . Our board of directors' ability to issue and set the terms of up to 10 million shares of preferred stock, without your approval, may deter or prevent a sale of our company in which you could profit.

     If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced. See "Risk Factors."

This Offering

     We are offering for sale to the residents of the states listed in this prospectus a maximum of 10 million shares and a minimum of 100,000 shares of our common stock. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a "best efforts" basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 100,000 shares, we will return your investment to you plus interest, without deducting for escrow expenses.

     In addition, we expect to issue:

     . up to 500,000 shares to shareholders who elect to participate in our dividend reinvestment plan; and

     . up to 500,000 shares to our officers, employees and directors under our two stock option plans.

Use of Proceeds

     We will contribute the net proceeds of the sale of any common stock under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, which is described under "Agreement of Limited Partnership--Incentive Units." Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

Distributions

     As a REIT, we must distribute at least 90% of our annual taxable income to our shareholders. Because we have not identified any properties which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have acquired sufficient properties, and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. The continuation of distributions and the amount of the distributions depend upon a variety of factors, including:

     .    our cash available for distribution;

     .    our overall financial condition;

     .    our capital requirements;

     . the annual distribution requirements applicable to REITs under the federal income tax laws; and

     .    such other considerations as our board of directors may deem relevant.

     Our company provides the following programs to facilitate investment in our shares and to provide limited liquidity for shareholders:

     .    the Dividend Reinvestment Plan; and

     .    the Repurchase Plan.

Summary Financial Information

     We are newly formed and do not have a history of operations.

Compensation to Our Advisor and the Dealer Manager

     We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

     In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

                                                                                           Amount if            Amount if
              Description of Fee                        Calculation of Fee                Minimum Sold         Maximum Sold
              ------------------                        ------------------                ------------         ------------
 .    Selling Commission                      8% of gross offering proceeds                  $80,000             $8,000,000

 .    Marketing Support and Due Diligence     1.5% of gross offering proceeds                $15,000             $1,500,000
     Expense Reimbursement

     In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

                                                                                           Amount if            Amount if
              Description of Fee                        Calculation of Fee                Minimum Sold         Maximum Sold
              ------------------                        ------------------                ------------         ------------
 .    Reimbursement of acquisition expenses   Not to exceed 0.5% of gross offering            $5,000               $500,000
                                             proceeds

 .    Real estate commission                  An affiliate of our advisor will serve as
                                             our broker in property acquisitions and
                                             may receive a real estate commission from
                                             the seller of a property or our company
                                             equal to up to 3% of the purchase price of
                                             the property. The reimbursement of
                                             acquisition expenses and real estate
                                             commissions for one property cannot exceed
                                             6% of the purchase price for that property.

 .    Return on incentive units of limited    Equal to 15% of the cash flow of our
     partnership interest in our operating   operating partnership after we have
     partnership                             received, and paid to our shareholders, the
                                             sum of:

                                             .    an 8% annual cumulative non-compounded
                                                  return on the capital we invested in
                                                  the operating partnership; and

                                             .    any shortfall in the recovery of the
                                                  capital we invested in the operating
                                                  partnership allocable to sold
                                                  properties.

 .    Property management fee                 5% of gross income generated by our
                                             properties, some of which may be re-allowed
                                             to a third party property manager

     Upon the disposition of any property, we will pay our advisor the following fees.

                       Description of Fee                                                Calculation of Fee
                       ------------------                                                ------------------
 .    Property disposition fee                                 Equal to the lesser of 3% of sale price or 50% of sales commission that would have been paid to third party sales broker

 .    Incentive distribution on the advisor's incentive        Equal to 15% of the net proceeds of the sale of the property
     limited partnership interest                             after we have received, and paid to our shareholders, the sum  of:

                                                              .    the amount of capital we invested in our operating partnership allocable to such property;

                                                              .    any shortfall in the recovery of our invested capital with respect to prior sales of properties; and

                                                              .    any shortfall in our 8% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

All of this compensation is more fully described under "Compensation Table."

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.

No Properties Owned; No Properties Identified For Investment

We currently do not own any properties and must acquire properties before we can generate income or pay distributions to you as a shareholder.

     As of the date of this prospectus, we do not own any properties. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including delay in the payment of any distributions to you as a shareholder.

     Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

     . the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

     .    the risk that we may have overpaid for properties; and

     . the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

     See "--Acquisition Risks."

No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.

     There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Total Reliance on Our Advisor

Our inability to find management to replace our advisor or a delay in finding such management would adversely impact our ability to operate the properties and, ultimately, our revenue.

     We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our shareholders.

     Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party, in which case no termination or other fee will be payable to our advisor. However, if the advisory agreement is terminated as a result of the advisor's merger into our company in connection with the listing of our shares on a national securities market or exchange, we will redeem the advisor's incentive units in our operating partnership for cash or, if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

If our advisor cannot retain the services of its current key employees, their replacements may not manage our company as effectively as we anticipate the current key employees will.

     We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor's key employees are Mr. Thompson, Mr. Daniel, Mr. Maurer, Ms. Voorhies, Mr. Hutton and Mr. Burnett. The loss of any of these individuals and our inability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties. See "Management of Our Company," and "Our Advisor--Management."

Conflicts of Interest

     Throughout this section and other sections of this prospectus, references to affiliates of a person generally mean:

     . any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

     . any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

     . any person directly or indirectly controlling, controlled by or under common control with such other person;

     . any executive officer, director, trustee or general partner of such other person; and

     . any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a shareholder.

     Many of our officers and directors and our advisor's officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

     Our advisor also advises T REIT, Inc. and other entities that may compete with our company or otherwise have similar business interests. Some of our officers are also officers of our advisor and T REIT, Inc. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and T REIT, Inc. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or T REIT, Inc. Mr. Thompson currently owns 100% of our dealer manager, and Mr. Thompson, Mr. Maurer, Ms. Voorhies, Mr. Hutton and Mr. Burnett collectively own approximately 37.6% of our advisor.

     As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, several of our officers and directors will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

     . limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to T REIT, Inc. and other real estate entities, and

     . impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including T REIT, Inc.

See "Conflicts of Interest-Competition for Time and Service of Our Advisor and Affiliates."

     If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

The absence of arm's-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

     Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm's-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm's-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements. See "Conflicts of Interest--Non-Arm's Length Agreements; Conflicts; Competition" and "Our Advisor--The Advisory Agreement."

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

     Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review. The dealer manager's due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. See "Conflicts of Interest--NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares."

Lack of Investment Diversification

The effect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

     A lack of diversity in the properties in which we invest could increase your risk in investing in our company. To the extent that less than the maximum amount of this offering is sold, and until the maximum amount of this offering is sold, we will not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a shareholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a shareholder.

Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the amount of dividends we pay to our shareholders and the value of your investment in our company generally.

     We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our dividend reinvestment plan or, if we do, that such proceeds will be available to acquire properties.

Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

     We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder. Competing for the acquisition of properties with others with superior financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

Competition with entities who have greater financial resources.

     We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours has increased and may increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our shareholders' best interests.

         The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor's affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company.

Investing in properties through joint ventures subjects that investment to increased risk.

     Such joint venture investments may involve risks not otherwise present, including, for example:

     . the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

     . the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

     Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property. See "Conflicts of Interest--Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates," and "Investment Objectives and Policies--Joint Ventures."

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

     We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

As we incur indebtedness, the risk associated with your investment in our company will increase.

     The risk associated with your investment in our company depends on, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income to our shareholders in each taxable year. Borrowing increases our business risks.

     Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval. See "Investment Objectives and Policies--Our Policies With Respect to Borrowing," and "Distribution Policy."

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

     Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our shareholders.

     Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our use of hedging instruments to reduce the risks of increasing interest rates may cause us to incur costs if such hedges do not function as intended.

     We may employ a hedging strategy to attempt to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge our assets and liabilities carries risks, including the risk that losses on a hedge position will reduce our cash available for distribution to you as a shareholder and that such losses may exceed the amount invested in such instruments. There is no perfect hedge and a hedge may not perform its intended purpose of offsetting losses. Moreover, with respect to the instruments we intend to use as hedges for our assets and liabilities, we will be exposed to the risk that the counterparties to the hedge investments may cease making markets and quoting prices in such hedge instruments, which may render us unable to enter into an offsetting transaction with respect to an open position.

Our Ability to Change Policies Without a Shareholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or removed by our board of directors at any time without a vote of the shareholders.

     Most of our major policies, including policies intended to protect you as a shareholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a shareholder. See "Investment Objectives and Policies--Description of Our Leases," "-- Our Policies With Respect to Borrowing," "-- Changes in Our Investment Objectives," and "--Investment Limitations."

Limited Experience in Managing a REIT

Your investment in our company may not perform as well as an investment in a company with a management team that has more experience in managing a REIT.

     Our officers and directors, and the officers and directors of our advisor, have limited experience in managing the affairs of a REIT, which include complicated operations and tax issues. Your investment in our company may not perform as well as an investment in similar companies with management teams that have greater experience in operating REITs. See "Management of Our Company," and "Our Advisor."

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

     Our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 10% or more of one of our tenants, or (4) before our common stock qualifies as a class of "publicly-offered securities," 25% or more of the common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

     .    will consider the transfer to be null and void;

     .    will not reflect the transaction on our books;

     .    may institute legal action to enjoin the transaction;

     . will not pay dividends or other distributions to you with respect to those excess shares;

     .    will not recognize your voting rights for those excess shares; and

     . will consider the excess shares held in trust for the benefit of a charitable beneficiary.

     You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the "market price" of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

     If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

     .    you may lose your power to dispose of the stock;

     . you may not recognize profit from the sale of such stock if the "market price" of the stock increases; and

     . you may incur a loss from the sale of such stock if the "market price" decreases.

     See "Description of Capital Stock -- Restrictions on Ownership and
Transfer."

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

     The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."

Our ability to issue preferred stock also may deter or prevent a sale of our company in which you could profit.

     Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. See "Description of Capital Stock -- Issuance of Additional Securities and Debt Instruments."

Virginia anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

     Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders' best interests. See "Important Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws."

Dilution

Your investment in our company will be diluted immediately by $0.95 per share.

     The offering price is $10.00 per share. After the payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price not including other organizational and offering expenses. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

     Several potential events could cause the fair market and book value of your investment in our company to decline.

     Your investment in our company could be diluted by a number of factors, including:

     . future offerings of our securities, including issuances under our dividend reinvestment plan and up to 10 million shares of any preferred stock that our board may authorize;

     . private issuances of our securities to other investors, including institutional investors;

     . issuances of our securities upon the exercise of options issued by our company, including the officer, employee and director stock options; or

     . redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Negative Characteristics of Certain Governmental Leases

Our governmental tenants may have the right to terminate their leases under certain circumstances.

     Leases with certain governmental authorities may contain a so-called "appropriations clause," which means that under certain circumstances the governmental tenant may have the right to terminate their lease if funds were not appropriated by the governmental authority. In addition, certain other governmental tenants, for example, government contractors, may have the right to terminate their lease if material contracts are terminated or not renewed. Therefore, the following events could adversely affect our revenues and ability to make distributions to our shareholders:

     . if certain of our tenants do not obtain appropriations or have material contracts terminated or not renewed, the tenant may have the right to terminate their lease, resulting in the loss of rental income and an increase in our operating expenses no longer paid for by the tenant; and

     . the presence of such appropriations or material contract provisions in leases may make it more difficult to obtain satisfactory financing.

If any of these events were to occur, our revenues, and our ability to make expected distributions to you, could be materially and adversely affected.

     In addition, a number of our leases, particularly leases with government tenants, may have strict default provisions permitting the tenants to terminate upon certain defaults by our company. In some cases, our government tenants may have the right to terminate our leases without giving us written notice of defaults and an opportunity to cure.

Negative Characteristics of Certain "Gross" Leases

     Leases with certain governmental authorities (and others) are likely to be made on a "gross" basis. This means that our company will be required to pay some or all of the operating costs associated with the property. Typically, such costs are built into the amount of the rent on "gross" leases. However, if the future amount of such costs, for example, utilities and insurance, increase, our company may not have sufficient funds from the rent with which to pay these costs. In fact, the cost of utilities and insurance has been increasing rapidly recently in many of the focus states and may be greater in certain cases than was projected when the rent for certain leases was originally negotiated. If operating expenses were to increase in excess of the amount provided in the leases, our revenues, and our ability to make expected distributions to you, could be materially and adversely affected. This may adversely impact our company's ability to profit from certain of the properties.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

     If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time. See "Investment Objectives and Policies--Sale or Disposition of Properties."

Negative Characteristics of Real Estate Investments

We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our shareholders.

     Our investments in office, industrial, and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants' ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

     .    changes in national, regional or local economic conditions;

     .    changes in local market conditions; and

     . changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

     Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant's guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor's ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our shareholders.

     If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our shareholders will be substantially reduced.

     Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our shareholders.

     We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

     .    make it more difficult for us to find tenants to lease our space;

     .    force us to lower our rental prices in order to lease space; and

     . substantially reduce our revenues and cash available for distribution to our shareholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

     Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

     We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

     We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

     We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Our Leases."

The recharacterization of any sale and leaseback transactions could cause us to lose properties without full compensation.

     If a seller/lessee in a sale and leaseback transaction in which we are the buyer/lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Softness in the regional and national economies.

     Softness in the regional and national economies could materially and adversely impact the non-governmental tenants in our properties and their business operations. If a substantial number of our tenants were unable to pay the rent, our revenue, and our ability to make expected distributions to you, could be materially and adversely affected.

Economic impact of September 11, 2001 terrorist attacks.

     The terrorist attacks committed in the United States on September 11, 2001 may have an adverse affect on both the regional and national economies and may adversely impact our non-governmental tenants in our properties.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

     Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Federal Income Tax Requirements

Generally

     There are various federal income tax risks associated with an investment in our company. The provisions of the federal income tax laws relevant to an investment in our company are described generally in the section of this prospectus entitled "Federal Income Tax Consequences of Our Status as a REIT." You are strongly urged to consult your tax advisor concerning the impact on your tax situation of an investment in our company.

     We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis.

The REIT minimum distribution requirements may require us to borrow to make required distributions, which would increase the risk associated with your investment in our company.

     In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. See "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for Qualification - Distribution Requirements."

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

     If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See "Federal Income Tax Consequences of Our Status as a REIT--Failure to Qualify."

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

     When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

     . whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"),

     .    or other applicable restrictions imposed by ERISA; and

     . whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

     We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in "ERISA Considerations," we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

     If we are considered a "pension-held REIT," an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us. See "Federal Income Tax Consequences of Our Status as a REIT -- Taxation of Tax-Exempt Shareholders."

     In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the "plan asset" regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of "publicly-offered securities." However, we cannot assure you that those provisions in our articles will be effective. See "ERISA Considerations."

                         INVESTOR SUITABILITY STANDARDS

     An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

     We intend to offer our shares for sale to the residents of Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Iowa, Kansas, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, and Wisconsin. We refer to these states as the sales states.

     Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state's suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

     If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

     . that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

     . that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

Net worth in all cases excludes home, home furnishings and automobiles.

     Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

     California: Investors must have either (1) a minimum net worth of at least $30,000 and a gross income of at least $30,000 or (2) a minimum net worth of at least $75,000.

     Iowa, Massachusetts and North Carolina: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

     Ohio and Pennsylvania: An investor's investment in our common stock cannot exceed 10% of that investor's net worth.

     Because the minimum offering of shares of our common stock is less than $10 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

     Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

     The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our dividend reinvestment plan, which may be in lesser amounts.

Ensuring Our Suitability Standards Are Adhered To

     In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

     In addition, by signing the Subscription Agreement Signature Page attached to this prospectus as Exhibit B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by our articles of incorporation, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold our company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation or because we failed to adhere to each state's investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability.

                   ESTIMATED USE OF PROCEEDS OF THIS OFFERING

     We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

     The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 500,000 shares that may be issued under our dividend reinvestment plan, and up to 500,000 shares that may be issued under two stock option plans. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases.


                                                                       Minimum Offering                  Maximum Offering
                                                                  --------------------------       ---------------------------
                                                                      Amount         Percent           Amount          Percent
                                                                  -------------      -------       -------------       -------
Gross Offering Proceeds                                           $   1,000,000          100%      $ 100,000,000           100%
Less Organizational and Public Offering Expenses:
  Selling Commissions                                                    80,000            8%          8,000,000             8%
  Marketing Support and Due Diligence
    Reimbursement Fee                                                    15,000          1.5%          1,500,000           1.5%
  Other Organizational and Offering Expenses                             25,000          2.5%          2,500,000           2.5%
                                                                  -------------      -------       -------------       -------
   Total Organizational and Offering Expenses                           120,000           12%         12,000,000            12%
                                                                  -------------      -------       -------------       -------
Net Proceeds to Company                                           $     880,000           88%      $  88,000,000            88%
                                                                  -------------      -------       -------------       -------
  Miscellaneous Acquisition Expenses                                      5,000          0.5%            500,000           0.5%
                                                                  -------------      -------       -------------       -------
Amount Available for Investment in Properties                     $     875,000         87.5%      $  87,500,000          87.5%
                                                                  =============      =======       =============       =======

     The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

     The total organizational and offering expenses that we will pay in connection with our company's formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering.

                                   OUR COMPANY

     Some of the information you will find in this prospectus may contain "forward-looking" statements. You can identify such statements by the use of forward-looking words such as "may," "will," "anticipate," "expect," "estimate," "continue" or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the risk factors on page 5. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

     G REIT, Inc. was formed as a Virginia corporation in December of 2001 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in office, industrial, and service properties throughout the United States, including properties that have a government orientation. We may lease our properties to tenants under net or gross leases. We may acquire retail and office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

     We will conduct business and own properties through our operating partnership, G REIT, L.P., which was formed as a Virginia limited partnership in December of 2001. We will be the sole general partner of our operating partnership and will have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest.

     Our day to day operations will be managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor will engage affiliated entities, including Triple Net Properties Realty, Inc., a real estate brokerage and management company, to provide various services for the properties. Our advisor and its affiliated property manager were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities.

                       INVESTMENT OBJECTIVES AND POLICIES

General

     Our company will purchase real estate, including real estate that has a government orientation. Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contributions;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity in your investment by having our shares listed on a national stock exchange or quoted on a quotation system of a national securities association or merging with an entity whose shares are so listed or quoted. If we have not accomplished one of these objectives by the tenth anniversary of the date of this prospectus, we intend to submit for a vote of our shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders.

We cannot assure you that we will attain these objectives or that our capital will not decrease.

     Decisions relating to the purchase or sale of properties will be made by Triple Net Properties, LLC, our advisor, subject to approval by our board of directors.

     Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings.

Investing in Government Oriented Property

     Government Orientation. Our company will invest in real estate, including real estate that has a government orientation. By government orientation, we mean that a portion of our properties will include one or more of the following types of government tenants:

     .    United States federal government and governmental authorities;

     .    state, local and other governments and governmental authorities;

     .    quasi-governmental authorities;

     .    government contractors and service providers;

     .    governmental licensees; and

     .    health care, medical insurance, grant research and similar companies.

     These categories of government tenants are described below:

     United States Federal Government and Governmental Authorities include the United States federal government, federal governmental agencies, for example, defense agencies and civil agencies (including by way of illustration, the General Services Administration, Departments of Defense, Interior, Transportation, Agriculture, United States Postal Service, Energy, National Science Foundation, Labor, Health and Human Services, Treasury, Environmental Protection Agency, General Accounting Office, Central Intelligence Agency, Federal Bureau of Investigation, National Aeronautics and Space Administration, Secret Service and Customs), and other federal governmental authorities.

          State, Local and Other Governments and Governmental Authorities include the 50 states and the District of Columbia, the various departments of government, state and local colleges and universities, governmental authorities, boards, and commissions (for example, water and sewer districts, industrial bond authorities, school boards, parks and recreation authorities).

          Quasi-Governmental Authorities include Ginnie Mae (a wholly owned corporation within the Department of Housing and Urban Development), Fannie Mae (the nation's largest private nonprofit foundation devoted to affordable housing), and certain tax-exempt entities.

          Government Contractors and Service Providers are parties who provide services to the government and governmental authorities.

          Government Licensees are parties who operate under the authority of licenses issued by a government, governmental authority or quasi-governmental authority, for example, banks, credit unions, and insurance companies.

          Health Care, Medical Insurance, Grant Research and Similar Companies, including tax-exempt and for profit firms that are recipients, directly or indirectly, of government funding, grants, reimbursements or subsidies.

     Focus States. We intend that a significant portion of our properties will be in the following focus states: California, Colorado, District of Columbia, Florida, Illinois, Maryland, Nevada, Texas, Virginia, and Washington. Some of our properties will be located in state capitals. Our board of directors has the right to modify our focus states from time-to-time based on their determination of what is in the best interest of our company.

Types of Investments

     We intend to acquire office, industrial, and service properties, including properties that have a government orientation as a result of space being leased to government tenants as described above in "-- Government Orientation."

     We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and types of tenants (governmental and non-governmental), that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

     We anticipate that 87.5% of the offering proceeds will be used to acquire real estate and the balance will be used to pay various fees and expenses described in "Estimated Use of Proceeds."

     We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

     "Net" leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. "Gross" leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property.

     We expect that most of our non-governmental leases will be for terms of 5 years or more and may provide for a base minimum annual rent with periodic increases. Our governmental leases may have a shorter term and permit the tenants to terminate under certain circumstances, including by way of illustration failure to obtain appropriations or termination or non-renewal of a material contract. See "Risk Factors--Negative Characteristics of Certain Governmental Leases."

     We consider a tenant to be creditworthy when it has:

     .    a corporate debt rating by Moody's or Standard & Poors of B or better;

     . a minimum tangible net worth equal to ten times one year's rental payments required under the terms of the lease; or

     . a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million.

     A majority of properties acquired will be at least 75% leased on the acquisition date. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. However, when we think it is prudent, we will incur indebtedness to acquire properties. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 70% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

     Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised or managed by our advisor.

Our Acquisition Standards

     We believe, based on our advisor's prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property's current and projected cash flow. We will also consider a number of other factors, including a property's:

     .    geographic location and type;

     .    construction quality and condition;

     .    potential for capital appreciation;

     .    ability of tenants to pay scheduled rent;

     .    lease terms and rent roll, including the potential for rent increases;

     . potential for economic growth in the tax and regulatory environment of the community in which the property is located;

     .    potential for expanding the physical layout of the property;

     . occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

     . prospects for liquidity through sale, financing or refinancing of the property;

     . competition from existing properties and the potential for the construction of new properties in the area; and

     . treatment under applicable federal, state and local tax and other laws and regulations.

Our advisor will have substantial discretion with respect to the selection of specific properties.

     We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

     We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

     In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws;

     . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

     .    tenant turnover; and

     .    general overbuilding or excess supply in the market area.

Property Acquisition

     We anticipate acquiring fee simple and tenancy-in-common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly owned subsidiaries of our operating partnership to acquire properties. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties.

     We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

     If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

     Although we are not limited as to the geographic area where we may conduct our operations, we intend to emphasize properties located in the focus states.

     We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures

     We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

     We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

     .    there are no duplicate property management or other fees;

     . the investment of each entity is on substantially the same terms and conditions; and

     . we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

     We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

     You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

     We anticipate that many of our non-governmental leases will be net leases with terms generally not less than five years, but typically five to fifteen years. In addition, our governmental leases may permit the tenants to terminate under certain circumstances, including failure to obtain appropriations or termination or non-renewal of a material contract. See "Risk Factors--Negative Characteristics of Certain Governmental Leases." Under our net leases, the tenant will pay us a predetermined minimum annual rent. Some of our leases also will contain provisions that increase the amount of base rent payable at points during the lease term.

     We anticipate that our governmental leases may have a shorter term and are likely to be gross leases.

     We anticipate that our tenants under net leases generally will be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. We generally will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor.

     In general, our leases may be assigned or subleased with our operating partnership's prior written consent, but the original tenant generally will remain fully liable under the lease unless the assignee meets our income and net worth tests.

     We also are likely to have gross leases where we are required to pay some or all of such costs and expenses. This is likely to be the case in connection with our governmental leases.

     Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

Our Operating Partnership

     We will conduct our business and own properties through our operating partnership and its wholly owned subsidiaries. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor's incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to our company. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units will have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

Our Policies With Respect to Borrowing

     When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 70% of all of our properties' combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

     When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders' rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest. We generally do not intend to secure financing with cross-default or cross-collateralization provisions.

     Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale or Disposition of Properties

     Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

     In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a "like-kind exchange" under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets.

     Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders' capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

     In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     While it is our intention to hold each property we acquire for an extended period, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

     .    the tenant has involuntarily liquidated;

     . in the judgment of our advisor, the value of a property might decline substantially;

     .    an opportunity has arisen to improve other properties;

     .    we can increase cash flow through the disposition of the property;

     .    the tenant is in default under the lease; or

     .    in our judgment, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations -- Failure to Qualify.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

     If our shares are not listed for trading on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted by the tenth anniversary of the date of this prospectus, we intend to submit for a vote of our shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our shareholders. In making the decision to apply for listing of our shares or negotiating a possible merger, the directors will try to determine whether listing our shares, merging or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list our shares or seek a possible merger. Even if our shares are not listed or included for quotation and we have not merged, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

                                 Repurchase Plan

     Our repurchase plan may, subject to restrictions, provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     . During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing support and due diligence expense reimbursement;

     . During the 12 months following the end of the offering period at $9.25 per share;

     .    During the next 12 months at $9.50 per share;

     .    During the next 12 months at $9.75 per share; and

     . Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     A shareholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our repurchase plan.

     We will make repurchases under our repurchase plan, if requested, quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our dividend reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

     Our board of directors, in its sole discretion, may choose to terminate our repurchase plan after the end of the offering period, or reduce the number of shares purchased under the plan, if it determines that the funds allocated to our repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce our repurchase plan will require the unanimous affirmative vote of the independent directors. A copy of our repurchase plan is attached as Exhibit D.

     We cannot guarantee that the funds set aside for our repurchase plan will be sufficient to accommodate all requests made each year. If no funds are available for the plan when repurchase is requested, the shareholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

     Shareholders are not required to sell their shares to us. Our repurchase plan is intended only to provide limited, interim liquidity for shareholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, inclusion of our shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under our repurchase plan will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through our repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce or otherwise change our repurchase plan, we will send a letter to shareholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

Our Long Term Investment Objective

     Our long term investment objective is to provide you, the shareholder, with liquidity with respect to your investment by either having our common stock listed on a national stock exchange or quoted on a quotation system of a national securities association or merging with an entity whose shares are so listed or quoted. If we have not accomplished one of these objectives on or before the tenth anniversary of the date of this prospectus, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our shareholders. We shall at that time submit to a vote of our shareholders a proposal to liquidate the company by selling the properties in an orderly fashion or continue operations.

Changes in Our Investment Objectives

     Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, and service properties with a government orientation. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

     We do not intend to:

     . invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;
     . invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or
     . operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940.

     As used above, "unimproved real property" means any investment with the following characteristics:

     . an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;
     .    has no development or construction in process on such land; and
     . no development or construction on such land is planned in good faith to commence within one year.

     In addition, we have adopted the following investment policies:

     We will not issue redeemable equity securities.

     We will not issue our shares on a deferred payment basis or other similar arrangement.

     We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

     We will not engage in trading, as opposed to investment, activities.

     We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

     We will not make loans to other entities or persons unless secured by mortgages, and we will not make any loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

     We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

     All of our mortgage loans must provide for at least one of the following:

     . except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;
     . payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or
     . payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

     We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

     We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

     We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

     The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. We will support the determination of the purchase price with an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Other Policies

     In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

     Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

     We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

     We do not intend to make distributions-in-kind, except for:

     . distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or
     .    distributions of property which meet all of the following conditions:
          . our board of directors advises each shareholder of the risks associated with direct ownership of the property;
          . our board of directors offers each shareholder the election of receiving in-kind property distributions; and
          . our board of directors distributes in-kind property only to those shareholders who accept the directors' offer.

Distribution Policy

     We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain.

     We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay such distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

     To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

     Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

                            MANAGEMENT OF OUR COMPANY

General

     We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors' supervision.

     Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. As of the commencement of this offering, our board of directors will be comprised of three individuals, two of whom will be independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor.

     The independent directors will determine, from time to time but at least quarterly, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company's total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

     . the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;
     . the success of our advisor in generating opportunities that meet our investment objectives;
     . the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;
     . additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;
     .    the quality and extent of service and advice furnished by our advisor;
     . the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
     . the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

     Each determination will be reflected in the minutes of the meetings of our board of directors.

     Anthony W. Thompson, William C. Daniel, Talle A. Voorhies and Jack R. Maurer have worked to found and organize our company. Mr. Thompson will serve as the Chairman of the Board of Directors, Chief Executive Officer and President of our company. Mr. Daniel will serve as Chief Financial Officer and Treasurer of our company. Ms. Voorhies will serve as Vice President and Secretary of our company. Mr. Maurer will serve as Executive Vice President of our company.

The Directors and Executive Officers

     Initially, our board of directors will consist of three members, two of whom will be independent. All of the directors will serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first.

     The following table and biographical descriptions set forth information with respect to our officers and directors.


Name                             Age     Position
----                             ---     --------
Anthony W. Thompson              55     Chairman of the Board of Directors, Chief Executive Officer,
                                        President and Director

Gary T. Wescombe, C.P.A.         59     Independent Director

Edward A. Johnson, Ph.D.         50     Independent Director

William C. Daniel                43     Chief Financial Officer and Treasurer

Talle A. Voorhies                54     Vice President and Secretary

Jack R. Maurer                   58     Executive Vice President


     Anthony W. ("Tony") Thompson serves as Chairman of our Board of
Directors, Chief Executive Officer, President and a director of our company. He is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since inception in April of 1998. He is also President and 100% owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that will provide certain real estate brokerage and management services to our company. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a BS in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees and UCLA's Athletic Fund Major Gifts Committee.

     Gary T. Wescombe, C.P.A. serves as an independent director of our company. Mr. Wescombe is a partner in Warmingon Wescombe Realty Partners in Costa Mesa, California, where he focuses on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. Mr. Wescombe helped to grow the Newport Beach, California office of Kenneth Leventhal & Company from an initial 20 person staff to over 200, and was promoted to head the Audit Department. As an Audit Partner in a national accounting firm, Mr. Wescombe has developed extensive SEC expertise and is recognized as an authority on many aspects of real estate. Mr. Wescombe received a BS in Accounting and Finance from San Jose State University in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

     Edward A. Johnson, Ph.D. serves as an independent director of our company. Dr. Johnson is President of Sterling College, a small liberal arts college affiliated with the Presbyterian Church, in Sterling, Kansas, where his major accomplishments include development of strategic and business plans, initiation of the nation's first undergraduate program in social entrepreneurship and capital campaigns. He was Executive Director, Arizona Commission for Post Secondary Education from 1992 to 1997; a Faculty Associate at Arizona State University, where he taught doctoral-level courses from 1984 to 1997; and Interim Associate Director for Academic Programs, Arizona Board of Regents from 1991 to 1993. Dr. Johnson received a BS in History and Political Science from Morningside College, Sioux City, Iowa in 1973, a JD from Creighton University School of Law, Omaha, Nebraska in 1976, and a Ph.D. in Higher Education Administration - Law and Education Specialization from Arizona State University, Tempe, Arizona in 1984.

     William C. Daniel serves as Chief Financial Officer and Treasurer of our company. He also is the Chief Financial Officer of our advisor, Triple
Net Properties, LLC. Mr. Daniel has over 17 years of executive experience with banks, savings and loan associations, investment management, high tech and Internet companies. Beginning in 1984, he served as Financial Analyst in the Financial Planning & Analysis unit of First Interstate Bank of California. In 1986, Mr. Daniel began service as a Senior Financial Analyst with Great Western Bank in the Corporate Planning Department, where he rose to Vice President. In 1993, Mr. Daniel joined First Interstate Bancorp as Vice President, Mergers and Acquisitions, where he led four bank and savings institution acquisitions. In 1996, Mr. Daniel joined PIMCO Advisors LP, an investment management company as Manager, Financial Planning & Analysis. At PIMCO, Mr. Daniel managed financial analysis, financial applications and MIS areas. In 1998, Mr. Daniel founded Stone Circle Advisors LLC, an investment management and consulting company, and has consulted with a number of emerging Internet and technology companies. Mr. Daniel received a BA and a BBA, cum laude, from the University of Mississippi in 1980 and has an MBA from the Johnson Graduate School of Management at Cornell University in 1983.

     Talle A. Voorhies serves as Vice President and Secretary of our company. She has served as Executive Vice President of our advisor from April 1998 to December 2001, when she became Chief Operating Officer of our advisor. Ms. Voorhies is President and Financial Principal of NNN Capital Corp., our dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker dealer network, due diligence activities, marketing and compliance, and investor services. Ms. Voorhies is a registered representative with the NASD.

     Jack R. Maurer, CPA, serves as Executive Vice President of our company.
He has served as Chief Financial Officer of our advisor from April 1998 to December 2001, when he became Chief Operating Officer and Financial Principal of NNN Capital Corp., our dealer manager. Mr. Maurer has over 29 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, where he was involved in finance, accounting and forecasting. He has also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

Committees of Our Board of Directors

     Acquisition Committee

     Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially we will have an acquisition committee comprised of all three members of our board of directors. A majority of the members of the acquisition committee will be independent directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Assuming the number of directors serving on our board of directors is increased in the future, if the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

     Audit Committee

     We will have an audit committee comprised of three directors, including at least two independent directors. The audit committee will:

     . make recommendations to our board of directors concerning the engagement of independent public accountants;
     . review the plans and results of the audit engagement with the independent public accountants;
     . approve professional services provided by, and the independence of, the independent public accountants;
     .    consider the range of audit and non-audit fees; and
     . consult with the independent public accountants regarding the adequacy of our internal accounting controls.

     Executive Compensation Committee

     Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our compensation committee will be Mr. Thompson, Mr. Wescombe and Dr. Johnson. The executive compensation committee will exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as "non-employee directors" within the meaning of the Exchange Act.

Officer and Director Compensation

     Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each quarterly meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually. Our independent directors will qualify for the independent director stock option plan under which our board of directors has authorized the issuance of options to acquire up to 100,000 shares of common stock over the five years following the commencement of this offering. In addition, officers and employees of our company will qualify for the employee stock option plan under which our board of directors has authorized the issuance of up to 400,000 shares over the five years following the commencement of this offering. Initially, we do not intend to pay cash compensation to any employees or officers.

Independent Director Stock Option Plan

     We will adopt the independent director stock option plan concurrently with the commencement of this offering. Only independent directors are eligible to participate in the independent director stock option plan.

     We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

     The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director as of the date such individual becomes an independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. As of the date of this prospectus, we have granted options to purchase 10,000 shares to the independent directors at the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

Officer and Employee Stock Option Plan

     We will adopt the officer and employee stock option plan concurrently with the commencement of this offering. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

     We have authorized and reserved a total of 400,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, will have discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. As of the date of this prospectus, we have granted our Chief Executive Officer and President, Mr. Thompson, options to purchase 45,000 shares at the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We have also granted Mr. Daniel, Ms. Voorhies and Mr. Maurer options to purchase a total of 25,000; 10,000; and 10,000 shares, respectively, at the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We anticipate issuing the same number of options to each of these individuals, in addition to options that may be granted to other officers and employees, simultaneously with each annual shareholders' meeting.

Characteristics of Both Stock Option Plans

     Exercise Price: We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

     . The option price under each option granted on or before the commencement of this offering is the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.
     . The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.
     . The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

     We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

     Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our company's earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

     Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

     . Options granted on or before the commencement of this offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.
     . Options granted after the commencement of this offering will become exercisable in whole or in part on the second anniversary of the date of grant.
     . If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.
     . Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit.
     . If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed our ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.
     . If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.
     . No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

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
     . The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

     Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

     Change of Control or Dissolution: If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with the options. We also will make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

     Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

     . the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;
     . the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or
     . the payment in cash or shares in lieu of and in complete satisfaction of such options.

     Taxation: All options granted under both stock option plans are intended to be "non-qualified options," meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock's fair market value and the option price. We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

                                   OUR ADVISOR

     Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors' directives. Our advisor is a Virginia limited liability company that was formed in April 1998 to advise syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. As of September 30, 2001, our advisor advised 29 entities that invest or have invested in properties located in California, Colorado, Kansas, Nevada, South Dakota and Texas. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own interests in the advisor. Our advisor will engage Triple Net Properties Realty, Inc., its affiliated real estate brokerage and management company, to provide a number of services in connection with our properties.

     Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share, which equals a total of $200,005. The advisor purchased those shares for cash and intends to hold such shares for as long as it serves as the advisor to our company.

Management

         The following table sets forth information with respect to our advisor's executive officers, board of managers and key employees:

Name                       Age            Position
----                       ---            --------
Anthony W. Thompson        55             President, Chief Executive Officer and Board of Managers

William C. Daniel          43             Chief Financial Officer and Board of Managers

Talle A. Voorhies          54             Chief Operating Officer and Board of Managers

Jack R. Maurer             58             Executive Vice President and Board of Managers

Richard T. Hutton, Jr.     48             Vice President of Property Management and Board of Managers

Rick Burnett               47             Vice President of Asset Management and Board of Managers

Don Ferrari                64             Senior Marketing Director and Board of Managers

Damian Gallagher           40             Senior Vice President of Capital Markets and Board of Managers

Glenn Agnew                55             Senior Vice President for Midwest Markets and Board of Managers

Greg Hill                  47             Senior Vice President for Eastern Markets and Board of Managers

Rick Stein                 44             Director of Retail Operations

Gary Ruhl                  49             Regional Director of Real Estate Finance

Michael Frieman            48             Senior Asset Manager

Colin K. Lam               36             Controller

James A'Hearn              43             Portfolio Controller

Stephen Corea              44             Vice President of Real Estate Finance


     Anthony W. ("Tony") Thompson. Mr. Thompson's background is described under "Management of Our Company--The Directors and Executive Officers."

     William C. Daniel. Mr. Daniel's background is described under "Management of Our Company--The Directors and Executive Officers."

     Talle A. Voorhies. Ms. Voorhies' background is described under "Management of Our Company--The Directors and Executive Officers."

     Jack R. Maurer. Mr. Maurer's background is described under "Management of Our Company--The Directors and Executive Officers."

     Richard T. Hutton, Jr. has served as our advisor's Vice President of Property Management since April 1999. In that position, Mr. Hutton oversees the management of the real estate portfolios and property management staff of our advisor and its affiliates. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations, including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings, and apartment complexes. Mr. Hutton's previous experience includes serving as Controller for the TMP Group, a predecessor to our advisor, from November 1997 to April 1999, and as Controller for Summit Commercial, a Highbridge Company that owned and acquired retail real estate from May 1996 to November 1997. Mr. Hutton also worked as Controller for Brooks Resources Corporation, a resort developer and operator in Bend, Oregon, from September 1992 to November 1993. A graduate of Claremont McKenna College, his background also includes public accounting and licensure as a California Real Estate Broker and Certified Public Accountant.

     Richard G. Burnett has served as our advisor's Vice President of Asset Management since December 1999 to November 2001, and is currently Executive Vice President-Chief Operating Officer of Triple Net Properties Realty, Inc., our advisor's affiliated real estate brokerage and management company. Mr. Burnett has 23 years of real estate experience. His prior positions include Manager at PM Real Estate Group from December 1998 to December 1999; Western Region Executive Director at USAA Realty Company from 1996 to 1998, where he was responsible for operations and leasing for that company's commercial real estate assets; Vice President, Corporate Properties Division, at Great Western Bank, where he was in charge of acquiring branch bank sites from 1992 to 1996; Regional Manager for August Financial from 1986 to 1988, where he oversaw a large portfolio of office, industrial and retail properties in Southern California; and Vice President--Real Estate Asset Manager at Heron Financial, a real estate company from 1988 to 1991. Mr. Burnett received a BSBA from the University of Phoenix, possesses both a California and an Arizona Real Estate Broker's license, holds four real estate professional designations, and served as the 1998 President of the Institute of Real Estate Management's (IREM) Greater Los Angeles Chapter. Mr. Burnett also has authored several articles for trade publications, including the Journal of Property Management, and serves as IREM's Regional Vice President at the national level.

     Don Ferrari has served as our advisor's National REIT Marketing Director since September 1998. Mr. Ferrari was previously National Marketing Director of Ridgewood Power for seven years and served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years in the securities industry specializing in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups such as the International Association of Financial Planners and Investment

Dealers Digest. He is a licensed Real Estate Broker in California, holds a degree in organic chemistry from UC Berkeley, and is a registered representative with the NASD.

     Glenn Agnew has served as our advisor's Senior Vice President for Midwestern Markets since January 2000, and is responsible for raising capital from the Midwestern United States. Mr. Agnew has been in the securities wholesale marketing industry since 1982, emphasizing real estate and oil and gas products. Prior to joining our advisor, Mr. Agnew was a wholesaler for Inland Securities Corporation for 12 years. Mr. Agnew has Series 22, 63, 65 and 7 licenses through the NASD and received his bachelor's degree from East Central University in Ada, Oklahoma.

     Gregory R. Hill has been our advisor's Senior Vice President for Eastern Markets since January 2000, and is responsible for raising capital from the eastern United States. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to joining our advisor, Mr. Hill was a wholesaler for Inland Securities Corporation for 14 years. Mr. Hill received his bachelor's degree from Brown University and is a registered representative with the NASD and a registered investment advisor with the SEC.

     Damian Gallagher has been our advisor's National Director of Capital Markets since April 1998. Formerly, Mr. Gallagher was with the TMP Group for six years. He received a bachelor's degree in Economics from UCLA in 1983. Since 1984, Gallagher has been involved in the investment/syndication industry, coordinating the syndication of over $200 million of real estate. He is a registered representative with the NASD.

     Rick Stein, CSM has been our advisor's Director of Retail Operations since October 2000. Mr. Stein is a Certified Shopping Center Manager, received his MBA from the University of Connecticut in 1982. His areas of expertise are in retail operations, marketing, development and construction. He has served as General Manager for Eagle Rock Plaza, River Village, Hollywood Galaxy, and Ports O'Call Village in San Pedro, California. Mr. Stein spent two years in Sao Paulo, Brazil as Director, Retail Operations for COMPASS.

     Gary Ruhl has been our advisor's Regional Director of Real Estate Finance since March 2001, and is responsible for debt financing of all real estate assets (outside of California). In addition, Mr. Ruhl assists with equity placements for affiliates of our advisor through his commercial real estate contacts throughout the United States. He has over 10 years of capital markets experience including the origination and closing of numerous debt transactions and equity placements. His area of expertise is the placement of debt transactions with Wall Street investment banks for inclusion in CMBS and their sale in the secondary market. Mr. Ruhl is a graduate of Miami University in Oxford, Ohio in 1975.

     Michael Frieman has been our advisor's Senior Asset Manager since March 2001, and manages our advisor's Rocky Mountain and Texas portfolio. Mr. Frieman has more than 25 years of experience in the field of commercial real estate with experience ranging from property management to commercial real estate appraisal to brokerage. During the early 1990's, Mr. Frieman was a consultant at Coopers & Lybrand in the RTC and REIT analysis practices and after obtaining his MBA was the Manager of Real Estate Programs for the State of Colorado. A licensed Colorado Real Estate Broker, Mr. Frieman received a Bachelor of Arts degree from Ithaca College in New York (1976) and a Masters in Real Estate and Construction Management from University of Denver (1996).

     Colin K. Lam has been our advisor's Controller since November 1998. Mr. Lam has more than 10 years of accounting experience, including 5 years of experience with World Premier Investments, Inc., a real estate investment company, where he prepared financial statements, tax returns, CAM reconciliations, and management reports for a portfolio of shopping centers and restaurants. He has administered payroll and employee benefit programs, and supervised accounting and sales teams. In addition, Mr. Lam's experience encompasses computer hardware, software, and networking. He received a BS from the Chinese University of Hong Kong and an MBA degree from the University of California, Irvine.

     James A'Hearn has been our advisor's Portfolio Controller since July 1999, and has over 13 years of real estate accounting and property management experience. His previous experience includes 4 years with Legacy Partners Commercial, Inc. and 4 years with Koll Management Services, Inc., where he was involved with financial reporting, budgeting, CAM reconciliation, transitioning new projects, computer software conversions and accounting team supervision for commercial and industrial buildings. Mr. A'Hearn received a BS in accounting from San Diego State University in 1981. His past experience also includes public accounting.

     Stephen Corea has been our advisor's Vice President of Real Estate Finance since December 2000, and has 15 years of experience in real estate asset management, acquisitions, dispositions and finance, including eight years as Vice President in Bank of America's REO and Private Banking Divisions. He received a Bachelor of Science Degree from USC in Real Estate Finance in 1980.

The Advisory Agreement

     Under the terms of the advisory agreement, our advisor generally:

     .    has responsibility for day-to-day operations of our company;
     .    administers our bookkeeping and accounting functions;
     . serves as our consultant in connection with policy decisions to be made by our board of directors;
     .    manages or causes to be managed our properties and other assets; and
     .    renders other services as our board of directors deems appropriate.

     Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company's shareholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

         Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

     Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director's meetings.

     The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee. If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors will determine that any successor advisor possess sufficient qualifications to:

     .    perform the advisory function for our company; and

     . justify the compensation provided for in the contract with our company.

     If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

     Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing governmental properties located in our focus states placed under contract by our advisor, provided that:

     .    we have funds available to make the purchase;
     . our acquisition committee or board of directors votes to make the purchase within fourteen days of being offered such property by our advisor; and
     .    the property meets our acquisition criteria.

     Possible Merger. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered" because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor's key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor's employees, the rent and "overhead" associated with our advisor's office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

     Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

     . the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;
     . the indemnified person was acting on behalf of, or performing services for, our company;
     . such liability or loss was not the result of misconduct, negligence or a knowing violation of the criminal law or any federal or state securities laws; and
     . such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

                               COMPENSATION TABLE

     The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

     Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

     Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or
(2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

     Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

     Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.


-----------------------------------------------------------------------------------------------------------------------------------
                                                            OFFERING STAGE
------------------------- ----------------------------------------------------------------------- ---------------------------------
        Type of                                         Method of                                            Estimated
      Compensation                                     Compensation                                            Amount
------------------------- ----------------------------------------------------------------------- ---------------------------------
Selling Commissions       The  dealer  manager  will  receive 8% of the gross  proceeds  of this  Actual  amount  depends upon the
                          offering,  or $0.80  for each  share  sold.  The  dealer  manager  may  number  of  shares   sold.   The
                          reallow a portion of the Selling  Commissions  to  broker-dealers  for  dealer  manager  will  receive a
                          each  share   they  sell.   Shares   purchased   under  the   dividend  total of $80,000 if the  minimum
                          reinvestment plan will be purchased without Selling Commissions.        offering is sold and  $8,000,000
                                                                                                  if the maximum offering is sold.

------------------------- ----------------------------------------------------------------------- ---------------------------------
Marketing Support Due     We will pay the  dealer  manager  an  amount  up to 1.5% of the  gross  Actual  amount  depends upon the
Diligence Reimbursement   proceeds of this offering to pay expenses  associated  with  marketing  number of shares  sold.  A total
Fee                       fees, wholesaling fees, expense reimbursements,  bonuses and incentive  of  $15,000  will be paid if the compensation  and volume  discounts  and to  generally  reimburse  the  minimum  offering  is  sold  and dealer  manager for due  diligence  expenses.  We will not require the  $1,500,000  will  be paid if the dealer  manager to account  for  spending of amounts  comprising  this  maximum offering is sold.
                          fee.  The  dealer  manager  may  reallow  a  portion  of  this  fee to broker-dealers  participating  in this offering.  We will not pay this fee with respect to shares  purchased under the dividend  reinvestment plan.

------------------------- ----------------------------------------------------------------------- ---------------------------------
Other Organizational      Our advisor may advance,  and we will  reimburse it for,  organization  Actual  amounts will be based on
and Offering Expenses     and offering  expenses  incurred on our behalf in connection with this  actual   funds   advanced.    We
                          offering,  including legal and accounting fees, filing fees,  printing  estimate   that   a   total   of
                          costs  and  selling  expenses.  We  estimate  such  expenses  will  be  $25,000  will be  reimbursed  if
                          approximately 2.5% of the net proceeds of this offering.                the  minimum  offering  is  sold
                                                                                                  and    $2,500,000     will    be
                                                                                                  reimbursed    if   the   maximum
                                                                                                  offering is sold.

-----------------------------------------------------------------------------------------------------------------------------------
                                                           ACQUISITION STAGE
------------------------ ------------------------------------------------------------------------ ---------------------------------
        Type of                                         Method of                                            Estimated
     Compensation                                     Compensation                                             Amount
------------------------ ------------------------------------------------------------------------ ---------------------------------
Real Estate Commission   In property  acquisitions  in which an affiliate of our advisor  serves  Actual  amounts  depend  on  the
                         as our real estate  broker,  such affiliate may receive from the seller  purchase   price  of  properties
                         or our company  in  such  acquisitions  a  real  estate  commission  of  acquired.
                         up to 3% of the purchase price of the  property.  Since any seller will attempt to set the  selling  price  at an amount  to cover the  cost of real  estate  commissions,  we,  as  purchaser,  may  be  deemed  to be indirectly paying such cost in the form of a higher price.

------------------------ ------------------------------------------------------------------------ ---------------------------------
Acquisition Expenses     We will  reimburse  our  advisor for costs and  expenses of  selecting,  Actual  amounts to be reimbursed evaluating and acquiring properties,  whether or not actually acquired,  could  be up to  0.5%  of  gross including surveys,  appraisals,  title insurance and escrow fees, legal  offering proceeds;  however, the
                         and  accounting  fees  and  expenses,   architectural  and  engineering  amount  that we  will  reimburse
                         reports,  environmental  and asbestos audits,  travel and communication  our  advisor   for   Acquisition
                         expenses,  non-refundable  option  payments on properties  not acquired  Expenses   when  added  to  Real
                         and other related  expenses  payable to our advisor and its affiliates.  Estate  Commissions  could be up
                         Interest shall be paid on funds  advanced at our advisor's  actual cost  to 6% of the  contract  price of
                         of funds or as otherwise established by our board of directors.          the  property.  If  the  minimum
                                                                                                  offering  is  sold,  acquisition
                                                                                                  expenses  are  estimated  to  be
                                                                                                  $5,000.     If    the    maximum
                                                                                                  offering  is  sold,  acquisition
                                                                                                  expenses  are  estimated  to  be
                                                                                                  $500,000.



------------------------------------------------------------------------------------------------------------------------------------
                                 OPERATING STAGE
---------------------- -------------------------------------------------------------------------- ----------------------------------
       Type of                                         Method of                                              Estimated
    Compensation                                     Compensation                                              Amount
---------------------- -------------------------------------------------------------------------- ----------------------------------
Property Management    We will  pay our  advisor's  affiliated  property  management  company  a  Actual  amounts to be paid depend
Fee                    Property  Management  Fee  equal  to 5% of  the  gross  income  from  the  upon  the  gross  income  of  the
                       properties.  This fee will be paid monthly.                                properties    and,     therefore,
                                                                                                  cannot  be   determined   at  the
                                                                                                  present time.

---------------------- -------------------------------------------------------------------------- ----------------------------------
Compensation for       We will pay our  advisor  for  other  property-level  services  including  Actual  amounts  to  be  received
Services               leasing  fees,   construction   management  fees,  loan  origination  and  depend    upon    the    services
                       servicing  fees,  property tax reduction fees and risk  management  fees.  provided and,  therefore,  cannot
                       Such  compensation  will not  exceed the  amount  which  would be paid to  be   determined  at  the  present
                       unaffiliated   third   parties   providing   such   services.   All  such  time.
                       compensation must be approved by a majority of our independent directors.

---------------------- -------------------------------------------------------------------------- ----------------------------------
Reimbursable Expenses  We will reimburse our advisor for:                                         Actual   amounts  are   dependent
                                                                                                  upon results of operations.
                       .    the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties and

                       .    administrative  services  related  to such  goods  and  services limited to  ministerial  services  such as typing,  record  keeping,
                            preparing  and   disseminating   company   reports,   preparing  and
                            maintaining  records  regarding  shareholders,  record  keeping  and administration of our dividend reinvestment  program,  preparing and
                            disseminating   responses  to   shareholder   inquiries   and  other
                            communications  with  shareholders  and  any  other  record  keeping required.

-----------------------------------------------------------------------------------------------------------------------------------
                                LIQUIDATION STAGE
------------------------- ------------------------------------------------------------------------------ --------------------------
        Type of                                             Method of                                            Estimated
      Compensation                                        Compensation                                            Amount
------------------------- ------------------------------------------------------------------------------ --------------------------
Property Disposition Fee  We will pay our advisor,  or one of its  affiliates,  a Property  Disposition  Actual   amounts   to   be
                          Fee out of net profits upon the sale of each of the properties,  in an amount  received  depend  upon the equal to the lesser of 3% of the property's  contract sales price or 50% of a  sale  price of  properties
                          customary   Competitive  Real  Estate   Commission  given  the  circumstances  and, therefore,  cannot be surrounding  the  sale.  The  amount  paid,  when  added to the sums  paid to  determined  at the present
                          unaffiliated   parties,   shall  not  exceed  the  lesser  of  the  customary  time.
                          Competitive  Real  Estate  Commission  or  an  amount  equal  to  6%  of  the contracted  for sales  price.  Payment of such fees shall be made only if our advisor  provides a  substantial  amount of services in  connection  with the sale  of the  property.  We  will  pay the  Property  Disposition  Fee on all dispositions of properties,  whether made in the ordinary course of business, upon liquidation or otherwise.


------------------------------------------------------------------------------------------------------------------------------------
                                                 SUBORDINATED PAYMENTS
---------------------- -------------------------------------------------------------------------- ----------------------------------
       Type of                                         Method of                                              Estimated
    Compensation                                     Compensation                                              Amount
---------------------- -------------------------------------------------------------------------- ----------------------------------
Incentive              Our  operating  partnership  will pay an  incentive  distribution  to our  Actual  amounts  to  be  received
Distribution           advisor equal to 15% of our operating  partnership's  operating cash flow  depend     upon     results    of
                       after our company has received, and paid to our shareholders, the sum of:  operations    and   the    actual
                                                                                                  amounts   that   we   invest   in
                       .    an 8% cumulative, non-compounded return on our Invested Capital, and  properties    and,     therefore,
                       .    any remaining shortfall in the recovery of our Invested Capital with  cannot  be   determined   at  the
                            with respect to prior sales of properties.                            present time.

                       If there is a  shortfall  in that 8%  return  at the end of any  calendar year and our advisor  previously  has received  incentive  distributions, other than those that have  previously  been repaid,  our advisor will be required  to  repay  to our  operating  partnership  an  amount  of those distributions  sufficient to cause the cumulative 8% return  threshold to be met. In no event will the  cumulative  amount repaid by our advisor to our  operating  partnership  exceed the  cumulative  amount of  incentive distributions that our advisor previously has received.

---------------------- -------------------------------------------------------------------------- ----------------------------------
Incentive              Our operating  partnership  will pay an incentive  distribution  upon the  Actual  amounts  to  be  received
Distribution Upon      sale of a property  equal to 15% of the net proceeds  from the sale after  depend  upon  the  sale  price of
Dispositions           our company has received, and paid to our shareholders, the sum of         properties    and,     therefore,
                                                                                                  cannot  be   determined   at  the
                       .    our   Invested   Capital   that   initially  was  allocated  to that  present time.
                            property,
                       .    any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and
                       .    any remaining shortfall in the 8% return on Invested Capital.

                       If we and, in turn,  our  shareholders  have not received a return of our
                       Invested  Capital or if there is a shortfall  in the 8% return  after the sale  of the  last  property  and our  advisor  previously  has  received incentive  distributions,  other  than those  that have  previously  been
                       repaid,   our  advisor  will  be  required  to  repay  to  our  operating partnership  an  amount  of those  distributions  sufficient  to cause us and,  in turn,  our  shareholders  to  receive  a full  return of the our
                       Invested  Capital and a full  distribution of the 8% return.  In no event will  the  cumulative  amount  repaid  by our  advisor  to our  operating partnership exceed the cumulative amount of incentive  distributions that our advisor previously has received.

Additional Payments for Additional Services

       In extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

     .    the goods or services must be necessary to our prudent operation; and
     . the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

       Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitations on Reimbursements

     No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

     The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

     In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

     .        2% of our Average Invested Assets or
     .        25% of our net income for such year.

The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

     Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

     Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

     Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor, such as the Incentive Distribution referred to in the Compensation Table. However, total operating expenses do not include:

     . the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;
     .   interest payment;
     .   taxes;
     .   non-cash expenditures such as
         depreciation, amortization and bad debt reserves; and
     . acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the Incentive Distribution Upon Disposition referred to in the Compensation Table.

Additional Important Information on Compensation to Our Affiliates

     Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. The independent directors must approve all transactions between us and our advisor or its affiliates.


                            PRIOR PERFORMANCE SUMMARY


     The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

     As of September 30, 2001, our advisor served as advisor or sponsor of a total of 29 real estate investment entities as follows:

Public Programs

     Triple Net Properties, LLC, our advisor, has served as the advisor of T REIT, Inc., a public real estate investment trust since February 2000. T REIT, Inc. and the properties it has acquired are described below.

T REIT, Inc.

     T REIT, Inc., a Virginia corporation, was formed in December, 1998 and is qualified as a REIT for federal income tax purposes. The offering is ongoing.
T REIT, Inc. was formed to acquire office, industrial and retail properties in accordance with its prospectus. Our advisor manages a portion of the properties owned by T REIT, Inc. and its affiliates.

     T REIT, Inc. has acquired four properties and three tenancy in common interests in three additional properties. One of the four properties acquired to date was sold. Of the seven properties 72% are located in Texas and 28% are located in Nevada. The properties are all commercial properties, of which 54% are office buildings and 46% are shopping centers. Weighted by purchase price, 3% of the properties and tenancy in common interests acquired by T REIT, Inc., had tenants associated with governmental entities, the primary focus of G REIT, Inc. T REIT, Inc. paid approximately $39.7 million for its share of the properties and tenancy in common interests as further described in the following property summaries.

     On September 26, 2000, T REIT, Inc. through its partnership, T REIT L.P., purchased the Christie Street Office Building, a Class C office building in Lufkin, Texas for $1,250,000. The Christie Street Office Building, built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which was built by the State of Texas in 1990, on two parcels of land totaling 1.78 acres. The building includes 17,141 square feet of rentable space.

     On November 13, 2001, T REIT, L.P. sold the Christie Street Office Building for $1,050,000. The sale of the property including closing costs resulted in a loss of approximately $225,000. Following the refund of $50,000 in real estate commissions by Triple Net Properties Realty, Inc., an affiliate of our advisor, and a refund of approximately $156,000 in asset management fees by our advisor, the net loss totaled about $19,000. Net cash flow realized from the property totaled approximately $125,000 during the holding period. In connection with the sale, T REIT, Inc. provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. In addition, as part of the sale transaction, T REIT, Inc. guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease Agreement, obligating the company to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Our advisor, however, agreed to indemnify T REIT, Inc. against any future losses under the Master Lease Agreement.

     On October 26, 2000, T REIT, Inc., through its partnership, T REIT L.P., purchased the Northstar Crossing Shopping Center, a 67,560 square foot shopping center, located in Garland, Texas for $3,930,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $2,695,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in July, 2001. Pursuant to an agreement with the lender, T REIT L.P., continued to make payments on this loan although it was technically in default from July 2001 through December 2001 when the property was refinanced and the loan paid in full. As of December 1, 2001, the property was 88% occupied.

     On November 17, 2000, TREIT - PDR, LLC, a single-member Virginia limited liability company, and a wholly owned subsidiary of T REIT, Inc., purchased the Plaza del Rey Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenancy in common interest in the property to two other tenants in common, one of which is Lake Air Mall - PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor, who purchased a 19% undivided interest in the property. TREIT - PDR, LLC retained a 16.5% undivided tenant in common interest in the property. TREIT - PDR, LLC paid a total of $833,250 for its 16.5% undivided interest in the shopping center. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $3,995,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in November, 2001. Although this loan is currently in default, T REIT-PDR, LLC continues to make payments and the lender has agreed to exercise forbearance until refinanced. Management expects the loan to be refinanced in January, 2002. As of December 1, 2001, the property was 92% occupied.

     On November 22, 2000, TREIT - Seguin, LLC, a single-member, Virginia limited liability company, and a wholly owned subsidiary of T REIT, Inc., purchased the Seguin Corners Shopping Center, a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio, and simultaneously transferred an aggregate 74% undivided interest to two other tenants in common, one of which is Lake Air Mall - Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor that purchased a 10% interest in the property. TREIT - Seguin, LLC retained a 26% undivided tenancy in common interest in the property. TREIT - Seguin, LLC paid a total of $637,000 for its 26% undivided interest in the shopping center. Bank of America allowed assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to $545,000 with no exit fee. The note bears a floating interest rate priced at 2.15% over the 30-day LIBOR rate with a loan maturity date of September 1, 2003. As of December 1, 2001, the property was 100% occupied

     On December 6, 2000, T REIT, Inc., though its partnership, T REIT L.P., purchased Thousand Oaks Center, a 162,864 rentable square foot, Class "A" neighborhood center, located in San Antonio, Texas for $13,000,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term interest-only mortgage loan in the amount of $10,837,500 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in June, 2001. Pursuant to an agreement with the lender, T REIT L.P. continued to make payments on this loan although it was technically in default from June 2001 through December 2001 when the property was refinanced and the loan paid in full. As of December 1, 2001, Thousand Oaks Center was approximately 91% occupied.

     On May 11, 2001, TREIT - Pahrump, LLC, a single-member, Virginia limited liability company, a wholly owned subsidiary of T REIT, Inc., purchased Pahrump Valley Junction Shopping Center, a 105,721 square foot, grocery-anchored neighborhood center located in Pahrump, Nevada for $17,150,000. The purchase included (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. T REIT - Pahrump, LLC borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, it borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms of this unsecured note, it was obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. It borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC pursuant to a promissory note dated May 10, 2001. Under the terms of this note T REIT - Pahrump, LLC is obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full. As of December 1, 2001, the property was approximately 99% occupied.

     On September 4, 2001, TREIT - Reno Trademark, LLC, a single-member Nevada limited liability company, a wholly owned subsidiary of T REIT, Inc., purchased a 40% undivided tenancy in common interest in the Trademark Building, an approximately 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada for $2,851,622. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The purchase price included: (i) a cash payment of approximately $4,596,000; and
(ii) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the "Spread". The "Spread" means 2.45% during the first six months of the term; and 2.70% during the second six months of the term and maturing in September 2002. T REIT - Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common. As of December 1, 2001, the property was 100% leased.

Private Programs

     Beginning in April, 1998 through December 15, 2001, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., a hedge fund, VC/RE Hedge Fund LLC, 25 private placement limited liability companies and 2 private placement limited liability notes programs which have raised more than $156 million from approximately 2,386 investors in properties with an aggregate price of more than $405 million. Of the 34 properties purchased for private programs, 11 (32.4%) were in California, 7 (20.5%) were in Colorado, 5 (14.7%) were in Nevada, 5 (14.7%) were in Kansas, 3 (8.8%) were in Texas, 2 (5.9%) were in South Dakota and 1 (2.9%) was in Hawaii. The 34 properties are all commercial properties consisting of approximately 60% shopping centers and 40% office buildings weighted by purchase price.

     Each of the prior advisor programs and the properties acquired and sold through September 30, 2001 are described below.

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Western Real Estate Investment Trust, Inc.

     Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July, 1998 and is qualified as a REIT for federal income tax purposes. In April, 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly owned subsidiary.

     The following is a summary of the properties acquired and sold by Western Real Estate Investment Trust, Inc. through September 30, 2001:

     The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 53,895 leasable square feet was originally constructed in 1930 and was acquired in July, 1998 for $1,850,000. Fidelity Bank provided a mortgage loan in the amount of $925,000 at a fixed rate of 10.00% with a 30-year amortization period due June, 1999. As of September 30, 2001, the building was approximately 90% occupied.

     The Phelan Village Shopping Center is an approximately 93,849 square foot shopping center in Phelan, California built in 1989. Western Real Estate Investment Trust, Inc. acquired this property on October 16, 1998 for $4,945,600. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.16% with a 30-year amortization period due November, 2008. As of September 30, 2001, Phelan Village was approximately 98% occupied.

     The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center was acquired in November, 1998 for $9,100,000. GE Capital Corporation provided a mortgage loan in the amount of $6,937,000 at a fixed rate of 7.00% with a 30-year amortization period due November, 2008. The center includes approximately 121,192 square feet and, as of September 30, 2001, was approximately 87% occupied.

     The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, which is in Orange County, California. Western Real Estate Investment Trust, Inc. acquired this property on December 1, 1998 for $9,540,000. Hawthorne Savings and Loan of El Segundo, CA provided a mortgage loan in the amount of $7,950,000 at a variable rate of 3.5% over 6-month LIBOR with a 30-year amortization period due January, 2002 and a 2-year extension alternative. As of September 30, 2001, the center was approximately 84% occupied.

     The Brookings Mall, is an approximately 142,826 square foot shopping center in Brookings, South Dakota. The center was acquired for a total of $4,150,000. Lu Vision Developers, Inc. provided a mortgage loan in the amount of $962,330 at a fixed rate of 9% with a 30-year amortization period due October, 2000. This property was refinanced and the loan paid in full. Western Real Estate Investment Trust, Inc. acquired a 68.5% tenant in common interest in the property on May 1, 2000 and as of September 30, 2001 the center was approximately 97% occupied.

     The Huron Mall Shopping Center is an approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western Real Estate Investment Trust, Inc. acquired the property in March, 1999 for $1,800,000. Imperial Thrift & Loan provided a mortgage loan in the amount of $1,440,000 at a fixed rate of 9% for the first two years, then a variable rate of 4.0% over 6-month LIBOR subject to 2% annual and 3% lifetime caps with a 30-year amortization period due April, 2009. In April, 2000, the property was sold to an unaffiliated third party.

     The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western Real Estate Investment Trust, Inc. acquired a $14,300,000 leasehold interest in this property on July 29, 1999 in return for the assumption of a mortgage loan originally provided by MP Financial Group, Inc, in the amount of $11,396,398 at a fixed rate of 7.16% with a 30-year amortization period due August 2008 and interest-only seller financing totaling $2,239,699 at a fixed rate of 9.00% due September 30, 1999. The center includes approximately 74,974 square feet of space and is anchored by a Safeway grocery store. In August, 2000, the property was sold to an unaffiliated third party for $15,071,068.

Other Private Placements

     Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in April, 1998 to acquire an 87% tenancy in common interest in Barstow Road Shopping Center, a 77,950 square foot retail shopping center located in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC, which purchased its interest in the shopping center on May 1, 1998 for $4,742,207. Impac Capital Corporation provided a mortgage loan in the amount of $3,450,000 at a variable interest rate of 3.95% over 6-month LIBOR on a 30-year amortization schedule due May, 1999. As of September 30, 2001, the property was 88% occupied.

     Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998 for $16,030,000. ORIX Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $12,000,000 at a variable rate of 3.00% over the Eurodollar Borrowing Rate on a 20-year amortization schedule due December, 2003. The loan also includes earn-out and amortization-adjustment provisions. The property contains approximately 138,729 square feet of Class-B office

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space and, as of September 30, 2001, was approximately 91% occupied. The building was developed in 1981 by casino operator, Harrah's, which currently leases over 40% of the space.

     Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December 1998 to acquire Yerington Plaza Shopping Center, a neighborhood retail center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada. Our advisor is the managing member of Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999 for $4,422,000. National Realty Funding, Inc. provided a mortgage loan in the amount of $3,316,200 at a fixed rate of 7.77%, 30-year amortization schedule, due April, 2009. Yerington Plaza includes approximately 55,531 square feet of leasable space and, as of September 30, 2001, was approximately 94% occupied.

     NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in February 1999 and has acquired three properties. Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999 for $3,504,879; Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999 for $8,800,000; and Palm Court Shopping Center was acquired on August 3, 1999 for $8,988,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $2,840,000 at a fixed rate of 8.00% amortized over 30 years due July, 2009 for the Belmont Shopping Center. Salomon Brothers Realty Corporation provided a mortgage loan in the amount of $6,600,000 at a fixed rate of 8.21% amortized over 30 years due July, 2009 for the Village Fashion Center. ORIX Corporation provided a mortgage loan in the initial amount of $4,500,000, with an additional $4,000,000 subject to certain conditions regarding re-tenanting and earn-outs, at a variable rate of 3.75% over 3-month LIBOR amortized over 25 years on the schedule of a 9.00% fixed rate loan due December, 2003 for the Palm Court Shopping Center. Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. As of September 30, 2001, Belmont Shopping Center was approximately 98% occupied. Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. As of September 30, 2001, Village Fashion Center was 100% occupied. Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space. As of September 30, 2001, Palm Court Shopping Center was approximately 70% occupied.

     NNN Town & Country Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in May, 1999, to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999 for $32,000,000. GE Credit Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $25,775,000 at a variable rate of 3.10% over 30-day LIBOR amortized over 30 years due June, 2002 with a one-year extension. The loan also includes lender hold-backs for tenant improvements and earn-out provisions. The Town & Country shopping center includes approximately 234,738 square feet of leasable space, and as of September 30, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN Town & Country Shopping Center, LLC. NNN Town & Country Shopping Center, LLC reduced distributions to its investors during 2000 from 8% to 5% due to reduced available operating cash flow. The company experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. The variable interest rate on the loan has since declined to 6.725% as of September 30, 2001 and redevelopment for Phase I is complete. The company expects to increase distributions to the former 8% in mid 2002.

     NNN "A" Credit TIC, LLC, a Virginia limited liability company, was formed by our advisor in July, 1999 to acquire Pueblo Shopping Center in Pueblo, Colorado. Our advisor is the managing member of NNN 'A' Credit TIC, LLC, which closed on the acquisition of the Pueblo Shopping Center on November 3, 1999 for $7,091,143. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $5,306,300 at a fixed rate of 8.25% amortized over 30 years due December, 2009. The retail shopping center contains approximately 106,264 square feet of retail space and was approximately 95% occupied as of September 30, 2001.

     NNN Redevelopment Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in August, 1999 to acquire two properties. The Bank One Building is a 127,427 square foot office building in Colorado Springs, Colorado and was acquired on November 23, 1999 for $8,730,000. White Lakes Shopping Center is a 436,500 square foot retail center in Topeka, Kansas and was acquired on March 31, 2000 for $15,000,000. Credit Suisse First Boston Mortgage Capital LLC provided a mortgage loan in the amount of $12,200,000 at a variable rate of 3.00% over 30-day LIBOR due April, 2002 for White Lakes Shopping Center. Fremont Investment & Loan provided a mortgage loan in the amount of $6,000,000 at a variable rate of 3.65% over 6-month LIBOR due November, 2004 for the Bank One Building. The Bank One Building and White Lakes Shopping Center were occupied 83% and 78%, respectively, as of September 30, 2001. Our advisor is the managing member of NNN Redevelopment Fund VIII, LLC.

     NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisor in September 1999 to acquire County Fair, a retail center in Woodland, California. Our advisor is the managing member of NNN Exchange Fund III, LLC, which closed on the acquisition of County Fair on December 15, 1999 for $15,850,000. FINOVA Realty Capital, Inc. provided a mortgage

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loan in the amount of $12,035,000 at a fixed rate of 8.59% due January, 2010.
The retail shopping center contains approximately 397,075 square feet of leasable space and was approximately 87% occupied as of September 30, 2001.

     NNN Tech Fund III, LLC a Virginia limited liability company, was formed by our advisor in February 2000, to acquire Moreno Corporate Center, a 226,053 square foot retail, office and industrial property in Moreno Valley, California. The property was acquired on June 16, 2000 for $11,766,500. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $8,425,000 at a variable rate of 3.25% over the 30-day LIBOR due April, 2001. The company refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space. As of September 30, 2001 the remaining 199,604 square feet of the property is 81% occupied. Our advisor is the managing member of NNN Tech Fund III, LLC.

     NNN Horizon Fund, LLC, a Virginia limited liability company, was formed in March, 2000 to offer $12,000,000 of 11% participating secured notes to assist in funding the purchase of the "Horizon Portfolio" consisting of one "power center," one enclosed mall, and five retail outlet and entertainment centers offered for sale at $93,500,000. The notes included profit participation rights equal to 20% of the net profit achieved upon sale of the portfolio. Notes totalling $3,573,000 were sold in the offering, but NNN Horizon Fund, LLC was unable to purchase the "Horizon Portfolio" of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty.

     NNN Westway Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in April 2000, to acquire the Westway Shopping Center, a retail shopping center in Wichita, Kansas, which it acquired on August 8, 2000 for $9,698,500. UBS Warburg LLC provided a mortgage loan in the amount of $7,125,000 at a fixed rate of 8.70% amortized over 30 years due July, 2010. The Westway Shopping Center includes approximately 220,010 square feet of leasable space, and as of September 30, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN Westway Shopping Center, LLC.

     Kiwi Associates, LLC, a Virginia limited liability company, was formed by our advisor in June 2000, to acquire Orange Street Plaza, a retail shopping center in Redlands, California, which it acquired on July 14, 2000 for $8,200,000. Prudential Mortgage Capital Company provided a mortgage loan in the amount of $6,500,000 at a fixed rate of 8.6% with a 30-year amortization period due September 2010. The Orange Street Plaza includes approximately 127,443 square feet of leasable space, and as of September 30, 2001, was approximately 90% occupied. Our advisor is the managing member of NNN Kiwi Associates, LLC.

     NNN 2000 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in July 2000, to acquire the Bowling Green Financial Park, consisting of seven individual office buildings in Sacramento, California, which it acquired on December 28, 2000 for $16,256,500. Fremont Investment & Loan provided an interest-only mortgage loan in the amount of $12,290,000 at a variable rate of 3.50% over 6-month LIBOR with a 25-year amortization period due December, 2005. Bowling Green Financial Park includes approximately 234,551 square feet of leasable space, and as of September 30, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN 2000 Value Fund, LLC.

     NNN Rocky Mountain Exchange, LLC, a Virginia limited liability company, was formed by our advisor in September 2000, to acquire the Galena Street Building, an office building in Denver, Colorado, which it acquired on November 30, 2000 for $7,345,150. Chase Manhattan Bank provided an interest-only mortgage loan in the amount of $5,275,000 at a variable rate of 2.55% over 30-day LIBOR due December, 2002. The Galena Street Building includes approximately 71,298 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN Rocky Mountain Exchange, LLC.

     NNN 2004 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $5,000,000 of 11% Participating Unsecured Notes for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. The company had raised $5,000,000 as of September 30, 2001 under this offering.

     Market Centre, LLC, a Virginia limited liability company, was formed in November 1998 to acquire Market Centre, an 11-story, 121,868 square foot certified historic building in Wichita, Kansas. The building was acquired for a contract purchase price of $1,250,000 on November 18, 1998. Coastal American Corporation and Union Land and Management Company loaned Market Centre, LLC approximately $1,300,000 to finance the purchase. In July 1999 Market Centre LLC offered $1,000,000 of 11% participating unsecured notes primarily for working capital and to assist with property improvements. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. Concurrently, Market Centre, LLC obtained a $900,000 mortgage loan at a fixed rate of 9.00% from ITLA Funding secured by the property. The loan amount was subsequently increased to $1,070,000. On June 1, 2001, the loan converted to a variable rate equal to 4.00% over 6-month LIBOR amortized over 30 years due June, 2009. In September, 2000, Market Centre, LLC, through its managing member, our advisor, raised $1,330,000 through a private placement of tenancy in common interests in the building. The notes were paid in full in February 2001 with all interest due and a prepayment penalty. As of September 30, 2001 the building was 83% occupied.

     NNN 2005 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $6,000,000 of 10% Participating Secured Notes for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. The company had raised $2,300,000 as of September 30, 2001 under this offering.

     NNN Dry Creek Centre, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Dry Creek Centre, an office/flex facility in Denver, Colorado, which it acquired on January 31, 2001 for $11,100,000. Key Bank provided a mortgage loan in the amount of $8,350,000 at a fixed rate of 7.50% with a 30-year amortization period due February, 2011. The Dry Creek Centre includes approximately 85,760 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN Dry Creek Centre, LLC.

     NNN Sacramento Corporate Center, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Sacramento Corporate Center, a Class A office building in Sacramento, California, which it acquired on March 12, 2001 for $31,540,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $22,250,000 at a fixed rate of 8.15% with a 15-year amortization period due April, 2011. Sacramento Corporate Center includes approximately 192,779 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN Sacramento Corporate Center, LLC.

     NNN Camelot Plaza Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in March 2001, to acquire the Camelot Plaza Shopping Center, a retail shopping center in San Antonio, Texas, which it acquired on August 1, 2001 for $6,350,000. International Bank of Commerce, San Antonio, TX provided a mortgage loan in the amount of $4,127,500 at a variable rate of 1% over the Prime Rate with a 15-year amortization period due August, 2003. The Camelot Plaza Shopping Center includes approximately 91,266 square feet of leasable space, and as of September 30, 2001, was approximately 84% occupied. Our advisor is the managing member of NNN Camelot Plaza Shopping Center, LLC.

     NNN 2001 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in March 2001 to acquire three properties. 1840 Aerojet Way (Val-Pak) in North Las Vegas, Nevada was acquired on September 27, 2001 for $5,100,000; Western

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Plaza in Amarillo, Texas was acquired on July 31, 2001 for $5,000,000; and
Pacific Corporate Park in Orange County, California, is scheduled to be acquired in the first quarter of 2002. Imperial Capital Bank provided a mortgage loan in the amount of $2,938,000 at a variable rate of 4.125% over six-month LIBOR with a 20-year amortization period due October, 2011 for 1840 Aerojet Way. SMI Realty, Inc., provided an interest-only mortgage loan in the amount of $4,250,000 at a variable rate of 3.25% over the GECC Composite Commercial Paper Rate due January, 2002 for Western Plaza. The company has not yet obtained a loan for Pacific Corporate Park. 1840 Aerojet Way (Val-Pak) is an industrial building containing approximately 102,948 square feet of leasable space. As of September 30, 2001, 1840 Aerojet Way (Val-Pak) was approximately 100% occupied. Western Plaza is a retail shopping center containing approximately 412,127 square feet of leasable space. As of September 30, 2001, the Western Plaza was approximately 35% occupied. The Pacific Corporate Park is six office buildings containing approximately 166,785 square feet of leasable space. As of September 30, 2001, Pacific Corporate Park was approximately 79% occupied. Our advisor is the managing member of NNN 2001 Value Fund, LLC.

     NNN Reno Trademark, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire a 60% tenant in common interest in the Trademark Building. (The remaining 40% tenant in common interest was purchased by T REIT, Inc., an affiliate of the advisor.) The Trademark Building is an industrial building in Reno, Nevada, which was acquired on September 4, 2001 for $7,296,110. Greenwich Capital Financial Products, Inc. provided an interest-only bridge loan in the amount of $2,700,000 at a variable rate of 2.45% over 30-day LIBOR for the first six months and 2.70% over 30-day LIBOR thereafter. The loan may be converted to a 30-year amortization loan due in five years with all terms determined by the lender. The Trademark Building includes approximately 75,257 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN Reno Trademark, LLC.

     NNN Gateway Aurora, LLC, a Virginia limited liability company, was formed by our advisor in December 2000, to acquire Gateway Plaza, a shopping center in Aurora, Colorado, for $7,763,000 on April 5, 2001. Northland Financial Company, Bloomington, Minnesota provided a mortgage loan in the amount of $6,400,219 at a fixed rate of 8.93% with a 30-year amortization period due June, 2007. Gateway Plaza includes approximately 101,048 square feet of leasable space, and as of September 30, 2001, was approximately 92% occupied. Our advisor is the managing member of NNN Gateway Plaza, LLC.

     NNN Washington Square, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire Washington Square Center. Washington Square Center is an approximately 71,502 square foot shopping center in Stephenville, Texas, 60 miles southwest of Dallas/Ft, Worth, Texas. Washington Square Center was purchased for $7,263,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $4,890,000 at a fixed rate of 7.50% with a 30-year amortization period due November, 2011. The shopping center was approximately 92% leased on the acquisition date of October 16, 2001. Our advisor is the managing member of NNN Washington Square, LLC.

     NNN One Gateway Plaza, LLC, a Virginia limited liability company, was formed by our advisor in June 2001, to acquire One Gateway Plaza, a Class A office building in Colorado Springs, Colorado, which it acquired for $12,550,000 on July 30, 2001. Bank of America provided a mortgage loan in the amount of $9,375,000 at a fixed rate of 7.40% with a 30-year amortization period due August, 2011. One Gateway Plaza includes approximately 113,139 square feet of leasable space, and as of September 30, 2001, was approximately 96% occupied. Our advisor is the managing member of NNN One Gateway Plaza, LLC.

     NNN LV 1900 Aerojet Way, LLC, a Virginia limited liability company, was formed by our advisor in July 2001, to acquire 1900 Aerojet Way, a distribution center in North Las Vegas, Nevada, which it acquired on August 31, 2001 for $5,067,000. Greenwich Capital Financial Products, Inc. provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.42% with a 30-year amortization period due September, 2011. 1900 Aerojet Way includes approximately 106,717 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN LV 1900 Aerojet Way, LLC.

     NNN County Center Drive, LLC, a Virginia limited liability company, was formed by our advisor in August 2001, to acquire the County Center Building, a distribution warehouse and office building in Temecula, California, which it acquired on September 28, 2001 for $5,395,000. Imperial Capital Bank provided a mortgage loan in the amount of $3,210,000 at a variable rate of 4.125% over 6-month LIBOR with a 20-year amortization period due September, 2011. The County Center Building includes approximately 77,582 square feet of leasable space, and as of September 30, 2001, was 100% occupied. Our advisor is the managing member of NNN County Center Drive, LLC.

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

     The information set forth above should not be considered indicative of results to be expected from our company.

     We encourage potential investors to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.


                              CONFLICTS OF INTEREST

     Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the advisor's affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm's-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

     We believe that the compensation paid to our advisor and its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Affiliates

     Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor and its affiliates have informed us that they believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

Process for Resolution of Conflicting Opportunities

     Our advisor has sponsored publicly and privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing governmental properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

     .    we have funds available to make the purchase;
     . our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and
     .    the property meets our acquisition criteria.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

     .    the effect of the acquisition on the diversification of our portfolio;
     .    the amount of funds we have available for investment;
     .    cash flow; and
     . the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

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

     We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing governmental investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

     We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm's-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property's fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property's current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

     We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

     Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

     Our advisor and its affiliates will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that our advisor and its affiliates have sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

     Our advisor and its affiliates have received and will continue to receive the compensation as described in "Compensation Table." The real estate commission described under "Compensation Table" is based on the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our shareholders. In addition, an affiliate of our advisor will receive the property management fee described under "Compensation Table" computed based on the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm's-Length Agreements; Conflicts; Competition

     The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions. While

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

we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

     Hirschler Fleischer, a Professional Corporation acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us. Hirschler Fleischer is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders' ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

     NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the selling commissions, marketing support and due diligence reimbursement fees based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent "due diligence" with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

                      SUMMARY OF DIVIDEND REINVESTMENT PLAN

     We have adopted a dividend reinvestment plan under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment plan, which is attached to this prospectus as Exhibit C.

General

     Shareholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the dividend reinvestment plan at any time and will not need to receive a separate prospectus relating solely to the dividend reinvestment plan. A person who becomes a shareholder otherwise than by participating in this offering may purchase shares through the dividend reinvestment plan only after receipt of a separate prospectus relating solely to the dividend reinvestment plan.

     Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the dividend reinvestment plan, the purchase price for shares purchased under the dividend reinvestment plan will be the greater of $9.05 and the fair market value of a share of our common stock as of the date of reinvestment.

Investment of Dividends

     Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the dividend reinvestment plan.

     As of the date of this prospectus, participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

     For each participant in the dividend reinvestment plan, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the dividend reinvestment plan.

     We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the dividend reinvestment plan shall be reflected on our books.

     Shares acquired under the dividend reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

     The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

     Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

     .    the dividends reinvested during the year;

     .    the number of shares purchased during the year;

     .    the per share purchase price for such shares;

     . the total administrative charge retained by us on behalf of each participant; and

     . the total number of shares purchased on behalf of the participant under the dividend reinvestment plan.

     Tax information with respect to income earned on shares under the dividend reinvestment plan for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

     Shareholders who purchase shares in this offering may become participants in the dividend reinvestment plan by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the dividend reinvestment plan and who has not previously elected to participate in the dividend reinvestment plan may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder's desire to participate in the dividend reinvestment plan. Participation in the dividend reinvestment plan will commence with the next dividend made after receipt of the participant's notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the dividend reinvestment plan will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the dividend reinvestment plan and to all dividends. Participants will be able to terminate their participation in the dividend reinvestment plan at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the dividend reinvestment plan for any reason at any time, upon ten days' prior written notice to all participants.

     A participant who chooses to terminate participation in the dividend reinvestment plan must terminate his or her entire participation in the dividend reinvestment plan and will not be allowed to terminate in part. If the dividend reinvestment plan is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the dividend reinvestment plan, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant's terminating his interest in the dividend reinvestment plan or our termination of the dividend reinvestment plan. A participant in the dividend reinvestment plan who terminates his interest in the dividend reinvestment plan will be allowed to participate in the dividend reinvestment plan again by notifying us and completing any required forms.

     We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the dividend reinvestment plan.

Federal Income Tax Considerations

     Shareholders subject to federal income taxation who elect to participate in the dividend reinvestment plan will incur tax liability for dividends reinvested under the dividend reinvestment plan even though they will receive no related cash. Specifically, shareholders will be treated as if they have received a cash dividend from our company and then applied such dividend to purchase shares in the dividend reinvestment plan. A shareholder who reinvests dividends will be taxed on such dividend at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

     We reserve the right to amend any aspect of the dividend reinvestment plan without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. We also reserve the right to terminate the dividend reinvestment plan for any reason at any time by ten days' prior written notice of termination to all participants. We may terminate a participant's participation in the dividend reinvestment plan immediately if in our judgment such participant's participation jeopardizes in any way our status as a REIT.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of the date of this prospectus, we had not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

     As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

     We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties.

     Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments. We expect the majority of leases for the properties that we will acquire will be net leases that require the tenant to pay operating expenses.
We do not anticipate establishing a permanent reserve for maintenance and repairs of our properties.

                             PRINCIPAL SHAREHOLDERS

     Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock for approximately $200,005, which is equivalent to $9.05 per share and is net of selling commissions and marketing allowance and due diligence reimbursement fees.

     None of the officers and directors of our company or our advisor have committed to purchasing shares in this offering. However, such individuals are not precluded from purchasing shares in this offering, and may do so at the offering price of $10.00 net of the selling commissions and the marketing allowance and due diligence reimbursement fee. We do not contemplate that any such person will own beneficially in excess of 5% of our shares. None of the purchases by the officers and directors of our company and our advisor will count toward the minimum offering needed to break escrow. The following table sets forth the expected ownership of our shares of common stock by owners we expect to hold more than 5% of our shares and their percentage ownership of our company assuming the minimum and maximum number of shares are sold.



                                            Number of Shares Beneficially
                                              Owned as of Commencement                Percent if                 Percent if
                 Name                             of this Offering                  Minimum is Sold           Maximum is Sold
                 ----                             ----------------                  ---------------           ---------------
Triple Net Properties, LLC                             22,100                            22.1%                     2.21%

                          DESCRIPTION OF CAPITAL STOCK

General

     The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms or the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

     Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 11,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

     Holders of our common stock:

     . are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;

     . are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

     .    do not have preemptive rights.

     Initially, we will serve as our own transfer agent for the common stock.

Shareholder Voting

     Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

     All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

     Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

     . amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

     . sell all or substantially all of our assets other than in the ordinary course of our business;

     .    cause a merger or reorganization of our company;

     .    dissolve or liquidate our company; or

     . take any action to disqualify our company as a REIT or otherwise revoke our election to be taxed as a REIT.

     Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

     .    amend our articles of incorporation;

     .    remove any or all of our directors; or

     .    dissolve or liquidate our company.

     Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

     Pursuant to Virginia law, if no meeting is held, 100% of the shareholders must consent in writing.

Preferred Stock

     Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares.

Issuance of Additional Securities and Debt Instruments

     Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

     In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding capital stock are more fully described under the heading "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification."

     Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

     .    the number of outstanding shares of our common stock; or

     . the number of outstanding shares of our preferred stock of any class or series of preferred stock.

     Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

     . result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

     . result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

     . result in our company being "closely held" under the federal income tax laws;

     . cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

     . before our common stock qualifies as a class of "publicly-offered securities," result in 25% or more of our common stock being owned by ERISA investors;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

     Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

     Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

     . the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

     . the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

     The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

     . the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

     . the market price per share on the date that our company, or our designee, accepts such offer.

     We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

     "Market price" on any date means the average of the closing prices for the five consecutive trading days ending on such date. The "closing price" refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

     If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

     The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

     . our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and

     . there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

     All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

     The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder.


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                 IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW
                  AND OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, and is qualified in its entirety by reference to Virginia law and to such documents, copies of which may be obtained from our company.

Our Articles of Incorporation and Bylaws

     Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders' Meetings

     An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

     Our articles of incorporation provide that the number of directors of our company may not be fewer than three and that a majority of the directors shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. Our bylaws provide that the initial number of directors shall be three. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

     Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

     Subject to the conditions set forth below, our articles of incorporation provide that we will indemnify and hold harmless our directors, officers, advisors or their affiliates against any and all losses or liabilities reasonably incurred by our directors, officers, advisors or any of their affiliates in connection with or by reason of any act or omission performed or omitted to be performed on our behalf.

     Under our articles of incorporation, our company shall indemnify any of our directors, officers or advisors or any of their affiliates for any liability or loss suffered by such party seeking indemnification and we shall hold harmless any of our directors, officers or advisors or any of their affiliates for any loss or liability suffered by our company, provided, that:

     . the party seeking indemnification was acting on behalf of or performing services on the part of our company;

     . our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;


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     .    such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and

     .    such liability or loss was not the result of:

          . negligence or misconduct by our officers or directors, excluding the independent directors or our advisor or their affiliates; or

          . gross negligence or willful misconduct by the independent directors.

     Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors, officers, our advisor or any of their affiliates who is or was serving at our request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

     Our company shall not indemnify any of our directors, officers, or our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

     . there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

     . a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

     We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

     . the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

     . the legal action is initiated by a third party who is not a shareholder of our company or the legal action is initiated by a shareholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

     . the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

     . the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

     Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

     Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

     We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our articles of incorporation.

     The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.


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     To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

     There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the "business judgment rule." Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

     Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

     Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

     We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained therein.

     We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

     The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders' voting rights and the exercise of shareholders' rights under federal proxy laws.

     If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder's interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

     The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

     In connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an


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orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with a proposed roll-up transaction.

     In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

     . accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

     .    one of the following:

          . remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

          . receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     Our company is prohibited from participating in any proposed roll-up transaction:

     . which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

     . which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

     . in which our shareholder's rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in "Inspection of Books and Records," above; or

     . in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the Virginia Stock Corporation Act

     The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

     Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

     Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company,


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impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

     We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

     We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. In particular, we will not make any loans to our advisor or its affiliates, and unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, determines that the transaction is fair and reasonable to our company and is on terms and conditions no less favorable than from unaffiliated third parties, our company may not:

     . borrow money from or sell property to our advisor, any officer, director or affiliates of our advisor or our company; and

     . enter into any other transaction with our advisor, any officer, director or affiliates of our advisor or our company.

     Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors' or officers' interest in the transaction if:

     . the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

     . the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or

     .    the transaction is established to be fair to our company.

                        SHARES AVAILABLE FOR FUTURE SALE

     All of the shares of common stock offered and sold by this prospectus will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 500,000 shares in connection with our dividend reinvestment plan. In addition, we may issue up to 500,000 shares upon exercise of the options granted under two stock option plans.

                        AGREEMENT OF LIMITED PARTNERSHIP

     The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

     Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners' redemption


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rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

     It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

     We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

     Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

     Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

     . result in any person owning, directly or indirectly, stock in excess of the ownership limit;

     . result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

     . result in our company being "closely held" under the federal income tax laws;

     . cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

     . cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the Securities Act.

     A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

     The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would
                          --------
have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.


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Incentive Units

     Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership's operating cash flow after our company has received, and paid to our shareholders, the sum of:

     .    an 8% cumulative, non-compounded return on our Invested Capital; and

     . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties.

     Invested Capital will equal the product of:

     . the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, or the director stock options, and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

     . a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: the net sale proceeds available for distributions; or the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

     If there is a shortfall in the 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

     The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the shareholders, the sum of:

     . our Invested Capital that initially was allocated to the property sold;

     . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

     .    any remaining shortfall in the 8% return.

     If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership's last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

     If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value. The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

Operations

     The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of the federal income tax laws.



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     In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

     .    all expenses relating to our formation and continuity of existence;

     .    all expenses relating to our public offering;

     . all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

     . all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

     . all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

     The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership, on a monthly basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership's properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

     Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

     Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership's last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

     Operating Income. Operating income of our operating partnership will be allocated as follows:

     (1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses below and clause (1) under Losses from Capital Transactions below;

     (3) Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

     (4) Fourth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

     (5) Thereafter, any remaining operating income will be allocated 100% to our company.


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     Operating Losses. Operating losses of our operating partnership will be allocated as follows:

     (1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

     (3) Thereafter, any remaining operating losses will be allocated 100% to our company.

     All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

     Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause (3) under Operating Losses above and clause (2) under Losses from Capital Transactions below;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above and clause (1) under Losses from Capital Transactions below;

     (3) Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership's investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership's investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

     (4) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

     Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

     (2)  Thereafter, any remaining loss will be allocated 100% to our company.

     Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

     (2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

     Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses (2) and
          (4) under "Operating Income" above and clause (4) under "Gains from Capital Transactions" above; and

     (2)  Thereafter, any remaining loss will be allocated 100% to our company.


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         Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

         All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

         Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

         Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

             FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

         This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in "--Taxation of Tax-Exempt Shareholders" below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in "--Taxation of Non-U.S. Shareholders" below, among others.

         The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

         We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

         We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the closing of the offering and ending on December 31, 2002. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

     Hirschler Fleischer, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31, 2002, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that Hirschler Fleischer's opinion is not binding upon the Internal Revenue Service or any court. In addition, Hirschler Fleischer's opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hirschler Fleischer's opinion.

         Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

         If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and

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shareholder levels, that generally results from owning stock in a corporation.
However, we will be subject to federal tax in the following circumstances:

        . we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

        . we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders;

        . we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

        . we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

        . if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "--Requirements for Qualification--Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 90% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

        . if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

        . we may elect to retain and pay income tax on our net long-term capital gain; and

        . if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

         A REIT is a corporation, trust, or association that meets the following requirements:

         (1)  it is managed by one or more trustees or directors;

         (2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

         (3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

         (4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

         (5) at least 100 persons are beneficial owners of its shares or ownership certificates;

         (6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

         (7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

         (8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

         (9) it meets other qualification tests, described below, regarding the nature of its income and assets.

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         We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

         If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

         We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in "Description of Capital Stock--Restrictions on Ownership and Transfer."

         A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are considered to be assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be considered to be assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

         In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

         We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

         .     "rents from real property;"
         .     interest on debt secured by mortgages on real property or on interests in real property; and
         .     dividends or other distributions on and gain from the sale of shares in other REITs.

         Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

         Rent that we receive from our tenants will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

         . The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
         . Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenantfrom whom we receive rent, known as a related party tenant.
         . If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property."

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         We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, we may render a de minimus amount of "non-customary" services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the related property.

         We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimus rule described above, "non-customary" services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

         If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as "rents from real property." In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as "rents from real property" because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimus exception described above, none of the rent we receive from the related party would qualify as "rents from real property." In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

         To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

         For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Hedging Transactions

         From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, or options to purchase such items, futures and forward contracts, and options. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry assets that are qualifying real estate-related assets under the federal income tax laws, any periodic income or gain from the disposition of such contract should

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be qualifying income for purposes of the 95% gross income test, but not the 75%
gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Income Tests

         If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

         . our failure to meet such tests is due to reasonable cause and not due to willful neglect;
         . we attach a schedule of the sources of our income to our tax return; and
         . any incorrect information on the schedule was not due to fraud with intent to evade tax

         We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "--Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

         A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Asset Tests

         To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

         .     cash or cash items, including receivables specified in the federal tax laws;
         .     government securities;
         .     interests in mortgages on real property;
         .     stock of other REITs;
         .     investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or
         .     interests in real property, including leaseholds and options to acquire real property and leaseholds.

         The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding voting securities. For purposes of both components of the second asset test, "securities" does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

         We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

         Recently enacted legislation (the "Tax Bill") allows us to own up to 100% of the stock of taxable REIT subsidiaries ("TRSs"), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a

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TRS. In addition, the Tax Bill prevents us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill.

         If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

         To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

         .     the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus
         .     the sum of specified items of non-cash income.

         We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

         We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

         .     85% of our REIT ordinary income for such year;
         .     95% of our REIT capital gain income for such year; and
         .     any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

         From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

         We may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

         We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

         If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to

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deduct amounts paid out to shareholders in calculating our taxable income.
In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

         As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. REIT dividends paid to a U.S. shareholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of our common stock that for U.S. federal income tax purposes is:

         .     a citizen or resident of the United States;
         .     a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;
         .     an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or
         .     any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

        A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

         We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid.

The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

         If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. shareholder's common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S.shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

         In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

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Capital Gains and Losses

         A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.1%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

         . is a corporation or comes within another exempt category and, when required, demonstrates this fact; or
         . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

         A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders.

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

         . the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;
         . we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and
         . either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

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Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

         A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

         . a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or
         . the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

         The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements for distributions made after December 31, 2000.

         A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

         We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

         For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws. The term "U.S. real property interests" includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

         A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

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        .     the gain is effectively connected with the non-U.S. shareholder's
              U.S.trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or
        . the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Other Tax Consequences

         We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

         In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

         .     will be in accordance with the documents and instruments covering the investments by such plan;
         .     will allow the plan to satisfy the diversification
               requirements of ERISA, if applicable;
         .     will result in unrelated business taxable income to the plan;
         .     will provide sufficient liquidity; and
         .     is prudent under the general ERISA standards.

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are "parties in interest" within the meaning of ERISA and, "disqualified persons" within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

         The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless an exception from the plan asset regulations applies.

         The regulations define a publicly-offered security as a security that is:

         .     "widely-held;"
         .     "freely-transferable;" and
         .     either part of a class of securities registered under Section
               12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

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         The regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be "widely held," our common stock will not be widely held until we sell shares to 100 or more independent investors.

         The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

         . any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;
         . any requirement that advance notice of a transfer or assignment be given to the issuer;
         . any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and
         . any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

         We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be "freely transferable." We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

         One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the "insignificant participation exception." Because our common stock will not be "widely held" until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of "publicly-offered securities" or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be "plan assets" of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

         If the underlying assets of our company were treated by the Department of Labor as "plan assets," the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as "plan assets," an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

         If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner's taxable year in which the prohibited transaction occurred.

                              PLAN OF DISTRIBUTION

The total of 11,000,000 shares registered in this offering includes:

         .     a maximum of 10 million shares offered to residents of our sales states;
         .     up to 500,000 shares offered to our shareholders under our dividend reinvestment plan; and
         .     up to 500,000 shares issuable under two stock option plans.

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         The 10 million shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. NNN Capital Corp. has also operated under the name TMP Capital Corp. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

         Our advisor purchased 22,100 shares of our common stock prior to the commencement of this offering to the public, at a price of $9.05 per share, which equals a total of $200,005. Our advisor purchased such shares for cash and intends to hold such shares for as long as it serves as the advisor to our company. Any shares sold to the advisor will not count toward the minimum amount of shares required to break escrow, except with respect to the separate escrow account for subscriptions from residents of Pennsylvania described in this prospectus. In addition, neither the dealer manager or any other broker dealer will receive any compensation with respect to shares sold to our advisor.

         Our board of directors and the dealer manager have determined the offering price of the shares. When determining the offering price, our board considered primarily the per share offering prices in similar offerings conducted by companies formed for the purpose of acquiring properties similar to the properties we seek to acquire. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to the company's historical book value or earnings.

         Except as provided below, the dealer manager will receive commissions of 8% of the gross offering proceeds. In addition, we will reimburse the expenses incurred by the dealer manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 1.5% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

         The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 8% of the gross offering proceeds to such participating broker-dealers.

         We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

         The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

         Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the selling commission and marketing support and due diligence reimbursement fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any selling commissions in connection with any shares purchased by our advisor.

         Payment for shares should be made by check payable to "Comerica Bank, as Escrow Agent for G REIT, Inc." Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares or $5,000.

         Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 100,000 shares aggregating at least $1,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

         Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 1,000,000 shares from all sources (other than Pennsylvania investors), including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $10 million have been received and accepted by us. If we have not received and accepted subscriptions for 1,000,000 shares by the end of the 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

         If subscriptions for at least 100,000 shares have not been received and accepted by ________ __, ____, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

         Initial subscribers may be admitted as shareholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

         After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to our company.

         The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commission and marketing support and due diligence reimbursement fees in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

         In connection with sales of 25,000 or more shares to a "purchaser", as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:


                                     Purchase              Selling          Marketing and       Net Proceeds
      Dollar Volume                    Price             Commissions        Due Diligence        to Company
      of Shares Purchased            Per Share            Per Share         Fee Per Share        Per Share
      -------------------            ---------            ---------         -------------        ---------

  $  250,000 - $  499,999              $9.75                $0.55               $0.15              $9.05
  $  500,000 - $  999,999              $9.60                $0.40               $0.15              $9.05
  $1,000,000 - $1,999,999              $9.45                $0.25               $0.15              $9.05
  $2,000,000 - $5,000,000              $9.30                $0.10               $0.15              $9.05
       Over $5,000,000                 $9.25                $0.05               $0.15              $9.05


         For example, if an investor purchases 100,000 shares in our company, he would pay $945,000 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $25,000, or $0.25 per share, and we would receive net proceeds of $905,000, or $9.05 per share. Our net proceeds will not be affected by volume discounts.

         Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

         For the purposes of such volume discounts, the term "purchaser" includes:

         .     an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;
         .     a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether
               incorporated or not;
         .     an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and
         .     all commingled trust funds maintained by a given bank.

         Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

         .     there can be no variance in the net proceeds to our company from the sale of the shares to  different  purchasers  of the same offering;
         .     all purchasers of the shares must be informed of the availability of quantity discounts;
         .     the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
         .     the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
         .     the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
         .     no discounts are allowed to any group of purchasers.

         Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

         Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

         Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

                                     EXPERTS

         The balance sheet of G REIT, Inc. as of December 31, 2001 included in this prospectus and elsewhere in this registration statement, has been audited by Squar, Milner, Reehl & Williamson, LLP, independent auditors, as stated in their report appearing in this prospectus and elsewhere in this registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             REPORTS TO SHAREHOLDERS

         We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus will be passed upon by Hirschler Fleischer, Richmond, Virginia. Hirschler Fleischer will advise us with respect to real estate law and other matters as well.

                                LEGAL PROCEEDINGS

         None of our company, our operating partnership or our advisor is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against any of them.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

         The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

                                Table of Contents

                                                                           Page
                                                                           ----
Independent Auditors' Report                                                F-2

Balance Sheet                                                               F-3

Note to Balance Sheet                                                       F-4

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder
G REIT, INC. (A Development Stage Enterprise)

We have audited the accompanying balance sheet of G REIT, INC., (a Development Stage Enterprise), a Virginia corporation (the "Company"), as of December 31, 2001. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of G REIT, INC. as of December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
January 2, 2002

                                  G REIT, INC.
                        (a Development Stage Enterprise)
                                  Balance Sheet
                                December 31, 2001



                                     ASSETS
Cash                                                                       $ 100
                                                                           -----

   Total assets                                                            $ 100
                                                                           =====

                              SHAREHOLDER'S EQUITY

Common stock, $.01 par value, 50,000,000 shares authorized; 10 shares
   issued and outstanding at December 31, 2001                             $ 100
                                                                           -----

   Total shareholder's equity                                              $ 100
                                                                           =====



     The accompanying note is an integral part of this financial statement.

                                  G REIT, INC.
                        (a Development Stage Enterprise)
                             NOTE TO BALANCE SHEET
                                December 31, 2001



1.   Organization

     G REIT, Inc. (a Development Stage Enterprise) (the "Company") was incorporated in December 2001 under the laws of the Commonwealth of Virginia. When the Company has met the qualification requirements, it intends to elect to be treated as a real estate investment trust for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service properties, a number of which will have a governmental orientation. As of December 31, 2001, the Company does not own any properties.

     The Company intends to operate in an umbrella partnership REIT structure, in which its wholly owned subsidiary G REIT, L.P. will own substantially all of the properties that the Company acquires.

     The activities to date have focused primarily on raising and establishing a corporate infrastructure to support planned operations. Accordingly, the Company is considered to be a development stage enterprise as of December 31, 2001.

     The Company is planning to commence an initial public offering in which it intends to sell a minimum of 100,000 shares of its common stock and a maximum of 10 million shares of its common stock for $10 per share.

     Concurrent with the commencement of the initial public offering, the Company intends to grant 90,000 options under the independent director stock option plan and 10,000 options under the officer/employee stock option plan to purchase its common stock at $9.05 per share.

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (the "Tables") provide information relating to prior real estate investment programs sponsored by our advisor ("Prior Programs").

     As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this prospectus.

     AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (Unaudited)

     Table II - Compensation to Sponsor (Unaudited)

     Table III - Annual Operating Results of Prior Programs (Unaudited)

     Table IV - Acquisition of Properties by Program (Unaudited)

     Table V - Sales or Disposals of Properties (Unaudited)

     Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the Securities and Exchange Commission. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

                                     TABLE I
              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               September 30, 2001

                                                                                           Truckee     Yerington
                                                                           Telluride     River Ofice    Shopping        NNN
                                           T REIT, Inc.    WREIT, Inc.    Barstow, LLC   Tower, LLC    Center LLC  Fund VIII, LLC
                                          ---------------------------------------------------------------------------------------
Dollar Amount Offered                      $100,000,000   $ 50,000,000     $ 1,620,000   $ 5,550,000   $ 1,625,000   $ 8,000,000
                                          =======================================================================================
Dollar Amount Raised                         18,441,000     14,051,000       1,620,000     5,550,000     1,625,000     8,000,000
                                          =======================================================================================
Percentage Amount Raised                           18.2%          28.1%          100.0%        100.0%         98.4%        100.0%
                                          =======================================================================================
Less Offering Expenses:
     Selling Commissions                            8.0%           8.0%           10.0%         10.0%         10.0%         10.0%
     Marketing Support & Due Diligence
      Reimbursement                                 1.5%
     Organization & Offering Expenses (1)           2.5%           4.5%            2.5%          3.0%          4.9%          3.0%
     Due Diligence Allowance (2)                    0.0%           0.5%            1.5%          0.5%          0.5%          0.5%
Reserves                                            0.0%           1.5%            3.6%          3.7%          7.8%          8.9%
                                          ---------------------------------------------------------------------------------------
Percent Available for Investment                   88.0%          85.5%           82.4%         82.8%         76.8%         77.6%
Acquisition Cost:
     Cash Down Payment                              0.0%          83.0%           75.6%         73.7%         70.3%         70.7%
     Loan Fees                                      0.0%           2.5%            5.3%          5.1%          2.0%          2.4%
     Acquisition Fees Paid to Affiliates            0.0%           0.0%            1.5%          4.0%          4.5%          4.5%
                                          ---------------------------------------------------------------------------------------
     Total Acquisition Cost                         0.0%          85.5%           82.4%         82.8%         76.8%         77.6%
                                          =======================================================================================

Percent Leveraged                                    63%            75%             71%           75%           75%           75%

Date Offering Began                           22-Feb-00       1-Jul-98        1-Jun-98     21-Aug-98     15-Dec-98     22-Feb-99
Date Offering Ended                                Open      27-Apr-00       16-Dec-98     15-Jul-99     31-Aug-99      7-Mar-00

Length of Offering (days)                          Open            666             198           328           260           379

Days to Invest 90% of Amount Available
 for Investment
(Measured from Beginning of Offering)               N/A            N/A              46           102            83           180

Number of Investors                                 790            330              14            68            11           115

                                                NNN
                                               Town &
                                            Country, LLC
                                          --------------
Dollar Amount Offered                       $ 7,200,000
                                          ==============
Dollar Amount Raised                          7,200,000
                                          ==============
Percentage Amount Raised                          100.0%
                                          ==============
Less Offering Expenses:
     Selling Commissions                           10.0%
     Marketing Support & Due Diligence
      Reimbursement
     Organization & Offering Expenses (1)           3.0%
     Due Diligence Allowance (2)                    0.5%
Reserves                                            2.0%
                                          --------------
Percent Available for Investment                   84.5%
Acquisition Cost:
     Cash Down Payment                             74.3%
     Loan Fees                                      5.7%
     Acquisition Fees Paid to Affiliates            4.5%
                                          --------------
     Total Acquisition Cost                        84.5%
                                          ==============

Percent Leveraged                                    75%

Date Offering Began                           10-May-99
Date Offering Ended                           29-Mar-00

Length of Offering (days)                           324

Days to Invest 90% of Amount Available
 for Investment
(Measured from Beginning of Offering)                43

Number of Investors                                  63


  (1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
  (2) Nonaccountable due diligence reimbursement to Selling Group.

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               September 30, 2001

                                                NNN           NNN             NNN                         NNN
                                             'A' Credit   Redevlopment      Exchange      NNN Tech      Horizon          NNN
                                              TIC, LLC     Fund, LLC     Fund III, LLC   Fund, LLC      Fund LLC    Westway, LLC
                                           --------------------------------------------------------------------------------------
Dollar Amount Offered                       $ 2,500,000    $ 8,000,000     $ 6,300,000   $ 3,700,000   $12,000,000   $ 3,300,000
                                           ======================================================================================
Dollar Amount Raised                          2,480,000      7,579,528       6,300,000     3,698,750     3,573,000     3,278,250
                                           ======================================================================================
Percentage Amount Raised                           99.2%          94.7%          100.0%        100.0%         29.8%         99.3%
                                           ======================================================================================
Less Offering Expenses:
     Selling Commissions                           10.0%          10.0%           10.0%          8.0%          8.5%          8.0%
     Marketing Support & Due Diligence
      Reimbursement                                 0.0%           0.0%            0.0%          2.0%          2.0%          2.0%
     Organization & Offering Expenses (1)           3.5%           3.5%            3.5%          3.5%          1.0%          3.5%
     Due Diligence Allowance (2)                    0.5%           0.5%            0.5%          0.5%          0.0%          0.5%
Reserves                                            6.1%           9.5%           10.5%          8.2%          0.0%          5.4%
                                           --------------------------------------------------------------------------------------
Percent Available for Investment                   79.9%          76.5%           75.5%         77.8%         88.5%         80.6%
Acquisition Cost:
     Cash Down Payment                             73.8%          69.5%           69.0%         68.9%         88.5%         73.9%
     Loan Fees                                      2.1%           2.5%            2.0%          4.4%          0.0%          2.2%
     Acquisition Fees Paid to Affiliates            4.0%           4.5%            4.5%          4.5%          0.0%          4.5%
                                           --------------------------------------------------------------------------------------
     Total Acquisition Cost                        79.9%          76.5%           75.5%         77.8%         88.5%         80.6%
                                           ======================================================================================

Percent Leveraged                                    75%            69%             77%           75%          N/A            75%

Date Offering Began                           10-Aug-99      27-Aug-99       15-Sep-99     21-Feb-00     30-Mar-00     26-Apr-00
Date Offering Ended                           12-Jul-00       5-Jun-00       31-May-00     20-Jun-00     23-Jun-00     31-Dec-00

Length of Offering (days)                           337            283             259           120            85           249

Days to Invest 90% of Amount Available
 for Investment
(Measured from Beginning of Offering)               295            258             259           116           N/A           162

Number of Investors                                  29            153              27            26            75            33

                                               Kiwi
                                            Assoc., LLC
                                           -------------
Dollar Amount Offered                       $ 2,800,000
                                           =============
Dollar Amount Raised                          2,681,352
                                           =============
Percentage Amount Raised                           95.8%
                                           =============
Less Offering Expenses:
     Selling Commissions                            8.0%
     Marketing Support & Due Diligence
      Reimbursement                                 2.0%
     Organization & Offering Expenses (1)           3.5%
     Due Diligence Allowance (2)                    0.5%
Reserves                                            4.8%
                                           -------------
Percent Available for Investment                   81.2%
Acquisition Cost:
     Cash Down Payment                             74.7%
     Loan Fees                                      2.0%
     Acquisition Fees Paid to Affiliates            4.5%
                                           -------------
     Total Acquisition Cost                        81.2%
                                           =============

Percent Leveraged                                    75%

Date Offering Began                            9-Jun-00
Date Offering Ended                            4-Feb-01

Length of Offering (days)                           240

Days to Invest 90% of Amount Available
 for Investment
(Measured from Beginning of Offering)               240

Number of Investors                                  23


  (1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
  (2) Nonaccountable due diligence reimbursement to Selling Group.

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               September 30, 2001


                                                                    NNN              NNN              NNN
                                                                2000 Value       Rocky Mount.      2004 Notes         Market
                                                                 Fund, LLC      Exchange, LLC     Program, LLC     Center, LLC
                                                                -----------------------------------------------------------------
Dollar Amount Offered                                              $ 6,000,000      $ 2,670,000      $ 5,000,000      $ 1,330,000
                                                                =================================================================
Dollar Amount Raised                                                 5,899,000        2,670,000        5,000,000        1,330,000
                                                                =================================================================
Percentage Amount Raised                                                  98.3%           100.0%           100.0%           100.0%
                                                                =================================================================
Less Offering Expenses:
        Selling Commissions                                                9.5%             8.5%             8.0%             8.0%
        Marketing Support & Due Diligence Reimbursement                    0.0%             2.0%             1.5%             1.5%
        Organization & Offering Expenses (1)                               4.0%             4.0%             1.5%             1.5%
        Due Diligence Allowance (2)                                        0.5%             0.0%             0.0%             0.5%
Reserves                                                                   5.4%             4.5%             0.0%            10.8%
                                                                -----------------------------------------------------------------
Percent Available for Investment                                          80.6%            81.0%            89.0%            77.7%
Acquisition Cost:
        Cash Down Payment                                                 73.9%            74.5%             0.0%            73.2%
        Loan Fees                                                          2.2%             2.0%             0.0%             4.5%
        Acquisition Fees Paid to Affiliates                                4.5%             4.5%             0.0%             0.0%
                                                                -----------------------------------------------------------------
        Total Acquisition Cost                                            80.6%            81.0%             0.0%            77.7%
                                                                =================================================================

Percent Leveraged                                                           77%              73%              N/A              73%

Date Offering Began                                                  15-Jul-00        25-Jul-00        29-Aug-00         1-Sep-00
Date Offering Ended                                                  27-Feb-01        15-Feb-01        14-Aug-01        17-Nov-00

Length of Offering (days)                                                  227              205              350               47

Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                      214              128              342               47

Number of Investors                                                         43               10               65                7

                                                                     NNN              NNN              NNN
                                                                  2005 Notes        Sacramento       Dry Creek
                                                                 Program, LLC     Corp Ctr, LLC     Centre, LLC
                                                               -------------------------------------------------
Dollar Amount Offered                                             $ 2,300,000      $12,000,000      $ 3,500,000
                                                               =================================================
Dollar Amount Raised                                                2,300,000       12,000,000        3,500,000
                                                               =================================================
Percentage Amount Raised                                                100.0%           100.0%           100.0%
                                                               =================================================
Less Offering Expenses:
        Selling Commissions                                               8.0%             8.0%             8.0%
        Marketing Support & Due Diligence Reimbursement                   1.5%             1.5%             1.5%
        Organization & Offering Expenses (1)                              1.5%             4.0%             3.5%
        Due Diligence Allowance (2)                                       0.0%             0.5%
Reserves                                                                  0.0%             4.0%             3.3%
                                                               -------------------------------------------------
Percent Available for Investment                                         89.0%            82.0%            83.7%
Acquisition Cost:
        Cash Down Payment                                                 0.0%            77.5%            80.1%
        Loan Fees                                                         0.0%             0.0%             3.6%
        Acquisition Fees Paid to Affiliates                               0.0%             4.5%             0.0%
                                                               -------------------------------------------------
        Total Acquisition Cost                                            0.0%            82.0%            83.7%
                                                               =================================================

Percent Leveraged                                                          N/A              72%              76%

Date Offering Began                                                 15-Sep-00         8-Nov-00        15-Nov-00
Date Offering Ended                                                 13-Mar-01        21-May-01        31-Jan-01

Length of Offering (days)                                                 179              194               77

Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                     164              147               77

Number of Investors                                                        46               66               16

     (1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

     (2) Nonaccountable due diligence reimbursement to Selling Group.

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               September 30, 2001


                                                                    NNN              NNN               NNN              NNN
                                                                 2001 Value        Camelot          Washington          Reno
                                                                 Fund, LLC        Plaza, LLC        Square, LLC    Trademark, LLC
                                                                 ----------------------------------------------------------------
Dollar Amount Offered                                            $11,000,000      $ 2,400,000       $ 2,800,000      $ 3,850,000
                                                                 ================================================================
Dollar Amount Raised                                               1,087,696        2,352,000                 -        3,850,000
                                                                 ================================================================
Percentage Amount Raised                                                 9.8%            98.0%              0.0%           100.0%
                                                                 ================================================================
Less Offering Expenses:
        Selling Commissions                                              8.0%             8.0%              8.0%             8.5%
        Marketing Support & Due Diligence Reimbursement                  2.5%             2.5%              2.5%             2.0%
        Organization & Offering Expenses (1)                             3.5%             5.0%              4.0%             4.0%
        Due Diligence Allowance (2)                                      0.0%             0.0%              0.0%             0.0%
Reserves                                                                21.4%             7.7%              4.6%             4.5%
                                                                 ----------------------------------------------------------------
Percent Available for Investment                                        64.6%            76.8%             80.9%            81.0%
Acquisition Cost:
        Cash Down Payment                                               56.4%            72.8%             78.9%            79.0%
        Loan Fees                                                        3.2%             4.0%              2.0%             2.0%
        Acquisition Fees Paid to Affiliates                              5.0%             0.0%              0.0%             0.0%
                                                                 ----------------------------------------------------------------
        Total Acquisition Cost                                          64.6%            76.8%             80.9%            81.0%
                                                                 ================================================================

Percent Leveraged                                                         77%              77%               N/A              73%

Date Offering Began                                                12-Mar-01        30-Mar-01          1-May-01        30-May-01
Date Offering Ended                                                     Open             Open              Open        26-Sep-01

Length of Offering (days)                                               Open             Open              Open              119

Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                    N/A              146               N/A              119

Number of Investors                                                       22               10                 -                7

                                                                     NNN              NNN             NNN LV             NNN
                                                                 One Gateway        Gateway        1900 Aerojet     County Center
                                                                  Plaza, LLC      Aurora, LLC         Way, LLC        Drive, LLC
                                                                 ----------------------------------------------------------------
Dollar Amount Offered                                             $ 4,200,000      $ 2,000,000       $ 2,000,000      $ 3,125,000
                                                                 ================================================================
Dollar Amount Raised                                                4,197,500        1,054,000         2,000,000          300,781
                                                                 ================================================================
Percentage Amount Raised                                                 99.9%            52.7%            100.0%             9.6%
                                                                 ================================================================
Less Offering Expenses:
        Selling Commissions                                               8.0%             8.0%              7.5%             8.0%
        Marketing Support & Due Diligence Reimbursement                   1.5%             1.5%              2.0%             2.5%
        Organization & Offering Expenses (1)                              4.0%             3.0%              3.0%             4.0%
        Due Diligence Allowance (2)                                       1.0%             1.0%              0.0%             0.0%
Reserves                                                                  4.0%             0.0%              9.1%             4.5%
                                                                 ----------------------------------------------------------------
Percent Available for Investment                                         81.5%            86.5%             78.4%            81.0%
Acquisition Cost:
        Cash Down Payment                                                75.0%            85.0%             76.1%            79.0%
        Loan Fees                                                         2.5%             1.5%              2.3%             2.0%
        Acquisition Fees Paid to Affiliates                               4.0%             0.0%              0.0%             0.0%
                                                                 ----------------------------------------------------------------
        Total Acquisition Cost                                           81.5%            86.5%             78.4%            81.0%
                                                                 ================================================================

Percent Leveraged                                                          75%              78%               72%              N/A

Date Offering Began                                                  8-Jun-01        10-Jul-01         26-Jul-01        18-Sep-01
Date Offering Ended                                                 25-Sep-01             Open         31-Aug-01             Open

Length of Offering (days)                                                 109             Open                36             Open

Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                     109              N/A                36              N/A

Number of Investors                                                        10                2                 8                2

     (1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

     (2) Nonaccountable due diligence reimbursement to Selling Group.

                                    TABLE II
                       COMPENSATION TO SPONSOR (UNAUDITED)
                               September 30, 2001

                                                                                                        Truckee
                                                                                          Telluride   River Office
                                                             T REIT, Inc.   WREIT, INC.  Barstow, LLC  Tower, LLC
                                                             -------------------------------------------------------
Date Offering Commenced                                       22-Feb-00      1-Jul-98      1-Jun-98    21-Aug-98
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $18,441,000   $14,051,000   $ 1,620,000   $ 5,550,000
                                                             =======================================================
Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions to Selling Group Members            $ 1,456,457   $ 1,124,080   $   162,000   $   555,000
     Marketing Support & Due Diligence Reimbursement             273,086             -             -             -
     Organization & Marketing Expenses                           455,143       632,295        40,000       166,500
     Due Diligence Allowance                                           -        70,255        24,300        27,750
     Acquisition Fees                                                  -             -        25,000       220,000
                                                             -------------------------------------------------------
                                                    Totals   $ 2,184,686   $ 1,826,630   $   251,300   $   969,250
                                                             =======================================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                    $   522,965   $ 2,483,626   $   928,464   $ 2,031,696
                                                             =======================================================

Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                $         -   $    26,103   $    27,506   $     9,390
     Asset Management Fees                                             -        26,932        14,550         6,781
     Leasing Commissions                                               -             -             -             -
                                                             -------------------------------------------------------
                                                    Totals   $         -   $    53,035   $    42,056   $    16,171
                                                             =======================================================

Amounts Paid to Sponsor from Operations - Year 1999
     Property Management Fees                                $         -   $   193,174   $    39,936   $   129,204
     Asset Management Fees                                             -       119,017        41,741        80,500
     Leasing Commissions                                               -        34,360         5,040       212,925
                                                             -------------------------------------------------------
                                                    Totals   $         -   $   346,551   $    86,717   $   422,629
                                                             =======================================================

Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                $         -   $   172,875   $    31,976   $    95,941
     Asset Management Fees                                             -       123,475         8,421             -
     Leasing Commissions                                               -        29,021         2,074        45,922
                                                             -------------------------------------------------------
                                                    Totals   $         -   $   325,371   $    42,471   $   141,863
                                                             =======================================================

Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                $   117,600   $   188,615   $    47,559   $   140,313
     Asset Management Fees                                       112,662             -        41,831        89,766
     Leasing Commissions                                          52,260        17,735         4,990        31,612
                                                             -------------------------------------------------------
                                                    Totals   $   282,522   $   206,350   $    94,380   $   261,691
                                                             =======================================================
                                                              Yerington                     NNN
                                                              Shopping        NNN          Town &
                                                             Center, LLC  Fund VIII, LLC Country, LLC
                                                             ----------------------------------------
Date Offering Commenced                                       15-Dec-98     22-Feb-99     10-May-99
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $ 1,599,063   $ 8,000,000   $ 7,200,000
                                                             ========================================
Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions to Selling Group Members            $   159,906   $   800,000   $   720,000
     Marketing Support & Due Diligence Reimbursement                   -             -             -
     Organization & Marketing Expenses                            78,354       240,000       216,000
     Due Diligence Allowance                                       7,995        40,000        36,000
     Acquisition Fees                                             71,958       360,000       324,000
                                                    Totals   ----------------------------------------
                                                             $   318,213   $ 1,440,000   $ 1,296,000
Dollar Amount of Cash Generated from Operations              ========================================
     Before Deducting Payments to Sponsor

Amounts Paid to Sponsor from Operations - Year 1998          $   815,357   $ 2,061,472   $ 1,296,654
     Property Management Fees                                ========================================
     Asset Management Fees
     Leasing Commissions
                                                    Totals   $         -   $         -   $         -
                                                                       -             -             -
Amounts Paid to Sponsor from Operations - Year 1999                    -             -             -
     Property Management Fees                                ----------------------------------------
     Asset Management Fees                                   $         -   $         -   $         -
     Leasing Commissions                                     ========================================
                                                    Totals

Amounts Paid to Sponsor from Operations - Year 2000          $    17,599   $    74,766   $    86,309
     Property Management Fees                                      6,264       155,585        80,000
     Asset Management Fees                                             -        56,146        52,618
     Leasing Commissions                                     ----------------------------------------
                                                    Totals   $    23,863   $   286,497   $   218,927
                                                             ========================================
Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees
     Asset Management Fees                                   $    28,043   $   130,984   $    40,467
     Leasing Commissions                                           8,291       138,938        26,800
                                                    Totals             -        25,591        18,394
                                                             ----------------------------------------
                                                             $    36,334   $   295,513   $    85,661
                                                             ========================================


                                                             $    24,198   $   199,932   $    67,177
                                                                       -        30,622             -
                                                                       -       227,377        93,184
                                                             ----------------------------------------
                                                             $    24,198   $   457,931   $   160,361
                                                             ========================================

                       COMPENSATION TO SPONSOR (UNAUDITED)
                               September 30, 2001

                                                                     NNN              NNN
                                                                Redevlopment        Exchange         NNN Tech         Horizon
                                                                  Fund, LLC      Fund III, LLC      Fund, LLC         Fund LLC
                                                                --------------------------------------------------------------
Date Offering Commenced                                           27-Aug-99        15-Sep-99        21-Feb-00        30-Mar-00
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                       $ 7,579,528      $ 6,300,000      $ 3,698,750      $ 3,573,000
                                                                ==============================================================

Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions to Selling Group Members               $   757,953      $   630,000      $   295,900      $   303,705
     Marketing Support & Due Diligence Reimbursement                      -                -           73,975           71,460
     Organization & Marketing Expenses                              265,283          220,500          129,456           35,730
     Due Diligence Allowance                                         37,898           31,500           18,494                -
     Acquisition Fees                                               341,079          283,500          166,444                -
                                                                --------------------------------------------------------------
                                                    Totals      $ 1,402,213      $ 1,165,500      $   684,269      $   410,895
                                                                ==============================================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                       $ 3,808,923      $ 1,313,784      $   882,222      $   335,688
                                                                ==============================================================

Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                   $         -      $         -      $         -      $         -
     Asset Management Fees                                                -                -                -                -
     Leasing Commissions                                                  -                -                -                -
                                                                --------------------------------------------------------------
                                                    Totals      $         -      $         -      $         -      $         -
                                                                ==============================================================

Amounts Paid to Sponsor from Operations - Year 1999
     Property Management Fees                                   $     7,164      $     8,701      $         -      $         -
     Asset Management Fees                                           14,234           10,983                -                -
     Leasing Commissions                                                  -                -                -                -
                                                                --------------------------------------------------------------
                                                    Totals      $    21,398      $    19,684      $         -      $         -
                                                                ==============================================================

Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                   $    90,636      $    61,999      $    49,820      $         -
     Asset Management Fees                                          174,420          178,313            7,250                -
     Leasing Commissions                                             20,000           20,748            8,459                -
                                                                --------------------------------------------------------------
                                                    Totals      $   285,056      $   261,060      $    65,529      $         -
                                                                ==============================================================

Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                   $   133,127      $    59,179      $   130,253      $         -
     Asset Management Fees                                          110,160                -            6,643                -
     Leasing Commissions                                            234,010           13,390          109,139                -
                                                                --------------------------------------------------------------
                                                    Totals      $   477,297      $    72,569      $   246,035      $         -
                                                                ==============================================================

                                                                                                       NNN
                                                                    NNN             Kiwi           2000 Value
                                                                Westway, LLC   Associates, LLC     Fund, LLC
                                                                ---------------------------------------------
Date Offering Commenced                                           26-Apr-00         9-Jun-00        15-Jul-00
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                       $ 3,278,250      $ 2,681,352      $ 5,899,000
                                                                =============================================

Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions to Selling Group Members               $   262,260      $   214,508      $   560,405
     Marketing Support & Due Diligence Reimbursement                 65,565           53,627                -
     Organization & Marketing Expenses                              114,739           93,847          235,960
     Due Diligence Allowance                                         16,391           13,407           29,495
     Acquisition Fees                                               147,521          120,661          265,455
                                                                ---------------------------------------------
                                                    Totals      $   606,476      $   496,050      $ 1,091,315
                                                                =============================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                       $   692,777      $   475,730      $   796,931
                                                                =============================================
Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                   $         -      $         -      $         -
     Asset Management Fees                                                -                -                -
     Leasing Commissions                                                  -                -                -
                                                                ---------------------------------------------
                                                    Totals      $         -      $         -      $         -
                                                                =============================================

Amounts Paid to Sponsor from Operations - Year 1999                                               $         -
     Property Management Fees                                   $         -      $         -                -
     Asset Management Fees                                                -                -                -
     Leasing Commissions                                                  -                -                -
                                                                ---------------------------------------------
                                                    Totals      $         -      $         -      $         -
                                                                =============================================

Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                   $     7,296      $    12,602      $         -
     Asset Management Fees                                           20,794           26,121                -
     Leasing Commissions                                                  -                -                -
                                                                ---------------------------------------------
                                                    Totals      $    28,090      $    38,723      $         -
                                                                =============================================

Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                   $    55,343      $    67,430      $   130,177
     Asset Management Fees                                          110,248           82,750                -
     Leasing Commissions                                             10,115           12,876          116,627
                                                                ---------------------------------------------
                                                    Totals      $   175,706      $   163,056      $   246,804
                                                                =============================================

                       COMPENSATION TO SPONSOR (UNAUDITED)
                               September 30, 2001

                                                                 NNN              NNN                              NNN
                                                            Rocky Mountain     2004 Notes         Market        2005 Notes
                                                            Exchange, LLC     Program, LLC     Center, LLC     Program, LLC
                                                            ---------------------------------------------------------------
Date Offering Commenced                                       25-Jul-00        29-Aug-00         1-Sep-00        15-Sep-00
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $2,670,000        $5,000,000       $1,330,000       $2,300,000
                                                            ===============================================================

Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions                                     $  226,950        $  400,000       $  106,400       $  184,000
     Marketing Support & Due Diligence Reimbursement             53,400            75,000       $   19,950           34,500
     Organization & Offering Expenses                           106,800            75,000       $   19,950           34,500
     Due Diligence Allowance                                         --                --       $    6,650               --
     Acquisition Fees                                           120,150                --       $       --               --
                                                            ---------------------------------------------------------------
                                                    Totals   $  507,300        $  550,000       $  152,950       $  253,000
                                                            ===============================================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                    $  162,348        $    1,515       $   17,509       $    1,406
                                                            ===============================================================

Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                $       --        $       --       $       --       $       --
     Asset Management Fees                                           --                --               --               --
     Leasing Commissions                                             --                --               --               --
                                                            ---------------------------------------------------------------
                                                    Totals   $       --        $       --       $       --       $       --
                                                            ===============================================================

Amounts Paid to Sponsor from Operations - Year 1999          $       --        $       --       $       --       $       --
     Property Management Fees                                        --                --               --               --
     Asset Management Fees                                           --                --               --               --
     Leasing Commissions                                             --                --               --               --
                                                            ---------------------------------------------------------------
                                                    Totals   $       --        $       --       $       --       $       --
                                                            ===============================================================

Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                $       --        $       --       $    7,938       $       --
     Asset Management Fees                                           --                --               --               --
     Leasing Commissions                                             --                --               --               --
                                                            ---------------------------------------------------------------
                                                    Totals   $       --        $       --       $    7,938       $       --
                                                            ===============================================================

Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                $   60,310        $       --       $    6,587       $       --
     Asset Management Fees                                       21,073                --               --               --
     Leasing Commissions                                             --                --               --               --
                                                            ---------------------------------------------------------------
                                                    Totals   $   81,383        $       --       $    6,587       $       --
                                                            ===============================================================

                                                                 NNN              NNN              NNN
                                                              Sacramento       Dry Creek        2001 Value
                                                            Corp Ctr, LLC     Centre, LLC       Fund, LLC
                                                            ----------------------------------------------
Date Offering Commenced                                        8-Nov-00        15-Nov-00        12-Mar-01
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $12,000,000      $ 3,500,000      $ 1,079,000
                                                            ==============================================

Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions                                     $   960,000      $   280,000      $    87,016
     Marketing Support & Due Diligence Reimbursement             180,000           52,500           27,192
     Organization & Offering Expenses                            480,000          122,500           38,069
     Due Diligence Allowance                                      60,000               --               --
     Acquisition Fees                                            540,000               --           54,385
                                                             ---------------------------------------------
                                                    Totals   $ 2,220,000      $   455,000      $   206,662
                                                             =============================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                    $   813,440      $   433,747      $    60,957
                                                             =============================================

Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                $        --      $        --      $        --
     Asset Management Fees                                            --               --               --
     Leasing Commissions                                              --               --               --
                                                            ----------------------------------------------
                                                    Totals   $        --      $        --      $        --
                                                            ==============================================

Amounts Paid to Sponsor from Operations - Year 1999          $        --      $        --
     Property Management Fees                                         --               --      $        --
     Asset Management Fees                                            --               --               --
     Leasing Commissions                                              --               --               --
                                                            ----------------------------------------------
                                                    Totals   $        --      $        --      $        --
                                                            ==============================================

Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                $        --      $        --      $        --
     Asset Management Fees                                            --               --               --
     Leasing Commissions                                              --               --               --
                                                            ----------------------------------------------
                                                    Totals   $        --      $        --      $        --
                                                            ==============================================

Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                $   146,994      $    56,113      $    10,397
     Asset Management Fees                                            --               --               --
     Leasing Commissions                                          20,816               --               --
                                                            ----------------------------------------------
                                                    Totals   $   167,810      $    56,113      $    10,397
                                                            ==============================================

                       COMPENSATION TO SPONSOR (UNAUDITED)
                               September 30, 2001

                                                                 NNN              NNN              NNN              NNN
                                                               Camelot         Washington          Reno         One Gateway
                                                              Plaza, LLC      Square, LLC     Trademark, LLC     Plaza, LLC
                                                            ---------------------------------------------------------------
Date Offering Commenced                                        30-Mar-01        1-May-01        30-May-01         8-Jun-01
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $2,352,000         $     -       $3,850,000         $4,197,500
                                                            ===============================================================
Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions                                     $  188,160         $     -       $  327,250         $  335,800
     Marketing Support & Due Diligence Reimbursement             58,800               -           77,000             62,963
     Organization & Offering Expenses                           117,600               -          154,000            167,900
     Due Diligence Allowance                                          -               -                -             41,975
     Acquisition Fees                                                 -               -                -            167,900
                                                            ---------------------------------------------------------------
                                                    Totals   $  364,560         $     -       $  558,250         $  776,538
                                                            ===============================================================

Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                    $   27,858         $     -       $   50,547         $  133,537
                                                            ===============================================================
Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                $        -         $     -       $        -         $        -
     Asset Management Fees                                            -               -                -                  -
     Leasing Commissions                                              -               -                -                  -
                                                            ---------------------------------------------------------------
                                                    Totals   $        -         $     -       $        -         $        -
                                                            ===============================================================
Amounts Paid to Sponsor from Operations - Year 1999
     Property Management Fees                                $        -         $     -       $        -         $        -
     Asset Management Fees                                            -               -                -                  -
     Leasing Commissions                                              -               -                -                  -
                                                            ---------------------------------------------------------------
                                                    Totals   $        -         $     -       $        -         $        -
                                                            ===============================================================
Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                $        -         $     -       $        -         $        -
     Asset Management Fees                                            -               -                -                  -
     Leasing Commissions                                              -               -                -                  -
                                                            ---------------------------------------------------------------
                                                    Totals   $        -         $     -       $        -         $        -
                                                            ===============================================================
Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                $    6,543         $     -       $        -         $    5,418
     Asset Management Fees                                            -               -                -                  -
     Leasing Commissions                                              -               -                -                  -
                                                             --------------------------------------------------------------
                                                    Totals   $    6,543         $     -       $        -         $    5,418
                                                             ==============================================================

                                                                 NNN              NNNLV              NNN
                                                                Gateway        1900 Aerojet     County Center      Total All
                                                              Aurora, LLC        Way, LLC         Drive, LLC       Programs
                                                             ----------------------------------------------------------------
Date Offering Commenced                                        10-Jul-01        26-Jul-01         18-Sep-01
Dollar Amount Raised
     to Sponsor From Proceeds of Offering                    $  1,054,000   $  2,000,000         $    300,781    $131,138,114
                                                             ================================================================
Amounts Paid to Sponsor from Proceeds of Offering:
     Selling Commissions                                     $     84,320   $    150,000         $     24,062    $ 11,377,549
     Marketing Support & Due Diligence Reimbursement               15,810         40,000                7,520       1,245,876
     Organization & Offering Expenses                              31,620         60,000               12,031       4,350,931
     Due Diligence Allowance                                       10,540              -                    -         472,779
     Acquisition Fees                                                   -              -                    -       3,209,219
                                                             ----------------------------------------------------------------
                                                    Totals   $    142,290   $    250,000         $     43,613    $ 20,656,356
                                                             ================================================================
Dollar Amount of Cash Generated from Operations
     Before Deducting Payments to Sponsor                    $    124,836   $     38,935         $          -    $ 20,126,202
                                                             ================================================================
Amounts Paid to Sponsor from Operations - Year 1998
     Property Management Fees                                $          -   $          -         $          -    $     62,999
     Asset Management Fees                                              -              -                    -          48,263
     Leasing Commissions                                                -              -                    -               -
                                                             ----------------------------------------------------------------
                                                    Totals   $          -   $          -         $          -    $    111,262
                                                             ================================================================
Amounts Paid to Sponsor from Operations - Year 1999
     Property Management Fees                                $          -   $          -         $          -    $    556,853
     Asset Management Fees                                              -              -                    -         508,324
     Leasing Commissions                                                -              -                    -         361,089
                                                             ----------------------------------------------------------------
                                                    Totals   $          -   $          -         $          -    $  1,426,266
                                                             ================================================================
Amounts Paid to Sponsor from Operations - Year 2000
     Property Management Fees                                $          -   $          -         $          -    $    730,577
     Asset Management Fees                                              -              -                    -         712,823
    Leasing Commissions                                                 -              -                    -         170,209
                                                             ----------------------------------------------------------------
                                                    Totals   $          -   $          -         $          -    $  1,613,609
                                                             ================================================================
Amounts Paid to Sponsor from Operations - Year 2001
     Property Management Fees                                $     31,321   $          -         $          -    $  1,684,586
     Asset Management Fees                                              -              -                    -         605,755
     Leasing Commissions                                                -              -                    -         944,131
                                                            -----------------------------------------------------------------
                                                    Totals   $     31,321   $          -         $          -    $  3,234,472
                                                            =================================================================

                                    TABLE III
                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                          YEAR ENDING DECEMBER 31, 1998
                                   (Unaudited)


                                                                                                    Truckee
                                                                    Telluride                     River Office        Total
                                                                  Barstow, LLC    WREIT, INC.      Tower, LLC      All Programs
                                                                 --------------------------------------------------------------
Gross Revenues                                                   $  497,240       $  594,158       $  195,692       $1,287,090
Profit on Sale of Properties                                              -                -                -                -
Less: Operating Expenses                                            209,494          258,680           42,840          511,014
      Interest Expense                                              177,908          208,078           88,346          474,332
      Depreciation & Amortization                                    47,183           77,537           15,417          140,137
                                                                 --------------------------------------------------------------
Net Income - GAAP Basis                                          $   62,655       $   49,863       $   49,089       $  161,607
                                                                 ==============================================================
Taxable Income From:
      Operations                                                     62,655           49,863           49,089          161,607
      Gain on Sale                                                        -                -                -                -
Cash Generated From:
      Operations                                                    109,838          127,400           64,506          301,744
      Sales                                                               -                -                -                -
      Refinancing                                                         -                -                -                -
                                                                 --------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing              $  109,838       $  127,400       $   64,506       $  301,744
                                                                 ==============================================================
Less: Cash Distributions to Investors From:
      Operating Cash Flow                                            77,052           89,971                -          167,023
      Sales & Refinancing                                                 -                -                -                -
      Other                                                               -                -                -                -
                                                                 --------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                 32,786           37,429           64,506          134,721
Less: Special Items (not including Sales & Refinancing)                   -                -                -                -
                                                                 --------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
      and Special Items                                          $   32,786       $   37,429       $   64,506       $  134,721
                                                                 ==============================================================
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
      Ordinary Income (Loss)
      -- from operations                                         $     38.7       $     14.7       $      8.8
      -- from recapture                                                   -                -                -
      Capital Gain (Loss)                                                 -                -                -
Cash Distributions to Investors
      Sources (on GAAP basis)                                             -                -                -
      -- Investment Income                                                -                -                -
      -- Return of Capital                                                -                -                -
      Sources (on Cash basis)
      -- Sales                                                            -                -                -
      -- Refinancing                                                      -                -                -
      -- Operations                                              $     47.6       $     26.6       $        -

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                          YEAR ENDING DECEMBER 31, 1999
                                   (Unaudited)



                                                                                                    Truckee         Yerington
                                                                  Telluride                       River Office       Shopping
                                                                 Barstow, LLC     WREIT, INC.      Tower, LLC      Center, LLC.
                                                              -----------------------------------------------------------------
Gross Revenues                                                     $ 721,168      $ 4,726,712     $ 2,598,280        $ 393,367
Profit on Sale of Properties                                               -                -               -                -
Less:   Operating Expenses                                           366,116        1,904,986         999,301           90,371
        Interest Expense                                             244,781        2,305,776         924,827          188,529
        Depreciation & Amortization                                   97,330          707,842         366,688           67,598
                                                              -----------------------------------------------------------------
Net Income - GAAP Basis                                            $  12,941      $  (191,892)    $   307,464        $  46,869
                                                              =================================================================
Taxable Income From:
        Operations                                                 $  12,941      $  (191,892)    $   307,464        $  46,869
        Gain on Sale                                                       -                -               -                -
Cash Generated From:
        Operations                                                   110,271          515,950         674,152          114,467
        Sales                                                              -                -               -                -
        Refinancing                                                        -          526,326               -                -
                                                              -----------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing                $ 110,271      $ 1,042,276     $   674,152        $ 114,467
                                                              =================================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                        $ 172,748      $   543,543     $   420,271        $ 106,326
        Sales & Refinancing                                                -                -               -                -
        Other                                                              -                -               -                -
                                                              -----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                 (62,477)         498,733         253,881            8,141
Less:   Special Items (not including Sales & Refinancing)                  -                -               -                -
                                                              -----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                          $ (62,477)     $   498,733     $   253,881        $   8,141
                                                              =================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                         $     8.0      $     (13.7)    $      55.4        $    29.3
        -- from recapture                                                  -                -               -                -
        Capital Gain (Loss)                                                -                -               -                -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                               -                -               -                -
        -- Return of Capital                                               -                -               -                -
        Sources (on Cash basis)
        -- Sales                                                           -                -               -                -
        -- Refinancing                                                     -                -               -                -
        -- Operations                                              $   106.6      $      38.7     $      75.7        $    66.5

                                                                                    NNN               NNN             NNN
                                                                    NNN            Town &         'A' Credit     Redevlopment
                                                               Fund VIII, LLC   Country, LLC       TIC, LLC        Fund, LLC
                                                              ----------------------------------------------------------------
Gross Revenues                                                  $ 1,821,793     $ 1,727,435       $  157,783      $ 2,149,377
Profit on Sale of Properties                                              -               -                -                -
Less:   Operating Expenses                                          896,924         404,167           51,239           46,345
        Interest Expense                                            504,872         924,805           34,049           14,644
        Depreciation & Amortization                                 227,102         284,211           17,127           21,056
                                                              ----------------------------------------------------------------
Net Income - GAAP Basis                                         $   192,895     $   114,252       $   55,368      $ 2,067,332
                                                              ================================================================
Taxable Income From:
        Operations                                              $   192,895     $   114,252       $   55,368      $ 2,067,332
        Gain on Sale                                                      -               -                -                -
Cash Generated From:
        Operations                                                  419,997         398,463           72,495        2,088,388
        Sales                                                             -               -                -                -
        Refinancing                                                       -               -                -                -
                                                              ----------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing             $   419,997     $   398,463       $   72,495      $ 2,088,388
                                                              ================================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                     $   210,592     $   173,253       $    8,927      $       286
        Sales & Refinancing                                               -               -                -                -
        Other                                                             -               -                -                -
                                                              ----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                209,405         225,210           63,568        2,088,102
Less:   Special Items (not including Sales & Refinancing)                 -               -                -                -
                                                              ----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                       $   209,405     $   225,210       $   63,568      $ 2,088,102
                                                              ================================================================


Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                      $      24.1     $      15.9       $     22.3      $     272.8
        -- from recapture                                                 -               -                -                -
        Capital Gain (Loss)                                               -               -                -                -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                              -               -                -                -
        -- Return of Capital                                              -               -                -                -
        Sources (on Cash basis)
        -- Sales                                                          -               -                -                -
        -- Refinancing                                                    -               -                -                -
        -- Operations                                           $      26.3     $      24.1       $      3.6      $       0.0

                                                                    NNN
                                                                  Exchange             Total
                                                               Fund III, LLC       All Programs
                                                             -----------------------------------
Gross Revenues                                                  $    119,731      $   14,415,646
Profit on Sale of Properties                                               -                   -
Less:   Operating Expenses                                            14,938           4,774,387
        Interest Expense                                              48,819           5,191,102
        Depreciation & Amortization                             $          -           1,788,954
                                                             -----------------------------------
Net Income - GAAP Basis                                         $     55,974      $    2,661,203
                                                             ===================================
Taxable Income From:
        Operations                                              $     55,974      $    2,661,203
        Gain on Sale                                                       -                   -
Cash Generated From:
        Operations                                                    55,974           4,450,157
        Sales                                                              -                   -
        Refinancing                                                        -             526,326
                                                             -----------------------------------
Cash Generated From Operations, Sales & Refinancing             $     55,974      $    4,976,483
                                                             ===================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                     $          -      $    1,635,946
        Sales & Refinancing                                                -                   -
        Other                                                              -                   -
                                                             -----------------------------------
Cash Generated (Deficiency) after Cash Distributions                  55,974           3,340,537
Less:   Special Items (not including Sales & Refinancing)                  -                   -
                                                             -----------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                       $     55,974      $    3,340,537
                                                             ===================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                      $        8.9
        -- from recapture                                                  -
        Capital Gain (Loss)                                                -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                               -
        -- Return of Capital                                               -
        Sources (on Cash basis)
        -- Sales                                                           -
        -- Refinancing                                                     -
        -- Operations                                           $          -

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                          YEAR ENDING DECEMBER 31, 2000
                                   (Unaudited)

                                                                                           Truckee       Yerington
                                                              Telluride                  River Office    Shopping          NNN
                                                            Barstow, LLC   WREIT, INC.    Tower, LLC    Center, LLC. Fund VIII, LLC
                                                            ------------------------------------------------------------------------
Gross Revenues                                              $   803,386   $ 5,273,301    $ 2,464,508    $   552,572   $ 3,676,500
Profit on Sale of Properties                                          -     2,129,054              -              -             -
Less: Operating Expenses                                        333,226     2,059,845        790,677        125,306     2,147,409
        Interest Expense                                        243,349     2,445,182      1,223,147        255,493     1,406,062
        Depreciation & Amortization                             103,333       805,225        495,568         94,293       305,629
                                                            ------------------------------------------------------------------------
Net Income - GAAP Basis                                     $   123,478   $ 2,092,103    $   (44,884)   $    77,480   $  (182,600)
                                                            ========================================================================
Taxable Income From:
        Operations                                          $   123,478   $   (36,913)   $   (44,884)   $    77,480   $  (182,600)
        Gain on Sale                                                  -     2,129,016              -              -             -
Cash Generated From:
        Operations                                              226,811       768,312        450,684        171,773       123,029
        Sales                                                         -     2,129,016              -              -             -
        Refinancing                                                   -             -              -              -             -
                                                            ------------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing         $   226,811   $ 2,897,328    $   450,684    $   171,773   $   123,029
                                                            ========================================================================
Less: Cash Distributions to Investors From:
        Operating Cash Flow                                 $   205,709   $   768,312    $   450,684        164,301   $   131,786
        Sales & Refinancing                                           -     2,129,016              -              -             -
        Other                                                         -     2,998,223         64,839              -       515,545
                                                            ------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions             21,102    (2,998,223)       (64,839)         7,472      (524,302)
Less: Special Items (not including Sales & Refinancing)               -             -              -              -             -
                                                            ------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                   $    21,102   $(2,998,223)   $   (64,839)   $     7,472   $  (524,302)
                                                            ========================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                  $      76.2   $     148.9    $      (8.1)   $      48.5   $     (22.8)
        -- from recapture                                             -             -              -              -             -
        Capital Gain (Loss)                                           -         151.5              -              -             -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                          -             -              -              -             -
        -- Return of Capital                                          -         213.4           11.7              -          64.4
        Sources (on Cash basis)
        -- Sales                                                      -         151.5              -              -             -
        -- Refinancing                                                -             -              -              -             -
        -- Operations                                       $     127.0   $      54.7    $      81.2    $     102.7   $      16.5

                                                               NNN            NNN          NNN           NNN
                                                              Town &       'A' Credit    Exchange    Redevlopment
                                                           Country, LLC     TIC, LLC   Fund III, LLC  Fund, LLC
                                                           ------------------------------------------------------
Gross Revenues                                             $ 3,566,136    $   926,128   $ 2,462,661   $ 3,189,950
Profit on Sale of Properties                                         -              -             -             -
Less: Operating Expenses                                     1,130,517        267,829       990,918     1,423,608
        Interest Expense                                     2,521,820        445,545       959,575     1,287,181
        Depreciation & Amortization                            716,017        147,875       336,574       212,247
                                                           ------------------------------------------------------
Net Income - GAAP Basis                                    $  (802,218)   $    64,879   $   175,594   $   266,914
                                                           ======================================================
Taxable Income From:
        Operations                                         $  (802,218)   $    64,879   $   175,594   $   266,914
        Gain on Sale                                                 -              -             -             -
Cash Generated From:
        Operations                                             (86,201)       212,754       512,168       479,161
        Sales                                                        -              -             -             -
        Refinancing                                                  -              -             -             -
                                                           ------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $   (86,201)   $   212,754   $   512,168   $   479,161
                                                           ======================================================
Less: Cash Distributions to Investors From:
        Operating Cash Flow                                $         -    $   135,334   $   453,523   $   479,161
        Sales & Refinancing                                          -              -             -             -
        Other                                                  512,827              -             -        80,670
                                                           ------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions          (599,028)        77,420        58,645       (80,670)
Less: Special Items (not including Sales & Refinancing)              -              -             -             -
                                                           ------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $  (599,028)   $    77,420   $    58,645   $   (80,670)
                                                           ======================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $    (111.4)   $      26.2   $      27.9   $      35.2
        -- from recapture                                            -              -             -             -
        Capital Gain (Loss)                                          -              -             -             -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                         -              -             -             -
        -- Return of Capital                                      71.2              -             -          10.6
        Sources (on Cash basis)
        -- Sales                                                     -              -             -             -
        -- Refinancing                                               -              -             -             -
        -- Operations                                      $         -    $      54.6   $      72.0   $      63.2

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                          YEAR ENDING DECEMBER 31, 2000
                                   (Unaudited)

                                                                                              NNN
                                                              NNN Tech                      Horizon           NNN
                                                             Fund, LLC    T REIT, Inc.      Fund LLC      Westway, LLC
                                                           -----------------------------------------------------------
Gross Revenues                                             $  1,111,917   $    298,621    $      9,854    $    565,153
Profit on Sale of Properties                                          -              -               -               -
Less:   Operating Expenses                                      400,408        192,826               -         186,988
        Interest Expense                                        383,370        168,205               -         215,018
        Depreciation & Amortization                             207,023         38,373               -          38,716
                                                           -----------------------------------------------------------
Net Income - GAAP Basis                                    $    121,116   $   (100,783)   $      9,854    $    124,431
                                                           ===========================================================
Taxable Income From:
        Operations                                         $    121,116   $   (100,783)   $      9,854    $    124,431
        Gain on Sale                                                  -              -               -               -
Cash Generated From:                                                  -              -               -               -
        Operations                                              328,139        (62,410)          9,854         163,147
        Sales                                                         -              -               -               -
        Refinancing                                                   -              -               -               -
                                                           -----------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $    328,139   $    (62,410)   $      9,854    $    163,147
                                                           ===========================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                $    157,118   $          -    $      9,854    $     92,210
        Sales & Refinancing                                           -              -               -               -
        Other                                                         -        149,248          28,260               -
                                                           -----------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions            171,021       (165,593)        (28,260)         70,937
Less:   Special Items (not including Sales & Refinancing)             -              -               -               -
                                                           -----------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $    171,021   $   (165,593)   $    (28,260)   $     70,937
                                                           ===========================================================
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $       32.7   $        5.5    $        2.8    $       38.0
        -- from recapture                                             -              -               -               -
        Capital Gain (Loss)                                           -              -               -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                          -              -               -               -
        -- Return of Capital                                          -            8.2             7.9               -
        Sources (on Cash basis)
        -- Sales                                                      -              -               -               -
        -- Refinancing                                                -              -               -               -
        -- Operations                                      $       42.5   $          -    $        2.8    $       28.1

                                                                               NNN            NNN             NNN
                                                                Kiwi        2000 Value     Rocky Mount.    2004 Notes
                                                            Assoc., LLC     Fund, LLC     Exchange, LLC   Program, LLC
                                                          ------------------------------------------------------------
Gross Revenues                                             $    475,950   $     16,241    $    109,173    $      1,515
Profit on Sale of Properties                                          -              -               -               -
Less:   Operating Expenses                                      188,497          4,168          14,777               -
        Interest Expense                                        219,788         53,583          13,431               -
        Depreciation & Amortization                              73,998         12,138          17,493               -
                                                           -----------------------------------------------------------
Net Income - GAAP Basis                                    $     (6,333)  $    (53,648)   $     63,472    $      1,515
                                                           ===========================================================
Taxable Income From:
        Operations                                         $     (6,333)  $    (53,648)   $     63,472    $      1,515
        Gain on Sale                                                  -              -               -               -
Cash Generated From:                                                  -              -               -               -
        Operations                                               67,665        (41,510)         80,965           1,515
        Sales                                                         -              -               -               -
        Refinancing                                                   -              -               -               -
                                                           -----------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $     67,665   $    (41,510)   $     80,965    $      1,515
                                                           ===========================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                $     67,665   $          -    $     17,266    $          -
        Sales & Refinancing                                           -              -               -               -
        Other                                                    23,252          7,907               -          27,031
                                                           -----------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions            (23,252)       (49,417)         63,699         (25,516)
Less:   Special Items (not including Sales & Refinancing)             -              -               -               -
                                                           -----------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $    (23,252)  $    (49,417)   $     63,699    $    (25,516)
                                                           ===========================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $       (2.4)  $       (9.1)   $       23.8    $        0.3
        -- from recapture                                             -              -               -               -
        Capital Gain (Loss)                                           -              -               -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                          -              -               -               -
        -- Return of Capital                                        8.7            1.3               -             5.4
        Sources (on Cash basis)
        -- Sales                                                      -              -               -               -
        -- Refinancing                                                -              -               -               -
        -- Operations                                      $       25.2   $          -    $        6.5    $          -
                                                                                 NNN
                                                               Market         2005 Notes         Total
                                                            Center, LLC     Program, LLC    All Programs
                                                           ---------------------------------------------
Gross Revenues                                             $    214,991   $      1,406    $ 25,719,963
Profit on Sale of Properties                                          -                      2,129,054
Less:   Operating Expenses                                      171,603              -      10,428,602
        Interest Expense                                         21,454              -      11,862,203
        Depreciation & Amortization                              39,903              -       3,644,405
                                                           ---------------------------------------------
Net Income - GAAP Basis                                    $    (17,969)  $      1,406    $  1,913,807
                                                           =============================================
Taxable Income From:
        Operations                                         $    (17,969)  $      1,406    $   (215,209)
        Gain on Sale                                                  -              -       2,129,016
Cash Generated From:                                                  -              -               -
        Operations                                               21,934          1,406       3,429,196
        Sales                                                         -              -       2,129,016
        Refinancing                                                   -              -               -
                                                           ---------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $     21,934   $      1,406    $  5,558,212
                                                           =============================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                $     13,467   $          -    $  3,146,390
        Sales & Refinancing                                                                  2,129,016
        Other                                                         -          2,681       4,410,483
                                                           ---------------------------------------------
Cash Generated (Deficiency) after Cash Distributions              8,467         (1,275)     (4,127,677)
Less:   Special Items (not including Sales & Refinancing)             -
                                                           ---------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $      8,467   $     (1,275)   $ (4,127,677)
                                                           =============================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $      (13.5)  $        0.6
        -- from recapture                                             -              -
        Capital Gain (Loss)                                           -              -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                          -              -
        -- Return of Capital                                          -            1.2
        Sources (on Cash basis)
        -- Sales                                                      -              -
        -- Refinancing                                                -              -
        -- Operations                                      $       10.1   $          -

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                      NINE MONTHS ENDING SEPTEMBER 30, 2001
                                   (Unaudited)

                                                                                           Truckee       Yerington
                                                            Telluride                   River Office     Shopping           NNN
                                                          Barstow, LLC    WREIT, INC.    Tower, LLC    Center, LLC.   Fund VIII, LLC
                                                         ---------------------------------------------------------------------------
Gross Revenues                                            $   660,187     $ 3,198,827   $ 2,584,802     $   413,320     $ 3,020,982
Profit on Sale of Properties
Less: Operating Expenses                                      263,661       1,046,423       793,481          80,577       1,432,179
      Interest Expense                                        180,606       1,208,939       817,168         189,765       1,110,298
      Depreciation & Amortization                              75,434         475,875       370,765          66,636         345,199
                                                         ---------------------------------------------------------------------------
Net Income - GAAP Basis                                   $   140,486     $   467,590   $   603,388     $    76,342     $   133,306
                                                         ===========================================================================
Taxable Income From:
      Operations                                          $   140,486     $   467,590   $   603,388     $    76,342     $   133,306
      Gain on Sale                                                 --              --            --              --              --
Cash Generated From:
      Operations                                              215,920         943,465       974,153         142,978         478,505
      Sales                                                        --              --            --              --              --
      Refinancing                                                  --              --            --              --              --
                                                         ---------------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing       $   215,920     $   943,465   $   974,153     $   142,978     $   478,505
                                                         ===========================================================================
Less: Cash Distributions to Investors From:
      Operating Cash Flow                                 $   106,795     $   678,719   $   356,900         113,709     $   441,593
      Sales & Refinancing                                          --              --            --              --              --
      Other                                                        --              --            --              --              --
                                                         ---------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions          109,125         264,746       617,253          29,269          36,912
Less: Special Items (not including Sales & Refinancing)            --              --            --              --              --
                                                         ---------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
      and Special Items                                   $   109,125     $   264,746   $   617,253     $    29,269     $    36,912
                                                         ===========================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
      Ordinary Income (Loss)
      -- from operations                                  $      86.7     $      33.3   $     108.7     $      47.7     $      16.7
      -- from recapture                                            --              --            --              --              --
      Capital Gain (Loss)                                          --              --            --              --              --
Cash Distributions to Investors
      Sources (on GAAP basis)
      -- Investment Income                                         --              --            --              --              --
      -- Return of Capital                                         --              --            --              --              --
      Sources (on Cash basis)
      -- Sales                                                     --              --            --              --              --
      -- Refinancing                                               --              --            --              --              --
      -- Operations                                       $      65.9     $      48.3   $      64.3     $      71.1     $      55.2

                                                               NNN             NNN
                                                             Town &        'A' Credit
                                                          Country, LLC      TIC, LLC
                                                         -----------------------------
Gross Revenues                                            $ 2,858,965     $   788,818
Profit on Sale of Properties
Less: Operating Expenses                                      654,287         270,041
      Interest Expense                                      1,685,235         329,953
      Depreciation & Amortization                             532,760         108,762
                                                         -----------------------------
Net Income - GAAP Basis                                   $   (13,317)    $    80,062
                                                         =============================
Taxable Income From:
      Operations                                          $   (13,317)    $    80,062
      Gain on Sale                                                 --              --
Cash Generated From:
      Operations                                              519,443         188,824
      Sales                                                        --              --
      Refinancing                                                  --              --
                                                         -----------------------------
Cash Generated From Operations, Sales & Refinancing       $   519,443     $   188,824
                                                         =============================
Less: Cash Distributions to Investors From:
      Operating Cash Flow                                 $   270,000     $   131,078
      Sales & Refinancing                                          --              --
      Other                                                        --              --
                                                         -----------------------------
Cash Generated (Deficiency) after Cash Distributions          249,443          57,746
Less: Special Items (not including Sales & Refinancing)            --              --
                                                         -----------------------------
Cash Generated (Deficiency) after Cash Distributions
      and Special Items                                   $   249,443     $    57,746
                                                         =============================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
      Ordinary Income (Loss)
      -- from operations                                  $      (1.8)    $      32.3
      -- from recapture                                            --              --
      Capital Gain (Loss)                                          --              --
Cash Distributions to Investors
      Sources (on GAAP basis)
      -- Investment Income                                         --              --
      -- Return of Capital                                         --              --
      Sources (on Cash basis)
      -- Sales                                                     --              --
      -- Refinancing                                               --              --
      -- Operations                                       $      37.5     $      52.9

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                      NINE MONTHS ENDING SEPTEMBER 30, 2001
                                   (Unaudited)


                                                                    NNN            NNN
                                                                Redevlopment      Exchange        NNN Tech
                                                                 Fund, LLC    Fund III, LLC      Fund, LLC      T REIT, Inc.
                                                               -------------------------------------------------------------
Gross Revenues                                                 $  2,909,514    $ 1,903,636      $ 1,559,493     $ 3,002,047
Profit on Sale of Properties
Less:   Operating Expenses                                        1,299,314        730,619          646,791       1,440,748
        Interest Expense                                          1,152,577        780,688          670,183       1,369,564
        Depreciation & Amortization                                 363,735        245,756          224,921         456,019
                                                               -------------------------------------------------------------
Net Income - GAAP Basis                                            $ 93,888    $   146,573      $    17,598     $  (264,284)
                                                               =============================================================
Taxable Income From:
        Operations                                                 $ 93,888    $   146,573      $    17,598     $  (264,284)
        Gain on Sale                                                      -              -                -               -
Cash Generated From:
        Operations                                                  457,623        392,329          242,519         539,310
        Sales                                                             -              -                -               -
        Refinancing                                                       -              -                -               -
                                                               -------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing            $    457,623    $   392,329      $   242,519     $   539,310
                                                               =============================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                    $    479,037    $   299,250      $   221,925     $   539,310
        Sales & Refinancing                                               -              -                -               -
        Other                                                        28,817              -                -         170,569
                                                               -------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                (50,231)        93,079           20,594        (170,569)
Less:   Special Items (not including Sales & Refinancing)                 -              -                -               -
                                                               -------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                      $    (50,231)   $    93,079      $    20,594     $  (170,569)
                                                               =============================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                     $       12.4    $      23.3      $       4.8     $     (14.5)
        -- from recapture                                                 -              -                -               -
        Capital Gain (Loss)                                               -              -                -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                              -              -                -               -
        -- Return of Capital                                            3.8              -                -             9.4
        Sources (on Cash basis)
        -- Sales                                                          -              -                -               -
        -- Refinancing                                                    -              -                -               -
        -- Operations                                          $       63.2    $      47.5      $      60.0     $      29.6


                                                                                                      NNN           NNN
                                                                     NNN            Kiwi          2000 Value     Rocky Mount.
                                                                Westway, LLC     Assoc., LLC      Fund, LLC     Exchange, LLC
                                                               --------------------------------------------------------------
Gross Revenues                                                  $ 1,205,426       $ 908,118      $ 2,295,239       $ 996,544
Profit on Sale of Properties
Less:   Operating Expenses                                          409,669         265,883          897,076         393,317
        Interest Expense                                            469,923         435,949          806,526         299,423
        Depreciation & Amortization                                 139,154         124,348          292,357         138,019
                                                               --------------------------------------------------------------
Net Income - GAAP Basis                                         $   186,680       $  81,938      $   299,280       $ 165,785
                                                               ==============================================================
Taxable Income From:
        Operations                                              $   186,680       $  81,938      $   299,280       $ 165,785
        Gain on Sale                                                      -               -                -               -
Cash Generated From:
        Operations                                                  325,834         206,286          591,637         303,804
        Sales                                                             -               -                -               -
        Refinancing                                                       -               -                -               -
                                                               --------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing             $   325,834       $ 206,286      $   591,637       $ 303,804
                                                               ==============================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                     $   196,269       $ 159,135      $   378,331       $ 141,543
        Sales & Refinancing                                               -               -                -               -
        Other                                                             -               -                -               -
                                                               -------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                129,565          47,151          213,306         162,261
Less:   Special Items (not including Sales & Refinancing)                 -               -                -               -
                                                               --------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                       $   129,565       $  47,151      $   213,306       $ 162,261
                                                               ==============================================================


Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                      $      56.9       $    30.6      $      50.7       $    62.1
        -- from recapture                                                 -               -                -               -
        Capital Gain (Loss)                                               -               -                -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                              -               -                -               -
        -- Return of Capital                                              -               -                -               -
        Sources (on Cash basis)
        -- Sales                                                          -               -                -               -
        -- Refinancing                                                    -               -                -               -
        -- Operations                                           $      59.9       $    59.3      $      64.1       $    53.0

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                      NINE MONTHS ENDING SEPTEMBER 30, 2001
                                   (Unaudited)

                                                               NNN                           NNN              NNN           NNN
                                                           2004 Notes      Market         2005 Notes      Sacramento      Dry Creek
                                                          Program, LLC   Center, LLC     Program, LLC    Corp Ctr, LLC   Centre, LLC
                                                          --------------------------------------------------------------------------
Gross Revenues                                             $  100,348     $ 667,241        $ 285,221      $2,262,749      $  916,926
Profit on Sale of Properties
Less:   Operating Expenses                                     17,950       512,495            4,299         696,194         169,637
        Interest Expense                                      196,628       173,696          151,905         920,925         369,655
        Depreciation & Amortization                                 -       119,710                -         508,384         158,795
                                                           -------------------------------------------------------------------------
Net Income - GAAP Basis                                    $ (114,230)    $(138,660)       $ 129,017      $  137,246      $  218,839
                                                           =========================================================================
Taxable Income From:
        Operations                                           (114,230)     (138,660)         129,017         137,246         218,839
        Gain on Sale                                                -             -                -               -               -
Cash Generated From:
        Operations                                           (114,230)      (18,950)         129,017         645,630         377,634
        Sales                                                       -             -                -               -               -
        Refinancing                                                 -             -                -               -               -
                                                           -------------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $ (114,230)    $ (18,950)       $ 129,017      $  645,630      $  377,634
                                                           =========================================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                $  244,138     $       -        $ 155,187      $  522,581      $  186,667
        Sales & Refinancing                                         -             -                -               -               -
        Other                                                       -        97,533                -               -               -
                                                           -------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions         (358,368)     (116,483)         (26,170)        123,049         190,967
Less:   Special Items (not including Sales & Refinancing)           -                              -               -               -
                                                           -------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $ (358,368)    $(116,483)       $ (26,170)     $  123,049      $  190,967
                                                           =========================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $    (22.8)    $  (104.3)       $    56.1      $     11.4      $     62.5
        -- from recapture                                           -             -                -               -               -
        Capital Gain (Loss)                                         -             -                -               -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                        -             -                -               -               -
        -- Return of Capital                                        -          73.3                -               -               -
        Sources (on Cash basis)
        -- Sales                                                    -             -                -               -               -
        -- Refinancing                                              -             -                -               -               -
        -- Operations                                      $     48.8     $       -        $    67.5      $     43.5      $     53.3

                                                               NNN           NNN              NNN
                                                             Camelot      2001 Value       Washington
                                                           Plaza, LLC     Fund, LLC       Square, LLC
                                                           ------------------------------------------
Gross Revenues                                             $  108,826     $ 122,890        $       -
Profit on Sale of Properties                                        -            -                 -
Less:   Operating Expenses                                     60,252        45,907                -
        Interest Expense                                       27,259        26,423                -
        Depreciation & Amortization                             9,501         9,101                -
                                                           ------------------------------------------
Net Income - GAAP Basis                                    $   11,814     $  41,459        $       -
                                                           ==========================================
Taxable Income From:
        Operations                                         $   11,814        41,459        $       -
        Gain on Sale                                                -             -                -
Cash Generated From:
        Operations                                             21,315        50,560                -
        Sales                                                       -             -                -
        Refinancing                                                 -             -                -
                                                           ------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $   21,315     $  50,560        $       -
                                                           ==========================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                $   21,315     $       -        $       -
        Sales & Refinancing                                         -             -                -
        Other                                                  10,677             -                -
                                                           ------------------------------------------
Cash Generated (Deficiency) after Cash Distributions          (10,677)       50,560                -
Less:   Special Items (not including Sales & Refinancing)           -             -                -
                                                           ------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $  (10,677)    $  50,560        $       -
                                                           ==========================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                 $      5.0     $    38.4        $       -
        -- from recapture                                           -             -                -
        Capital Gain (Loss)                                         -             -                -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                        -             -                -
        -- Return of Capital                                      4.5             -                -
        Sources (on Cash basis)
        -- Sales                                                    -             -                -
        -- Refinancing                                              -             -                -
        -- Operations                                      $      9.1     $       -        $       -

                   OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR
                      NINE MONTHS ENDING SEPTEMBER 30, 2001
                                   (Unaudited)


                                                                    NNN              NNN            NNN             NNN LV
                                                                    Reno         One Gateway       Gateway        1900 Aerojet
                                                                Trademark, LLC    Plaza, LLC      Aurora, LLC       Way, LLC
                                                              ----------------------------------------------------------------
Gross Revenues                                                   $    56,120      $  287,929       $  566,544     $    42,682
Profit on Sale of Properties                                               -               -                -               -
Less:   Operating Expenses                                             5,121          96,216          201,525           3,000
        Interest Expense                                                 452          63,594          271,504             747
        Depreciation & Amortization                                    4,801          68,245           72,921           4,290
                                                              ----------------------------------------------------------------
Net Income - GAAP Basis                                          $    45,746      $   59,874       $   20,594     $    34,645
                                                              ================================================================
Taxable Income From:
        Operations                                               $    45,746      $   59,874       $   20,594     $    34,645
        Gain on Sale                                                       -               -                -               -
Cash Generated From:
        Operations                                                    50,547         128,119           93,515          38,935
        Sales                                                              -               -                -               -
        Refinancing                                                        -               -                -               -
                                                              ----------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing              $    50,547      $  128,119       $   93,515     $    38,935
                                                              ================================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                      $    18,065      $    1,500       $   6,120      $    13,333
        Sales & Refinancing                                                -               -                -               -
        Other                                                              -               -                -               -
                                                              ----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                  32,482         126,619           87,395          25,602
Less:   Special Items (not including Sales & Refinancing)                  -               -                -               -
                                                              ----------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                        $    32,482      $  126,619       $   87,395     $    25,602
                                                              ================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                       $      11.9      $     14.3       $     19.5     $      17.3
        -- from recapture                                                  -               -                -               -
        Capital Gain (Loss)                                                -               -                -               -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                               -               -                -               -
        -- Return of Capital                                               -               -                -               -
        Sources (on Cash basis)
        -- Sales                                                           -               -                -               -
        -- Refinancing                                                     -               -                -               -
        -- Operations                                            $       4.7      $      0.4       $      5.8     $       6.7


                                                                              NNN
                                                                        County Center          Total
                                                                          Drive, LLC       All Programs
                                                                       --------------------------------
Gross Revenues                                                            $     -          $ 33,723,394
Profit on Sale of Properties                                                    -                     -
Less:   Operating Expenses                                                      -            12,436,662
        Interest Expense                                                        -            13,709,585
        Depreciation & Amortization                                             -             4,915,488
                                                                       --------------------------------
Net Income - GAAP Basis                                                   $     -          $  2,661,659
                                                                       ================================

Taxable Income From:
        Operations                                                        $     -          $  2,661,659
        Gain on Sale                                                            -                     -
Cash Generated From:                                                                                  -
        Operations                                                              -             7,924,722
        Sales                                                                   -                     -
        Refinancing                                                             -                     -
                                                                       --------------------------------
Cash Generated From Operations, Sales & Refinancing                       $     -          $  7,924,722
                                                                       ================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                               $     -          $  5,682,501
        Sales & Refinancing                                                     -                     -
        Other                                                                   -               307,596
                                                                       --------------------------------
Cash Generated (Deficiency) after Cash Distributions                            -             1,934,625
Less:   Special Items (not including Sales & Refinancing)                       -                     -
                                                                       --------------------------------
Cash Generated (Deficiency) after Cash Distributions                                                  -
        and Special Items                                                 $     -          $  1,934,625
                                                                       ================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
        Ordinary Income (Loss)
        -- from operations                                                $     -
        -- from recapture                                                       -
        Capital Gain (Loss)                                                     -
Cash Distributions to Investors
        Sources (on GAAP basis)
        -- Investment Income                                                    -
        -- Return of Capital                                                    -
        Sources (on Cash basis)
        -- Sales                                                                -
        -- Refinancing                                                          -
        -- Operations                                                     $     -

                                    TABLE IV
                          Results of Completed Programs
                               September 30, 2001

                                      None.

                                     Table V
                        Sales or Disposals of Properties
                               September 30, 2001

                                                                Selling Price, Net of Closing Costs & GAAP Adjustments
                                                        -----------------------------------------------------------------------



                                                                                       Purchase     Adjustments
                                                            Cash        Mortgage       Mortgage   Resulting From
                                  Date        Date         Net of      Balance at     Taken Back    Application
            Property            Acquired   Of Sale (1)    Costs (2)   Time Of Sale    By Program      Of GAAP         Total
-------------------------------------------------------------------------------------------------------------------------------
Huron Mall, Huron, SD            Apr-99      Apr-00      $2,071,474   $  1,322,622           N/A            N/A    $ 3,394,096
Crossroads Shopping Ctr,         Jul-99      Aug-00      $3,800,324   $ 11,270,744           N/A            N/A    $15,071,068
Kona, HI
Moreno Corporate Center -        Jun-00      Jul-01      $  165,513   $  1,207,500   $ 85,000 (3)           N/A    $ 1,458,013
Retail, Moreno Valley, CA
Bowling Green, Sacramento,       Dec-00      Oct-01      $  504,249   $  2,388,000           N/A            N/A    $ 2,892,249
CA
Christie Street, Lufkin, TX      Sep-00      Nov-01     ($  332,225)  $    734,725   $595,000 (4)           N/A    $   997,500

                                             Cost of Properties
                                        Including Closing & Soft Costs
                                  ---------------------------------------------
                                                                                        Excess
                                                      Total                          (Deficiency)
                                                   Acquisition                       Of Property
                                                  Costs, Capital                      Operating
                                    Original      Improvements                       Cash Receipts
                                    Mortgage         Closing                           Over Cash
            Property                Financing     & Soft Costs      Total          Expenditures (10)
----------------------------------------------------------------------------------------------------
Huron Mall, Huron, SD              $ 1,440,000     $7,846,000   $ 2,224,600 (5)        $120,927
Crossroads Shopping Ctr,           $13,605,097     $  614,542   $14,219,639 (6)        $433,701
Kona, HI
Moreno Corporate Center -          $ 1,297,470     $  499,748   $ 1,797,219 (7)        $ 41,707
Retail, Moreno Valley, CA
Bowling Green, Sacramento,         $ 2,181,700     $  640,155   $ 2,821,855 (8)        $ 85,673
CA
Christie Street, Lufkin, TX        $   750,000     $  472,497   $ 1,222,497 (9)        $146,038

(1)   No sales were to affiliated parties.
(2)   Net cash received plus assumption of certain liabilities by buyer.
(3) 5-year note, secured by the property, interest-only at 8%, no pre-payment penalty, with interest rate escalation clauses after two, three and four years.
(4) 5-year note, secured by the property, interest at 8.5% amortized over 25 years.
(5)   Capital gain.
(6)   Capital gain.
(7)   Capital loss.
(8)   Ordinary income.
(9) Capital loss. Triple Net Properties Realty, Inc. refunded $50,000 in real estate commissions and our advisor refunded $156,000 in asset management fees reducing the net loss to approximately $19,000.
(10) Costs incurred in the administration of the programs not related to the operation of the properties are not included.

                                                                       EXHIBIT B

                             SUBSCRIPTION AGREEMENT

To:  G REIT, Inc.
     1551 N. Tustin Avenue, Suite 650
     Santa Ana, California   92705

Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") in G REIT, Inc., a Virginia corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Comerica Bank, as Escrow Agent for G REIT, Inc."

     Except as specifically provided in "Special Notice of Pennsylvania Residents Only," payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 100,000 Shares ($1,000,000), at which time Comerica Bank will release the proceeds to the Company. If the Company does not sell 100,000 Shares before ________ __, 2004, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

     I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated ________ __, 2002 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

     Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final prospectus. Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

                 SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

     This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for G REIT, Inc. under the date of _______ __, 2002.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

     In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

                 SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY

     The Company will not admit Pennsylvania investors as shareholders until it has received and accepted subscriptions for 1,000,000 shares ($10 million) of common stock from all sources (excluding Pennsylvania investors). The Company will place the funds representing subscriptions for shares from Pennsylvania investors in an interest-bearing escrow account with Comerica Bank as escrow agent, until it has received and accepted subscriptions for shares for gross offering proceeds of at least $10 million. If the Company has not received and accepted subscriptions for 1,000,000 shares by the end of a 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

     The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $10 million have been received from all sources (excluding Pennsylvania investors).

     Because the minimum offering of shares is less than $10 million, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                       STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1)      INDIVIDUAL: One signature required.

(2)      JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

(3)      TENANTS IN COMMON: All parties must sign.

(4)      COMMUNITY PROPERTY: Only one investor signature required.

(5)      PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

(6) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10)     KEOGH (HR 10): Same rules as those applicable to IRAs.

(11)     UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
         (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

              INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     TO G REIT, INC. SUBSCRIPTION AGREEMENT


-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT                             Please follow these  instructions  carefully.  Failure to do so may result in the rejection
INSTRUCTIONS                           of your subscription.  All information on the Subscription  Agreement Signature Page should be completed as follows:

-----------------------------------------------------------------------------------------------------------------------------------
1.   INVESTMENT                        A minimum  investment  of $1,000  (100  Shares) is  required,  except for  Minnesota  which requires a $2,500 (250 Shares)  minimum  investment,  and North  Carolina  which requires a
                                       $5,000 (500 Shares) minimum  investment.  A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES
                                       SUBSCRIBED  FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "COMERICA  BANK, AS ESCROW AGENT FOR
                                       G REIT,  INC."  Shares may be purchased  only by persons  meeting the  standards  set forth under the Section of the  Prospectus  entitled  "INVESTOR  SUITABILITY  STANDARDS."  Please indicate the state in which the sale was made.

-----------------------------------------------------------------------------------------------------------------------------------
2.   TYPE OF OWNERSHIP                 Please  check the  appropriate  box to indicate  the type of entity or type of  individuals subscribing.

-----------------------------------------------------------------------------------------------------------------------------------
3.   REGISTRATION NAME                 Please  enter the exact  name in which the Shares are to be held.  For joint  tenants  with
     AND ADDRESS                       right of  survivorship or tenants in common,  include the names of both  investors.  In the case  of  partnerships  or  corporations,  include  the  name  of  an  individual  to  whom correspondence  will be  addressed.  Trusts  should  include the name of the  trustee.  All investors  must complete the space  provided for taxpayer  identification  number or social security  number.  By signing in Section 6, the investor is certifying  that this number is correct.  Enter the mailing address and telephone  numbers of the registered  owner of this investment.  In the case of a  Qualified  Plan or trust,  this will be the  address  of the trustee.  Indicate  the  birthday  and  occupation  of  the  registered  owner  unless  the registered owner is a partnership, corporation or trust

-----------------------------------------------------------------------------------------------------------------------------------
4.   INVESTOR NAME AND                 Complete this Section only if the investor's name and address is different from the
     ADDRESS                           registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

-----------------------------------------------------------------------------------------------------------------------------------
5.   SUBSCRIBER                        Please separately initial each representation made by the investor where indicated.  Except
     SIGNATURE                         in the case of  fiduciary  accounts,  the  investor  may not  grant  any  person a power of attorney to make such  representations  on his or her behalf.  Each  investor must sign and date  this  Section.  If  title  is to be held  jointly,  all  parties  must  sign.  If the registered  owner is a partnership,  corporation or trust,  a general  partner,  officer or trustee  of the entity  must sign.  PLEASE  NOTE THAT  THESE  SIGNATURES  DO NOT HAVE TO BE
                                       NOTARIZED.

-----------------------------------------------------------------------------------------------------------------------------------
6.   ADDITIONAL                        Please check if you plan to make one or more  additional  investments  in the Company.  All
     INVESTMENTS                       additional  investments  must be  increments  of at least $100 (10 Shares).  If  additional investments  in the Company  are made,  the  investor  agrees to notify the Company and the
                                       Broker-Dealer named on the Subscription  Agreement Signature Page in writing if at any time he fails to meet the  applicable  suitability  standards  or he is unable to make any other representations  or warranties set forth in the Prospectus or the  Subscription  Agreement.
                                       The  investor  acknowledges  that the  Broker-Dealer  named in the  Subscription  Agreement
                                       Signature  Page  may  receive  a  commission  not  to  exceed  8% of  any  such  additional investments in the Company.



------------------------------------------------------------------------------------------------------------------------------------
7.   DISTRIBUTIONS                     a.   DIVIDEND  REINVESTMENT  PLAN:  By electing  the  Dividend  Reinvestment  Program,  the investor  elects to reinvest  dividends in the Company.  The investor agrees to notify the Company and the Broker-Dealer  named on the Subscription  Agreement Signature Page in writing if at any time he fails to meet the applicable  suitability standards or he is  unable  to make any  other  representations  and  warranties  as set  forth in the
                                            Prospectus or Subscription Agreement.

                                       b.   DIVIDEND  ADDRESS:  If cash  dividends  are to be sent to an  address  other than that provided  in  Section 5 (i.e.,  a bank,  brokerage  firm or savings  and loan,  etc.), please provide the name, account number and address.

-----------------------------------------------------------------------------------------------------------------------------------
8.   BROKER-DEALER                     This Section is to be  completed  by the  Registered  Representative.  Please  complete all
                                       BROKER-DEALER  information  contained  in Section 8  including  suitability  certification.
                                       SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

-----------------------------------------------------------------------------------------------------------------------------------


         The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-877-888-7348

                                  G REIT, INC.
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE



1.       INVESTMENT

                                                                             Make Investment Check Payable to:
       ----------------------------------------------                     Comerica Bank as Escrow Agent for G REIT, Inc.
                                                               ----------------------------------------------------------------

       ------------------    ------------------------
          # of Shares            Total $ Invested

                                                              [_]   Initial Investment (Minimum $1,000) (except in
              (#Shares x $10.00 = $Invested)                          Minnesota, which requires a minimum
           Minimum purchase 100 Shares or $1,000                      investment of $2,500, and North Carolina
                                                                      which requires a minimum investment of $5,000)

            (250 Shares or $2,500 in Minnesota)               [_]   Additional Investment (Minimum $100.00)
            (500 Shares or $5,000 in North Carolina)                State in which sale was made ____________________


       ______________________________________________         ________________________________________________________________

2.       ADDITIONAL INVESTMENTS

         Please check if you plan to make additional investments in the Corporation  [_]
         (If additional investments are made, please include social security number or other taxpayer identification number on your check.) (All additional investments must be made in increments of at least $100.00 except purchases pursuant to the
         Dividend Reinvestment Program, which may be made in lesser amounts.)

3.       TYPE OF OWNERSHIP

       [_] Individual (01)                                                        [_] IRA (06)
       [_] Joint Tenants With Right of Survivorship (02)                          [_] Keogh (10)
       [_] Community Property (03)                                                [_] Qualified Pension Plan (11)
       [_] Tenants in Common (04)                                                 [_] Qualified Profit Sharing Plan (12)
       [_] Custodian: A Custodian for____________ under the Uniform               [_] Other Trust____________________
       [_] Gift to Minors Act or the Uniform Transfers to Minors Act of               For the Benefit of _______________
           the State of _________________________________(08)                     [_] Partnership (15)
       [_] Other _____________________________________________

4.       REGISTRATION NAME AND ADDRESS

         Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

       [_] Mr. [_] Mrs. [_] Ms. [_] MD [_] Ph.D. [_] DDS [_] Other _________________            Taxpayer Identification Number

       ____________________________________________________________________________________
                                                                                                Social Security Number
       ____________________________________________________________________________________

       ____________________________________________________________________________________


       Street Address    _________________________________________________________________________________________________________
       or P.O. Box       _________________________________________________________________________________________________________


       City              __________________________            State    __________________         Zip Code     ___________________


       Home              __________________________   Business          ___________________________________________________________
       Telephone No.     (    )                       Telephone No.     (    )
                         --------------------------                     -----------------------------------------------------------

                         __________________________                     __________________________________________________________
       Birth Date        __________________________   Occupation        __________________________________________________________
                         __________________________

       Email Address     ______________________________________________



5.       INVESTOR NAME AND ADDRESS

         (Complete only if different from registration name and address).
         [_] Mr. [_] Mrs. [_] Ms. [_] MD [_] Ph.D. [_] DDS [_] Other ___________

Name                                                                                          Social Security Number
_________________________________________________________________________________________

_________________________________________________________________________________________

Street Address           _____________________________________________________________________________________________________
or P.O. Box              _____________________________________________________________________________________________________

City                     _____________________   State             ______________________      Zip Code    ___________________

Home                     _____________________   Business          ___________________________________________________________
Telephone No.            (    )                  Telephone No.     (    )
                         ---------------------                     -----------------------------------------------------------

Birth Date               _____________________   Occupation        ___________________________________________________________



6.       INVESTOR SIGNATURE

         Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

         (a)  I have received the Prospectus                                                     ________         ________
                                                                                                 Initials         Initials

         (b)  I accept and agree to be bound by the terms and conditions of the
              Amended and Restated Articles of Incorporation.                                    ________         ________
                                                                                                 Initials         Initials

         (c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth
              (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS".

                                                                                                 --------         --------
                                                                                                 Initials         Initials

         (d)  I am purchasing the Shares for my own account.                                     ________         ________
                                                                                                 Initials         Initials

         (e)  I acknowledge that the Shares are not liquid                                       ________         ________
                                                                                                 Initials         Initials

         (f)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a
              California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the
              State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

                                                                                                 --------         --------
                                                                                                 Initials         Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

            BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
                     UNDER FEDERAL OR STATE SECURITIES LAWS.



         ___________________________________________      _________________________________________________           _____________

         ___________________________________________      _________________________________________________           _____________
            Signature of Investor or Trustee                      Signature of Joint Owner, if applicable                 Date

                               (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.       DISTRIBUTIONS

         7(a). Check the following box to participate in the Dividend Reinvestment Program. [_]

         7(b). Complete following section only to direct distributions to a party other than registered owner:

         Name                 _____________________________________________________________________________________________________
                              _____________________________________________________________________________________________________
                              _____________________________________________________________________________________________________


         Account Number       _____________________________________________________________________________________________________
                              _____________________________________________________________________________________________________

         Street Address       _____________________________________________________________________________________________________
         or P.O. Box          _____________________________________________________________________________________________________


                              ___________________________               ____________________________               ________________
                    City      ___________________________     State     ____________________________    Zip Code   ________________


         7(c). Do you want your Return of Capital distributions sent to address listed in Section 5 or Section 7(c)? _______________

8.       BROKER-DEALER


                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS" and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.



                             _____________________________________________                                  _______________________
Broker-Dealer Name           _____________________________________________              Telephone No.       _______________________


                             ______________________________________________________________________________________________________
Broker-Dealer Street
Address or P.O. Box          ______________________________________________________________________________________________________


                             _______________                    ______________________________                      _______________
               City          _______________       State        ______________________________      Zip Code        _______________

Registered                   __________________________________________                 Telephone No.       _______________________
Representative Name          __________________________________________                                     _______________________


Reg. Rep. Street             ______________________________________________________________________________________________________
Address or P.O. Box          ______________________________________________________________________________________________________
                             ______________________________________________________________________________________________________

                             ____________________________                 __________________________                  _____________
               City          ____________________________     State       __________________________    Zip Code      _____________


_______________________________________________________________         ___________________________________________________________

_______________________________________________________________         ___________________________________________________________
            Broker-Dealer Signature, if applicable                                 Registered Representative Signature

 Please mail completed Subscription Agreement (with all signatures) and check(s)
                                 made payable to

                       Comerica Bank, as Escrow Agent for:
                                  G REIT, Inc.
                                 1-877-888-7348
                        1551 N. Tustin Avenue, Suite 650
                           Santa Ana, California 92705

                                                                       EXHIBIT C

                                  G REIT, INC.

                           DIVIDEND REINVESTMENT PLAN

     The Dividend Reinvestment Plan (the "DRIP") for G REIT, Inc., a Virginia corporation (the "Company"), offers to holders of the Company's common stock, $.01 par value per share (the "Common Stock") the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

     The DRIP will be implemented in connection with the Company's Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the "Prospectus") and the registered initial public offering of 11,000,000 shares of the Company's Common Stock (the "Initial Offering"), of which amount 500,000 shares will be registered and reserved for distribution pursuant to the DRIP.

     Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the "Market Price" (as defined below) of the stock until all 500,000 shares reserved initially for the DRIP (the "Initial DRIP Shares") have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price. For purposes of the DRIP, "Market Price" means:

     . the average of the high and low sale prices for the Common Stock on the applicable distribution date, as reported on the New York Stock Exchange or another principal national securities exchange on which the Common Stock is listed; or

     . if the Common Stock is not listed on such an exchange, the average quoted price for the Common Stock on the applicable distribution date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or another principal automated quotations system on which our stock is quoted; or

     . if the Common Stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices for the Common Stock on the applicable distribution date, as furnished by a professional market maker making a market in the Common Stock selected by our board of directors; or

     . if no professional market maker makes a market in the Common Stock, a price determined by our board of directors in good faith.

The DRIP

     The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 500,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

     You receive free custodial service for the shares you hold through the DRIP.

     Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

     Holders of record of Common Stock are eligible to participate in the DRIP with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

     The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

     As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the "DRIP Administrator"), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

     You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

     Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

     Purchases under the DRIP will not be subject to selling commissions or the marketing and due diligence reimbursement fees. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

     Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid (the "Investment Date"). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

     You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

     Reinvested Distributions. The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected on the Company's books.

     You may elect dividend reinvestment with respect to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

     Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

     Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

     You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

     The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

     Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.


Termination of Participation

     You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

     If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

     A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

     The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute "plan assets" of such plans.

Amendment and Termination of the DRIP

     The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant's participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

     You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

     Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

     The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

     All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator's duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

     You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

     The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

     The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

     Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

     Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

                                    * * * * *

                           E N R O L L M E N T  F O R M
                           ----------------------------

                                   G REIT, INC.

                            DIVIDEND REINVESTMENT PLAN

To Join the Dividend Reinvestment Plan:

     (l) Complete this card. Be sure to include your social security or tax identification number and signature.

     (2) Staple or tape the card closed so that your signature is enclosed.

     Please indicate your participation below. Return this card only if you wish to participate in the DRIP.

     I hereby appoint G REIT, Inc. (the "Company") (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

     I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

_____________      Yes, I would like to participate in the Dividend Reinvestment
                   Plan for ____ of my shares of Common Stock (you may elect dividend reinvestment only with respect to a whole number of shares).

---------------------------------------   -------------------------------------
Signature                                 Date

---------------------------------------   -------------------------------------
Please Print Full Legal Name(s)           Social Security or Tax Identification
                                          Number

If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

                                                                       EXHIBIT D

                                  G REIT, INC.

                                 REPURCHASE PLAN

     The Board of Directors (the "Board") of G REIT, Inc., a Virginia corporation (the "Company"), has adopted and elected, effective ___________ ___, 2002, to implement a stock repurchase plan (the "Repurchase Plan") by which shares of the Company's Common Stock ("Shares") may be repurchased by the Company from shareholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for shareholders (under the conditions and limitations set forth below) until a liquidity event occurs. No shareholder is required to participate in the Repurchase Plan.

     1. Repurchase of Shares. The Company may, at its option, repurchase Shares
        --------------------
presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

     2. Repurchase Price.
        ----------------

        (a) During Public Offerings. For the period during which the Company is
            -----------------------
engaged in a public offering of Shares (the "Offering"), the repurchase price for Shares shall be equal to the current offering price, less a discount for payment of selling commissions, due diligence and marketing support, and other applicable fees and expenses, such that the repurchase price shall approximate the per Share net proceeds received by the Company in the Offering.

        (b) Non-Offering Periods. During the twelve-month period immediately
            --------------------
following the termination of the Offering (the "First Period"), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the "Second Period"), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the "Third Period"), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company's "funds available for distribution" per weighted average Share outstanding for the prior calendar year.

     3. Funding and Operation of Repurchase Plan. The Company will make
        ----------------------------------------
purchases under the Repurchase Plan, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company's Dividend Reinvestment Plan and other operating funds, if any, as the Company's Board of Directors, in its sole discretion, may reserve for this purpose.

     4. Shareholder Requirements. Any shareholder may elect to participate in
        ------------------------
the Repurchase Plan with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

        (a) Holding Period. Only Shares that have been held by the presenting
            --------------
shareholder for at least one (1) year are eligible for repurchase by the Company.

        (b) Minimum -- Maximum. A shareholder must present for repurchase a
            ------------------
minimum of 25%, and a maximum of 100%, of the Shares owned by the shareholder on the date of presentment. Fractional shares may not be presented for repurchase unless the shareholder is presenting 100% of his Shares.

        (c) No Encumbrances. All Shares presented for repurchase must be owned
            ---------------
by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

        (d) Stock Repurchase Form. The presentment of Shares must be accompanied
            ---------------------
by a completed Stock Repurchase Request form, a copy of which is attached hereto as Exhibit "A". All Share certificates must be properly endorsed.
   -----------

        (e) Deadline for Presentment. The Company will repurchase Shares on or
            ------------------------
about the last day of each calendar quarter. All Shares presented and all completed Stock Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

     5. Repurchase Agent. All repurchases will be effected on behalf of the
        ----------------
Company by a registered broker-dealer (the "Repurchase Agent"), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

     6. Termination of Plan. The Board of Directors of the Company, in its sole
        -------------------
discretion, may suspend or terminate the Repurchase Plan after the termination of the Offering, or reduce the number of Shares purchased hereunder, if it determines that the funds allocated to the Repurchase Plan are needed for other purposes. A determination by the Company's Board of Directors to terminate or reduce the Repurchase Plan will require the unanimous affirmative vote of the independent directors. If the Company terminates, reduces, or otherwise amends the Repurchase Plan, the Company will notify the shareholders of such changes, and the Company will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

     7. Amendment. This Repurchase Plan may be amended in whole or in part by
        ---------
the Board, in its sole discretion, at any time or from time to time.

     8. Miscellaneous.
        -------------

        (a) Advisor Ineligible. The Advisor to the Company, Triple Net
            ------------------
Properties, L.L.C., shall not be permitted to participate in the Repurchase
Plan.

        (b) Liability. Neither the Company nor the Repurchase Agent shall have
            ---------
any liability to any shareholder for the value of the shareholder's Shares, the repurchase price of the shareholder's Shares, or for any damages resulting from the shareholder's presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company's or the Repurchase Agent's gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

        (c) Taxes. Shareholders shall have complete responsibility for payment
            -----
of all taxes, assessments, and other applicable obligations resulting from the Company's repurchase of Shares.

                                    * * * * *

                                                                     EXHIBIT "A"

                            STOCK REPURCHASE REQUEST
                            ------------------------

The undersigned shareholder of G REIT, Inc. (the "Company") hereby requests that, pursuant to the Company's Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the "Shares") indicated below.

SHAREHOLDER NAME:
                          -----------------------------------------------------

SHAREHOLDER'S ADDRESS:
                          -----------------------------------------------------

                          -----------------------------------------------------

                          -----------------------------------------------------

TOTAL SHARES OWNED BY SHAREHOLDER:  ______

NUMBER OF SHARES PRESENTED FOR REPURCHASE:  ______
(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

     By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

     1. The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

     2. The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

     3. The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors, and employees from and against any liabilities, damages, expenses, including reasonable attorneys' fees, arising out of or in connection with any misrepresentation made herein.

     4. Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

     It is recommended that this Stock Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

                                NNN Capital Corp.
                             G REIT Repurchase Agent
                        1551 N. Tustin Avenue, Suite 650
                           Santa Ana, California 92705
                                 (877) 888-7348

 Date:  ______________     Shareholder  Signature:  ____________________________

================================================================================
Office Use Only
                                         Date Request Received: ________________

                              [outside back cover]

                                  G REIT, INC.

                                     [LOGO]

                                 1-877-888-7348

                     Dealer Prospectus Delivery Requirements

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      Advised by Triple Net Properties, LLC
               1551 N. Tustin Ave, Suite 650, Santa Ana, CA 92705
                         714-667-8252 Fax: 714-667-6843
                                www.1031NNN.com*

                  *Our web site is not part of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosure About Market Risk

     Not applicable (per Item 305(e) of Regulation S-K) as the Company meets the definition of "Small Business Issuer" under Rule 405 promulgated under the Securities Act.

Item 31. Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

     Securities and Exchange Commission, registration fee ..........  $  26,063
     Printing and mailing ..........................................     20,000
     Accountant's fees and expenses ................................     50,000
     Blue Sky fees and expenses ....................................     50,000
     Counsel fees and expenses .....................................    175,000
     Miscellaneous .................................................     80,000
                                                                        -------
          Total ....................................................  $ 401,063


Item 32. Sales to Special Parties

     None.

Item 33. Recent Sales of Unregistered Securities

     On December 18, 2001, the Company was capitalized with the issuance to Louis J. Rogers of 10 shares of common stock for a purchase price of $10 per share for an aggregate purchase of $100. The shares were purchased for investment and for the purpose of organizing the Company. The Company issued this common stock in reliance of an exemption from registration under Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers

     The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its Directors and Officers for monetary damages to the Company or the shareholders of the Company with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles of Incorporation of the Company contain such a provision that eliminates such liability to the maximum extent permitted by the Virginia Stock Corporation Act.

     The Articles of Incorporation of the Company provide that in any proceeding brought by or in the right of the Company or brought by or on behalf of the shareholders, the Company shall indemnify any of the Directors and Officers for any liability or loss suffered by such party seeking indemnification and shall hold harmless any of the Directors and Officers for any loss or liability suffered by the Company, provided, that:

     . the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

     . the party seeking indemnification was acting on behalf of or performing services on the part of the Company;

     . such indemnification or agreement to be held harmless is recoverable only out of the Company's net assets and not from the shareholders; and

     .    such liability or loss was not the result of:

     . negligence or misconduct by the Officers or Directors, excluding the Independent Directors; or

     .    gross negligence or willful misconduct by the Independent Directors.

     The Company shall not indemnify any of the Directors or Officers for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

     . there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

     . a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of a company's stock were offered and sold as to indemnification for securities law violations.

     The Company may pay for or reimburse amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

     . the legal proceeding relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company;

     . the legal proceeding is initiated by a third party and a court of competent jurisdiction specifically approves such advancement;

     . the party receiving such advances furnishes the Company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

     . the indemnified party receiving such advances furnishes to the Company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

     Authorizations of payments shall be made by a majority vote of a quorum of disinterested Directors.

     The Company may, but shall not be required or obligated to, purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with the Articles.

     The indemnification provided in the Articles is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues, or matters in relation to which the Company would not have obligation or right to indemnify such person under the provisions of the Articles.

Item 35. Treatment of Proceeds from Stock Being Registered

     None.


Item 36. Financial Statements and Exhibits

     (a)  Index to Financial Statements

     The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

          Audited Financial Statements
          ----------------------------

          (1)  Independent Auditor's Report

          (2)  Balance Sheet as of December 31, 2001

          (3)  Notes to Balance Sheet

     (b)  Exhibits:

         Exhibit
         Number                               Exhibit
         ------                               -------

          1.1 Form of Dealer Manager Agreement between G REIT, Inc. & NNN Capital Corp.
          1.2    Form of Participating Broker-Dealer Agreement
          3.1    Articles of Incorporation of the Registrant
          3.2    Form of Bylaws of the Registrant
          4.1    Share Certificate
          5.1    Opinion of Hirschler Fleischer, a Professional Corporation
          8.1 Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
         10.1    Form of Agreement of Limited Partnership of G REIT, L.P.
         10.2    Dividend Reinvestment Plan (included as Exhibit C to the
                 Prospectus)
         10.3    Repurchase Plan (included as Exhibit D to the Prospectus)
         10.4    Independent Director Stock Option Plan
         10.5    Officer and Employee Stock Option Plan
         10.6 Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC
         10.7    Escrow Agreement
         23.1 Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibits 5.1 and 8.1)
         23.2    Consent of Squar, Milner, Reehl & Williamson, LLP
         24.1    Powers of Attorney (Included on Signature Page)


Item 37. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in
Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the dealer manager at the closing specified in the Dealer Manager Agreement certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant undertakes: (a) to file any prospectuses required by
Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

         The Registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the Company.

         The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

         The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                                    TABLE VI
                      Acquisition of Properties by Program
                               September 30, 2001

                                 Public Programs
                                 ---------------

Program:                                               T REIT, Inc.                                      T REIT, Inc.
Name, location, type of property                       Christie Street                                   Northstar Shopping Center
                                                       Lufkin, Texas                                     Garland, Texas
                                                       Office                                            Retail
Gross leasable square footage                                       17,141                                           67,500
Date of purchase:                                            Sept 26, 2000                                     Oct 26, 2000
Mortgage financing at date of purchase                 $           750,000                               $        2,695,000
Cash down payment                                      $           500,000                               $        1,235,000
Contract purchase price plus acquisition fee           $         1,250,000                               $        3,930,000
Other cash expenditures expensed                       $            (3,333)                              $            5,313
Other cash expenditures capitalized                    $             1,839                               $            1,070
Total acquisition cost                                 $         1,248,506                               $        3,936,383

Program:                                               T REIT, Inc.                                      T REIT, Inc.
Name, location, type of property                       Plaza Del Rey Shopping Center                     Seguin Corners
                                                       Seguin, Texas                                     Seguin, Texas
                                                       Retail                                            Retail
Gross leasable square footage                                      126,322                                           21,000
Date of purchase:                                             Nov 17, 2000                                     Nov 22, 2000
Mortgage financing at date of purchase                 $         3,995,000                               $        1,735,000
Cash down payment                                      $         1,055,000                               $          715,000
Contract purchase price plus acquisition fee           $         5,050,000                               $        2,450,000
Other cash expenditures expensed                       $           (12,936)                              $           (4,062)
Other cash expenditures capitalized                    $             8,924                               $           16,642
Total acquisition cost                                 $         5,045,988                               $        2,462,580

Program:                                               T REIT, Inc.                                      T REIT, Inc.
Name, location, type of property                       Thousand Oaks Shopping Center                     Pahrump Valley
                                                       San Antonio, Texas                                Pahrump, Nevada
                                                       Retail                                            Retail
Gross leasable square footage                                      162,864                                          105,721
Date of purchase:                                              Dec 6, 2000                                     May 11, 2001
Mortgage financing at date of purchase                 $        10,837,500                               $       12,434,618
Cash down payment                                      $         2,162,500                               $        4,715,382
Contract purchase price plus acquisition fee           $        13,000,000                               $       17,150,000
Other cash expenditures expensed                       $           (55,894)                              $          (75,292)
Other cash expenditures capitalized                    $           138,795                               $          133,934
Total acquisition cost                                 $        13,082,901                               $       17,208,642

                      Acquisition of Properties by Program
                               September 30, 2001


Program:                                       T REIT,  Inc. *
Name, location, type of property               Reno Trademark
                                               Reno, NV
                                               Office/Service
Gross leasable square footage                                 75,257
Date of purchase:                                       Sept 4, 2001
Mortgage financing at date of purchase         $           2,700,000
Cash down payment                              $           4,596,110
Contract purchase price plus acquisition fee   $           7,296,110
Other cash expenditures expensed               $              11,809
Other cash expenditures capitalized            $              99,334
Total acquisition cost                         $           7,407,253
  * T REIT, Inc. purchased a 40% tenancy in
    common interest.

                                                                                Private Programs
                                                                                ----------------

Program:                                       Western Real Estate Investment Trust, Inc. Western Real Estate Investment Trust, Inc.
Name, location, type of property               Kress Energy Center                        Phelan Village Shopping Center
                                               Wichita, Kansas                            Phelan, California
                                               Office Building                            Retail Shopping Center
Gross leasable square footage                                 53,895                                  93,849
Date of purchase:                                      July 13, 1998                            Oct 16, 1998
Mortgage financing at date of purchase         $             925,000                      $        3,625,000
Cash down payment                              $             925,000                      $        1,320,600
Contract purchase price plus acquisition fee   $           1,850,000                      $        4,945,600
Other cash expenditures expensed               $               7,439                      $           14,273
Other cash expenditures capitalized            $              24,284                      $          111,032
Total acquisition cost                         $           1,881,723                      $        5,070,905

Program:                                       Western Real Estate Investment Trust, Inc. Western Real Estate Investment Trust, Inc.
Name, location, type of property               Century Plaza East Shopping Center         Bryant Ranch Shopping Center
                                               Lancaster, California                      Yorba Linda, California
                                               Retail Shopping Center                     Retail Shopping Center
Gross leasable square footage                                121,192                                  93,892
Date of purchase:                                        Nov 3, 1998                            Dec 18, 1998
Mortgage financing at date of purchase         $           6,937,000                      $        7,950,000
Cash down payment                              $           2,163,000                      $        1,590,000
Contract purchase price plus acquisition fee   $           9,100,000                      $        9,540,000
Other cash expenditures expensed               $              18,746                      $              642
Other cash expenditures capitalized            $             131,793                      $          127,031
Total acquisition cost                         $           9,250,539                      $        9,667,673

                      Acquisition of Properties by Program
                               September 30, 2001

Program:                                       Western Real Estate Investment       Western Real Estate Investment
                                               Trust, Inc.                          Trust, Inc.
Name, location, type of property               Brookings Mall                       Huron Mall Shopping Center
                                               Brookings, South Dakota              Huron, South Dakota
                                               Retail                               Retail Shopping Center
Gross leasable square footage                                142,826                                 208,650
Date of purchase:                                        May 1, 2000                            Mar 31, 1999
Mortgage financing at date of purchase         $             962,330                $              1,440,000
Cash down payment                              $           3,187,670                $                360,000
Contract purchase price plus acquisition fee   $           4,150,000                $              1,800,000
Other cash expenditures expensed               $             (84,512)               $                (24,278
Other cash expenditures capitalized            $               3,875                $                 30,959
Total acquisition cost                         $           4,069,363                $              1,806,681

Program:                                       Western Real Estate Investment       Telluride Barstow, LLC
                                               Trust, Inc.
Name, location, type of property               Crossroads Shopping Center           Barstow Road Shopping Center
                                               Kona, Hawaii                         Barstow, California
                                               Retail Shopping Center               Retail Shopping Center
Gross leasable square footage                                 74,974                                  77,950
Date of purchase:                                      July 29, 1999                             May 1, 1998
Mortgage financing at date of purchase         $          13,605,097                $              3,450,000
Cash down payment                              $             800,000                $              1,175,000
Contract purchase price plus acquisition fee   $          14,300,000                $              4,625,000
Other cash expenditures expensed/(credited)    $              83,598                $                  9,722
Other cash expenditures capitalized            $             234,695                $                107,485
Total acquisition cost                         $          15,071,068                $              4,742,207

Program:                                       Truckee River Office Tower, LLC      Yerington Shopping Center, LLC.
Name, location, type of property               Truckee River Office Tower           Yerington Shopping Center
                                               Reno, Nevada                         Yerington, Nevada
                                               Office Building                      Retail Shopping Center
Gross leasable square footage                                138,729                                  55,531
Date of purchase:                                        Dec 1, 1998                             Mar 8, 1999
Mortgage financing at date of purchase         $          12,000,000                $              3,316,200
Cash down payment                              $           4,030,000                $              1,105,800
Contract purchase price plus acquisition fee   $          16,030,000                $              4,422,000
Other cash expenditures expensed/(credited)    $               9,715                $                  1,542
Other cash expenditures capitalized            $             320,904                $                 66,404
Total acquisition cost                         $          16,360,619                $              4,489,946

                      Acquisition of Properties by Program
                               September 30, 2001

Program:                                              NNN Fund VIII, LLC                             NNN Fund VIII, LLC
Name, location, type of property                      Belmont Shopping Center                        Village Fashion Centre
                                                      Pueblo, Colorado                               Wichita, Kansas
                                                      Retail Shopping Center                         Retail Shopping Center
Gross leasable square footage                                      81,289                                     129,973
Date of purchase:                                           June 11, 1999                               June 18, 1999
Mortgage financing at date of purchase                $         2,840,000                            $      7,200,000
Cash down payment                                     $           664,879                            $      1,600,000
Contract purchase price plus acquisition fee          $         3,504,879                            $      8,800,000
Other cash expenditures expensed/(credited)           $                 -                            $              -
Other cash expenditures capitalized                   $           159,399                            $        283,555
Total acquisition cost                                $         3,664,278                            $      9,083,555

Program:                                              NNN Fund VIII, LLC                             NNN Town & Country, LLC
Name, location, type of property                      Palm Court                                     Town & Country Shopping Center
                                                      Fontana, California                            Sacramento, California
                                                      Retail Shopping Center                         Retail Shopping Center
Gross leasable square footage                                     266,641                                     234,738
Date of purchase:                                             Aug 3, 1999                                July 1, 1999
Mortgage financing at date of purchase                $         7,116,000                            $     25,775,000
Cash down payment                                     $         1,872,000                            $      6,225,000
Contract purchase price plus acquisition fee          $         8,988,000                            $     32,000,000
Other cash expenditures expensed/(credited)           $            32,960                            $              -
Other cash expenditures capitalized                   $           213,303                            $        397,639
Total acquisition cost                                $         9,234,263                            $     32,397,639

Program:                                              NNN 'A' Credit TIC, LLC                        NNN Redevelopment Fund, LLC
Name, location, type of property                      Pueblo Shopping Center                         Bank One Building
                                                      Pueblo, Colorado                               Colorado Springs, Colorado
                                                      Retail Shopping Center                         Office Building
Gross leasable square footage                                     106,264                                     127,427
Date of purchase:                                             Nov 3, 1999                                Nov 22, 1999
Mortgage financing at date of purchase                $         5,306,300                            $      6,000,000
Cash down payment                                     $         1,784,843                            $      2,730,000
Contract purchase price plus acquisition fee          $         7,091,143                            $      8,730,000
Other cash expenditures expensed/(credited)           $                 -                            $       (251,013)
Other cash expenditures capitalized                   $                 -                            $        115,067
Total acquisition cost                                $         7,091,143                            $      8,594,054

                      Acquisition of Properties by Program
                               September 30, 2001

Program:                                                NNN Redevelopment Fund, LLC             NNN Exchange Fund III, LLC
Name, location, type of property                        White Lakes Shopping Center             County Fair
                                                        Topeka, Kansas                          Woodland, California
                                                        Retail Shopping Center                  Retail
Gross leasable square footage                                         436,500                              403,063
Date of purchase:                                                Mar 31, 2000                         Dec 15, 1999
Mortgage financing at date of purchase                  $          12,200,000                   $       11,835,000
Cash down payment                                       $           2,488,000                   $        4,015,000
Contract purchase price plus acquisition fee            $          14,688,000                   $       15,850,000
Other cash expenditures expensed/(credited)             $             (39,605)                  $          (65,974)
Other cash expenditures capitalized                     $             355,078                   $          273,483
Total acquisition cost                                  $          15,003,473                   $       16,057,509

Program:                                                NNN Tech Fund, LLC                      NNN Westway Shopping Center, LLC
Name, location, type of property                        Moreno Corporate Center                 Westway Shopping Center
                                                        Moreno Valley, California               Wichita, Kansas
                                                        Office, Retail, Industrial              Retail
Gross leasable square footage                                         226,053                              220,010
Date of purchase:                                               June 16, 2000                          Aug 8, 2000
Mortgage financing at date of purchase                  $           8,425,000                   $        7,125,000
Cash down payment                                       $           3,341,500                   $        2,573,500
Contract purchase price plus acquisition fee            $          11,766,500                   $        9,698,500
Other cash expenditures expensed/(credited)             $            (106,440)                  $          (40,757)
Other cash expenditures capitalized                     $             369,487                   $          372,775
Total acquisition cost                                  $          12,029,547                   $       10,030,518

Program:                                                Kiwi Associates, LLC                    NNN 2000 Value Fund, LLC
Name, location, type of property                        Orange Street Plaza                     Bowling Green Financial Park
                                                        Redlands, California                    Sacramento, California
                                                        Retail                                  Office
Gross leasable square footage                                         127,443                              234,551
Date of purchase:                                               July 14, 2000                         Dec 28, 2000
Mortgage financing at date of purchase                  $           6,500,000                   $       12,290,000
Cash down payment                                       $           1,826,000                   $        3,966,500
Contract purchase price plus acquisition fee            $           8,326,000                   $       16,256,500
Other cash expenditures expensed/(credited)             $              15,305                   $           11,053
Other cash expenditures capitalized                     $             381,984                   $          598,795
Total acquisition cost                                  $           8,723,289                   $       16,866,348

                      Acquisition of Properties by Program
                               September 30, 2001


Program:                                             NNN Rocky Mountain Exchange, LLC          Market Centre, LLC
Name, location, type of property                     Galena Street Building                    Market Centre Building
                                                     Denver, Colorado                          Wichita, KS
                                                     Office                                    Office
Gross leasable square footage                                       71,298                                121,868
Date of purchase:                                             Nov 30, 2000                           Nov 18, 1998
Mortgage financing at date of purchase                        $  5,275,000                           $          -
Cash down payment                                             $  2,070,150                           $  1,309,242
Contract purchase price plus acquisition fee                  $  7,345,150                           $  1,250,000
Other cash expenditures expensed/(credited)                   $     10,128                           $     11,200
Other cash expenditures capitalized                           $    404,555                           $     48,042
Total acquisition cost                                        $  7,759,833                           $  1,309,242

Program:                                             NNN Dry Creek Centre, LLC                 NNN Sacramento Corporate Center, LLC
Name, location, type of property                     Dry Creek Centre                          Sacramento Corporate Center
                                                     Denver, Colorado                          Sacramento, California
                                                     Office                                    Office
Gross leasable square footage                                       85,760                                192,779
Date of purchase:                                             Jan 31, 2001                           Mar 12, 2001
Mortgage financing at date of purchase                        $  8,350,000                           $ 22,250,000
Cash down payment                                             $  2,750,000                           $  9,290,000
Contract purchase price plus acquisition fee                  $ 11,100,000                           $ 31,540,000
Other cash expenditures expensed/(credited)                   $     (8,949)                          $    211,899
Other cash expenditures capitalized                           $    302,971                           $    940,248
Total acquisition cost                                        $ 11,394,022                           $ 32,692,147

Program:                                             NNN 2001 Value Fund, LLC                  NNN 2001 Value Fund, LLC
Name, location, type of property                     1840 Aerojet Way (Val-Pak)                Western Plaza
                                                     North Las Vegas, NVC                      Amarillo,Texas
                                                     Office/Service                            Office/Service
Gross leasable square footage                                      102,948                                412,127
Date of purchase:                                            Sept 27, 2001                          July 31, 2001
Mortgage financing at date of purchase                        $  2,938,000                           $  4,250,000
Cash down payment                                             $  2,322,368                           $    920,000
Contract purchase price plus acquisition fee                  $  5,260,368                           $  5,170,000
Other cash expenditures expensed/(credited)                   $      6,009                           $       (862)
Other cash expenditures capitalized                           $     77,997                           $        349
Total acquisition cost                                        $  5,344,375                           $  5,169,487

                      Acquisition of Properties by Program
                               September 30, 2001


Program:                                               NNN Camelot Plaza, LLC                           One Gateway Plaza
Name, location, type of property                       Camelot Plaza Shopping Center                    One Gateway Plaza
                                                       San Antonio, Texas                               Colorado Springs, Colorado
                                                       Retail                                           Office
Gross leasable square footage                                         91,266                                       113,139
Date of purchase:                                               Aug 01, 2001                                 July 30, 2001
Mortgage financing at date of purchase                           $ 4,127,500                                  $  9,375,000
Cash down payment                                                $ 2,222,500                                  $  3,175,000
Contract purchase price plus acquisition fee                     $ 6,350,000                                  $ 12,550,000
Other cash expenditures expensed/(credited)                      $        (1)                                 $      3,164
Other cash expenditures capitalized                              $    69,435                                  $     77,471
Total acquisition cost                                           $ 6,419,434                                  $ 12,630,635

Program:                                               NNN Washington Square, LLC                       NNN Reno Trademark, LLC
Name, location, type of property                       Washington Square                                Reno Trademark
                                                       Stephenville, Texas                              Reno, Nevada
                                                       Retail                                           Office/Service
Gross leasable square footage                                         71,502                                        75,257
Date of purchase:                                               Oct 16, 2001                                  Sept 4, 2001
Mortgage financing at date of purchase                           $ 4,890,000                                  $  2,700,000
Cash down payment                                                $ 2,373,000                                  $  4,596,110
Contract purchase price plus acquisition fee                     $ 7,263,000                                  $  7,296,110
Other cash expenditures expensed/(credited)                      $    57,190                                  $     11,809
Other cash expenditures capitalized                              $   361,504                                  $     99,334
Total acquisition cost                                           $ 7,681,694                                  $  7,407,253

Program:                                               NNN Gateway Aurora,  LLC                         NNN LV 1900 Aerojet Way, LLC
Name, location, type of property                       Gateway Plaza Shopping Center                    1900 Aerojet Way (Walmart)
                                                       Aurora, Colorado                                 North Las Vegas, Nevada
                                                       Shopping Center                                  Office/Service
Gross leasable square footage                                        101,048                                       106,717
Date of purchase:                                                Apr 5, 2001                                  Aug 31, 2001
Mortgage financing at date of purchase                           $ 6,400,219                                  $  3,625,000
Cash down payment                                                $ 1,362,781                                  $  1,442,128
Contract purchase price plus acquisition fee                     $ 7,763,000                                  $  5,067,128
Other cash expenditures expensed/(credited)                      $    73,072                                  $       (587)
Other cash expenditures capitalized                              $         -                                  $    314,074
Total acquisition cost                                           $ 7,836,072                                  $  5,380,615

                      Acquisition of Properties by Program
                               September 30, 2001


Program:                                            NNN County Center Drive, LLC
Name, location, type of property                    County Center Drive
                                                    Temecula, California
                                                    Office/Service
Gross leasable square footage                                  77,582
Date of purchase:                                       Sept 28, 2001
Mortgage financing at date of purchase              $       3,210,000
Cash down payment                                   $       2,184,691
Contract purchase price plus acquisition fee        $       5,394,691
Other cash expenditures expensed/(credited)         $          (2,732)
Other cash expenditures capitalized                 $         306,278
Total acquisition cost                              $       5,698,237

                                 SIGNATURE PAGE
                                 --------------

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the County of Orange, State of California, on the 9th day of January, 2002.


                                      G REIT, Inc.


                                      By: /s/ Anthony W. Thompson
                                          ------------------------------
                                          Anthony W. Thompson, President



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Anthony W. Thompson and Louis J. Rogers and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                          Date
                  ---------                                   -----                          ----
                                               Chairman of the Board of Directors,      January 9, 2002
/s/ Anthony W. Thompson                        President, Chief Executive Officer
---------------------------------------------
           Anthony W. Thompson                 and Director


                                               Chief Financial Officer and Treasurer    January 9, 2002
/s/ William C. Daniel                          (Principal Financial Officer and
---------------------------------------------
           William C. Daniel                   Principal Accounting Officer)


                                               Director                                 January 9, 2002
/s/ Gary T. Wescombe
---------------------------------------------
           Gary T. Wescombe


                                               Director                                 January 9, 2002
/s/ Edward A. Johnson
---------------------------------------------
           Edward A. Johnson

                                  Exhibit List
                                  ------------

              Exhibit
              Number                Exhibit
              ------                -------
                1.1      Form of Dealer Manager Agreement between G REIT, Inc. & NNN Capital Corp.
                1.2      Form of Participating Broker-Dealer Agreement
                3.1      Articles of Incorporation of the Registrant
                3.2      Form of Bylaws of the Registrant
                4.1      Share Certificate
                5.1      Opinion of Hirschler Fleischer, a Professional Corporation
                8.1      Opinion of  Hirschler Fleischer, a Professional Corporation as to Tax Matters
               10.1      Form of Agreement of Limited Partnership of G REIT, L.P.
               10.2      Dividend Reinvestment Plan (included as Exhibit C to the Prospectus)
               10.3      Stock Repurchase Plan (included as Exhibit D to the Prospectus)
               10.4      Independent Director Stock Option Plan
               10.5      Officer and Employee Stock Option Plan
               10.6      Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC
               10.7      Escrow Agreement
               23.1      Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibits 5.1 and 8.1)
               23.2      Consent of Squar Milner, Reehl & Williamson, LLP
               24.1      Powers of Attorney (Included on Signature Page)